Exhibit 10.53

DATED   15 November 2016

(1)    EACH OF THE ENTITIES LISTED IN SCHEDULE 1 PART I

(as joint and several Borrowers)

(2)    GENCO HOLDINGS LIMITED

(as HoldCo)

(3)    GENCO SHIPPING & TRADING LIMITED

(as Guarantor)

(4)    THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1 PART II

(as Lenders)

(5)    HAYFIN SERVICES LLP

(as Agent)

(6)    HAYFIN SERVICES LLP

(as Security Agent)

AMENDING AND RESTATING

AGREEMENT

UP TO US$100,000,000 SECURED TERM LOAN FACILITY

EXECUTION VERSION

KL2 3000805.2
reed smith.com
EME_ACTIVE-564850638.5

INDEX

Clause		Page

1	DEFINITIONS	2

2	CONDITIONS PRECEDENT	4

3	REPRESENTATIONS AND WARRANTIES	6

4	AMENDMENTS TO THE LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS	6

5	CONFIRMATIONS	7

6	PREPAYMENT	7

7	FURTHER ASSURANCES	7

8	COSTS AND EXPENSES	8

9	NOTICES	8

10	SUPPLEMENTAL	8

11	GOVERNING LAW AND JURISDICTION	8

THE ORIGINAL PARTIES		9

PART I THE OBLIGORS		9

PART II THE LENDERS		13

SCHEDULE 2 AMENDED AND RESTATED LOAN AGREEMENT		15

SCHEDULE 3 AMENDED AND RESTATED GUARANTEE		16

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THIS AGREEMENT is dated 15 November 2016

BETWEEN:

(1)        EACH OF THE ENTITIES listed in Part I of Schedule 1 (The Original Parties) as joint and several borrowers (the “Borrowers” and each a  “Borrower”);

(2)        GENCO HOLDINGS LIMITED, a corporation incorporated under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 (as “HoldCo”);

(3)        GENCO SHIPPING & TRADING LIMITED, a corporation incorporated under the laws of the Republic of the Marshall Islands, whose principal place of business is at 299 Park Avenue, 17th Floor, New York, New York 10171 (the “Guarantor”);

(4)        THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as Lenders (the “Lenders”);

(5)        HAYFIN SERVICES LLP as agent of the Finance Parties (“Agent”); and

(6)        HAYFIN SERVICES LLP as security agent for the Finance Parties (“Security Agent”),

each a “Party” and together the “Parties”.

WHEREAS

(A)       By a loan facility agreement dated 4 November 2015 between the Borrowers, Holdco, the Guarantor, the Lenders, the Agent and the Security Agent (the “Loan Agreement”), the Lenders made available to the Borrowers a loan facility of up to US$100,000,000 for general working capital purposes on the terms and conditions set out therein.

(B)       As security for the Borrowers’ obligations under the Loan Agreement the Guarantor granted a guarantee dated 4 November 2015 in favour of the Security Agent (the “Guarantee”).

(C)       The Parties hereto now wish to amend and restate the Loan Agreement and the Guarantee pursuant to the terms of this Agreement.

NOW THEREFORE IT IS AGREED as follows:

1           DEFINITIONS

1.1       Terms defined in the Amended and Restated Loan Agreement shall, unless otherwise defined herein and/or unless the contrary intention appears, have the same meanings when used in this Agreement.

1.2       In this Agreement:

“Additional Documents” means:

(a)       each of the Mortgage Amendments;

(b)       Account Security in relation to the Debt Service Account

(c)       Account Security in relation to the Capex Account; and

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(d)       Account Control Agreement in relation to the Debt Service Account

(e)       Account Control Agreement in relation to the Capex Account.

“Amended and Restated Guarantee” means the Guarantee as amended and restated by this Agreement, in the form set out in Schedule 3.

“Amended and Restated Loan Agreement” means the Loan Agreement as amended and restated by this Agreement, in the form set out in Schedule 2.

“Consolidated Loan Agreement” means the senior secured loan facility agreement dated as of 10 November 2016 (and as so amended, restated, supplemented and/or modified from time to time) for an aggregate principal amount of up to US$400,000,000 by, inter alios, the Guarantor (as borrower); Nordea Bank Finland plc, New York Branch (as administrative agent and security agent); and Nordea Bank Finland plc, New York Branch, Skandinaviska Enskilda Banken AB (publ), DVB Bank SE, ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank, Deutsche Bank AG Filiale Deutschlandgeschäft, Crédit Industriel et Commercial and BNP Paribas (as lenders) to refinance all of the existing secured indebtedness of the Group, other than the outstandings under the Loan Agreement.

“Effective Date” means the date on which the Agent confirms in writing (acting on the instructions of all Lenders) to the Borrowers that it has received (or has waived its requirement to receive) each of the documents or evidence listed in Clause 2, in form and substance satisfactory to it.

“Hornet Agreement” means the secured loan agreement dated 8 October 2014 between, inter alios, Baltic Hornet Limited as borrower and ABN AMRO Capital USA LLC as agent and security agent (as amended, restated, replaced or modified from time to time).

“Long Stop Date” means 30 November 2016, which date may be extended with the prior written approval of the Agent (acting on the instructions of the Majority Lenders).

“Mortgage Amendments” means, in relation to each Mortgage, an amendment and assumption agreement to be entered into by the relevant Borrower and the Security Agent in agreed form.

“Prepayment” means a prepayment of the Loan in an amount equal to US$3,000,000.

“Share Purchase Agreements” means the purchase agreements each dated 4 October 2016 entered into by affiliates of Apollo Global Management LLC, Centerbridge Partners L.P. and Strategic Value Partners, LLC and dated 27 October entered into by certain other investors in relation to the issuance of equity interests in the Guarantor in exchange for payments in cash of not less than US$125,000,000 in gross proceeds.

“Sinosure Agreements” means, collectively, the Hornet Agreement and the Wasp Agreement.

“Sinosure Amendment Agreements” has the meaning given in Clause 2.1(r).

“Wasp Agreement” means the secured loan agreement dated 8 October 2014 between, inter alios, Baltic Wasp Limited as borrower and ABN AMRO Capital USA LLC as agent and security agent (as amended, restated, replaced or modified from time to time).

1.3       Clauses 1.2 to 1.4 of the Amended and Restated Loan Agreement apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.

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1.4        This Agreement and each Additional Document are hereby designated as a “Finance Document”.

1.5        References in this Agreement to “terms defined” or to clauses in the Amended and Restated Loan Agreement prior to the Effective Date shall be construed as references to “terms defined” or to clauses in the Amended and Restated Loan Agreement, as if the Effective Date had occurred.

2          CONDITIONS PRECEDENT

2.1       The occurrence of the Effective Date is subject to the fulfilment of the following conditions precedent, in form and substance satisfactory to the Agent (acting on the instructions of all Lenders) no later than the Long Stop Date:

Additional Documents

(a)        a duly executed original of this Agreement and each Additional Document;

Corporate Authorisations

(b)        copies of the constitutional and/or formation documents of each Obligor;

(c)        copies of resolutions of the board of directors and (if required) the shareholders of each Obligor authorising the execution of each of this Agreement and the Additional Documents to which that Obligor is a party;

(d)        the original of any power of attorney (notarially attested) under which this Agreement and any Additional Document is executed on behalf of an Obligor;

(e)        a certificate of good standing or equivalent  issued by the companies’ registry of its place of incorporation or other appropriate evidence for each Obligor confirming it is a validly existing corporate entity in the jurisdiction of its place of incorporation, issued not earlier than five Business Days prior to the Effective Date;

(f)        copies of all consents which any Obligor requires to enter into, or make any payment under, any Finance Document;

(g)        a certificate of an officer of each Obligor certifying that each copy document relating to it specified in this clause 2.1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement, and confirming the directors, shareholders, members and officers (as applicable) of each Obligor specifying the names and positions of such persons, and other matters;

Additional evidence and documents

(h)        documentary evidence that each Mortgage Amendment has been duly registered against the applicable Vessel according to the laws of the Marshall Islands or Hong Kong, as appropriate;

(i)        documentary evidence that any registrations, notifications, filings or other requirements under this Agreement and/or any Additional Document, or under the laws of any relevant jurisdiction in connection with maintaining or perfecting any Finance Document, have been duly satisfied;

(j)       favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the England and Wales, the Marshall Islands, Hong Kong and such other relevant jurisdictions as the Agent may reasonably require;

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(k)        if the Agent, acting on the instructions of the Lenders, so requires, in respect of any of the documents referred  to above, a certified English translation prepared by a translator approved by the Agent;

(l)         a copy of any other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by this Agreement and any Additional Document;

(m)       evidence satisfactory to the Agent that the Prepayment has been made in full;

(n)        a certified copy of each Share Purchase Agreement;

(o)        evidence satisfactory to the Agent that the Guarantor has received gross proceeds in a minimum amount of US$125,000,000 pursuant to the Share Purchase Agreements;

(p)        evidence satisfactory to the Agent that the Borrowers are in compliance with the terms of Clause 22.9 (Negative Pledge) of the Amended and Restated Loan Agreement (including, if required, a clean transcript of register in respect of each of the Unencumbered Vessels);

(q)        a certified copy of the duly executed Consolidated Loan Agreement in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders);

(r)         certified copies of the Sinosure Agreements, including the amendment agreement to each Sinosure Agreement in form and substance acceptable to the Agent dated on or about the date hereof (the “Sinosure Amendment Agreements”);

(s)        confirmation from the agent under the Consolidated Loan Agreement that all conditions precedent under the Consolidated Loan Agreement have been satisfied or waived and the proceeds have been drawn down thereunder;

(t)         confirmation from the agent under the Sinosure Agreements that all conditions precedent under the Sinosure Amendment Agreements have been satisfied or waived;

(u)       confirmation that the Capex Account and the Debt Service Account have been opened and are operational, together with copies of mandate documentation;

(v)        evidence satisfactory to the Agent that each of the Capex Account and the Debt Service Account have been or shall, substantially concurrently with the occurrence of the Effective Date, be funded such that the Borrowers are in compliance with clauses 25.5 and 25.6 of the Amended and Restated Loan Agreement;

(w)       evidence satisfactory to the Agent that the Guarantor and its Subsidiaries (other than the Borrowers and Holdco) have no existing Financial Indebtedness other than Financial Indebtedness under the Consolidated Loan Agreement and the Sinosure Agreements; and

(x)       evidence that the fees, costs and expenses then due from the Borrowers under Clause 8 (including, without limitation, legal fees in relation to the negotiation of this Agreement) have been paid in full.

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2.2       Long Stop Date

In the event that the Effective Date does not occur on or before the Long Stop Date, the Agent (acting with the instructions of the Majority Lenders) may terminate this Agreement by notice in writing to the Parties. The Borrowers obligations and liabilities under Clause 8 shall survive the termination of this Agreement.

3          REPRESENTATIONS AND WARRANTIES

3.1       The Borrowers, Holdco and the Guarantor make to the Finance Parties the representations and warranties in the Finance Documents to which it is a party, as amended and supplemented by this Agreement, on the date of this Agreement and on the Effective Date, in each case with reference to the circumstances now existing.

4          AMENDMENTS TO THE LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

4.1       Loan Agreement

(a)        As and with effect from the Effective Date, the Loan Agreement shall be amended and restated on the terms set out in the Amended and Restated Loan Agreement so that it shall be read and construed for all purposes as set out in Schedule 2 hereto.

(b)        As so amended and restated, the Loan Agreement shall remain in full force and effect and shall continue to be binding on each of the parties to it and enforceable in accordance with its terms, as so amended and restated.

4.2       Guarantee

(a)        As and with effect from the Effective Date, the Guarantee shall be amended and restated on the terms set out in the Amended and Restated Guarantee so that it shall be read and construed for all purposes as set out in Schedule 3 hereto.

(b)        As so amended and restated, the Guarantee shall remain in full force and effect and shall continue to be binding on each of the parties to it and enforceable in accordance with its terms, as so amended and restated.

4.3       Finance Documents

As and with effect from the Effective Date, and in addition to the foregoing amendments, each of the Finance Documents shall be, and shall be deemed by this Agreement to be amended as follows:

(a)       the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if they referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement (and, if relevant, by any other Additional Documents); and

(b)       by construing references throughout each of the Finance Documents to "this Agreement", "this Deed" and other like expressions as if the same referred to those Finance Documents as amended and supplemented by this Agreement (and, if relevant, by any other Additional Documents).

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5          CONFIRMATIONS

The Finance Documents shall, as amended by this Agreement (and, if relevant, any other Additional Documents), remain in full force and effect and shall continue to be binding on each of the parties to them and enforceable in accordance with and their terms, as amended and supplemented by such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6          PREPAYMENT

6.1       The Borrowers undertake to make a prepayment of the Loan in an amount equal to the Prepayment on or before the Effective Date.

6.2       The Agent (acting with the instructions of all Lenders) hereby waives any prepayment fees in relation to the Prepayment.

6.3       The Prepayment shall be applied against the Repayment Instalments in inverse order of maturity and pro rata against each Notional Vessel Tranche then outstanding.

7          FURTHER ASSURANCES

7.1       Each Obligor shall:

(a)       execute and deliver to the Security Agent any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Agent may, in any particular case, reasonably specify;

(b)       effect any registration or notarisation, give any notice or take any other step,

which the Security Agent (acting on the instructions of the Majority Lenders) may, by notice to the Borrowers, reasonably specify for any of the purposes described in Clause 7.2 or for any similar or related purpose.

7.2       Those purposes are:

(a)       validly and effectively to create any security interest or right of any kind which the Lenders intended should be created by or pursuant to the Loan Agreement or any other Finance Document (including each Additional Document), each as amended and supplemented by this Agreement; and

(b)       implementing the terms and provisions of this Agreement.

7.3       The Security Agent (acting on the instructions of the Majority Lenders) may specify the terms of any document to be executed by any Obligor under Clause 7.2, and those terms may include any covenants, powers and provisions which the Security Agent considers appropriate to protect the Secured Parties’ interests.

7.4       Each Obligor shall comply with a notice under Clause 7.1(b) by the date specified in the notice.

7.5       At the same time as any Obligor delivers to the Security Agent any document executed under Clause 7.1(a), that Obligor shall also deliver to the Security Agent a certificate signed by that Obligor’s director, member or officer (as required) which shall:

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(a)        set out the text of resolutions of that Obligor’s board of directors or its members (as appropriate) specifically authorising the execution of the document specified by the Lenders; and

(b)        state that either the resolution was duly passed at a meeting of the board of directors or members (as appropriate) validly convened and held throughout which a quorum of directors or members (as appropriate) entitled to vote on the resolution was present or that the resolution has been signed by all the directors or members (as appropriate) and is valid under the Borrower’s or that Obligor’s articles of association, articles of incorporation, by-laws, limited liability company agreement or other constitutional documents.

8          COSTS AND EXPENSES

The Borrowers shall pay to the Finance Parties on a full indemnity basis on demand all costs and expenses relating to the preparation, negotiation, execution and implementation of this Agreement and the Additional Documents and the transactions contemplated thereby (including, without limitation, reasonable legal fees). Such costs and expenses shall be payable by the Borrowers regardless of whether the Effective Date occurs.

9          NOTICES

The provisions of Clause 36 of the Amended and Restated Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

10        SUPPLEMENTAL

10.1     This Agreement may be executed and delivered by the parties in several counterparts.

10.2     A person who is not a Party shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

11        GOVERNING LAW AND JURISDICTION

This Agreement, and any non-contractual obligations arising out of it or in connection with it, are governed by, and shall be construed in accordance with, English law. The provisions of clause 43 of the Amended and Restated Loan Agreement shall apply to this Agreement as if they were expressly incorporated in it with any necessary modifications

IN WITNESS whereof this Agreement has been executed and delivered as a deed by the parties hereto the day and year first before written.

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THE ORIGINAL PARTIES

Part I

THE OBLIGORS

Name of Borrower	Jurisdiction of Incorporation	Registered Address and, if applicable, Registration No.	Address for Communication
Genco Constantine Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Augustus Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco London Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias

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Genco Titus Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Tiberius Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Hadrian Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Knight Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555

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Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Beauty Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Vigour Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Predator Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Cavalier LLC	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro,	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor,

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		The Marshall Islands MH96960	New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Champion Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Charger Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias

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Part II

THE LENDERS

Name of Original Lender	Commitment	Address for Communication
Hayfin DLF LuxCo 3 Sarl	US$69,134,925.40	2, Boulevard Konrad Adenauer, L-1115 Luxembourg Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations
Hayfin DLF (Europe) LuxCo 3 Sarl	US$1,569,410.57	2, Boulevard Konrad Adenauer, L-1115 Luxembourg Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations
Hayfin Onyx LuxCo 3 SCA	US$4,882,610.67	2, Boulevard Konrad Adenauer, L-1115 Luxembourg Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations
Hayfin Opal LuxCo 3 Sarl	US$8,718,947.63	8-10, rue Mathias Hardt, L-1717 Luxembourg Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations
Hayfin Opal III LP	US$8,718,947.63	One Eagle Place, London, SW1Y 6AF, England Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations

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Hayfin REST LuxCo Sarl	US$6,975,158.10	2, Boulevard Konrad Adenauer, L-1115 Luxembourg Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations
Total Commitment	US$100,000,000.00

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SCHEDULE 2

AMENDED AND RESTATED LOAN AGREEMENT

15

DATED 4 NOVEMBER 2015 AS AMENDED AND RESTATED ON 15 November 2016

(1)       EACH OF THE ENTITIES LISTED IN SCHEDULE 1 PART I

(as joint and several Borrowers)

(2)       GENCO HOLDINGS LIMITED

(as HoldCo)

(3)       THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1 PART II

(as Lenders)

(4)       HAYFIN SERVICES LLP

(as Agent)

(5)       HAYFIN SERVICES LLP

(as Security Agent)

FACILITY AGREEMENT

US$100,000,000 SECURED TERM LOAN FACILITY

EXECUTION VERSION

REFERENCE RAW/ 382792.00001

reed smith.com

CONTENTS

CLAUSE

1.	DEFINITIONS AND INTERPRETATION	1
2.	THE FACILITY	36
3.	PURPOSE	36
4.	CONDITIONS OF UTILISATION	36
5.	UTILISATION	37
6.	REPAYMENT	38
7.	PREPAYMENT AND CANCELLATION	40
8.	INTEREST	43
9.	INTEREST PERIODS	44
10.	CHANGES TO THE CALCULATION OF INTEREST	44
11.	FEES	45
12.	TAX GROSS UP AND INDEMNITIES	46
13.	INCREASED COSTS	50
14.	OTHER INDEMNITIES	52
15.	MITIGATION BY THE LENDERS	54
16.	COSTS AND EXPENSES	55
17.	JOINT AND SEVERAL LIABILITY	56
18.	GUARANTEE AND INDEMNITY	58
19.	REPRESENTATIONS AND WARRANTIES	61
20.	INFORMATION UNDERTAKINGS	67
21.	FINANCIAL COVENANTS	71
22.	GENERAL UNDERTAKINGS	73
23.	VESSEL UNDERTAKINGS	79
24.	INSURANCE UNDERTAKINGS	83
25.	ACCOUNTS	89
26.	SECURITY SHORTFALL	91
27.	EVENTS OF DEFAULT	94
28.	CHANGES TO THE LENDERS	98
29.	CHANGES TO THE OBLIGORS	103
30.	ROLE OF THE AGENT AND THE SECURITY AGENT	103
31.	APPLICATION OF PROCEEDS	118
32.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	119
33.	SHARING AMONG THE FINANCE PARTIES	120
34.	PAYMENT MECHANICS	121
35.	SET-OFF	124
36.	NOTICES	124
37.	CALCULATIONS AND CERTIFICATES	126
38.	PARTIAL INVALIDITY	126
39.	REMEDIES AND WAIVERS	126
40.	AMENDMENTS AND WAIVERS	126
41.	CONFIDENTIALITY	128
42.	COUNTERPARTS	132

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ii

THIS AGREEMENT is dated 4 November 2015 as amended and restated on 15 November 2016

BETWEEN:

(1)         EACH OF THE ENTITIES listed in Part I of Schedule 1 (The Original Parties) as joint and several borrowers (the “Borrowers” and each a “Borrower”);

(2)         GENCO HOLDINGS LIMITED, a corporation incorporated under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960 (as “HoldCo”);

(3)         THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as Lenders (the “Original Lenders”);

(4)         HAYFIN SERVICES LLP as agent of the Finance Parties (“Agent”); and

(5)         HAYFIN SERVICES LLP as security agent for the Finance Parties (“Security Agent”).

BACKGROUND

The Lenders have agreed to make available to the Borrowers a loan facility of up to the Maximum Loan Amount for general working capital purposes.

IT IS AGREED as follows:

1.           DEFINITIONS AND INTERPRETATION

1.1         Definitions

In this Agreement:

“A-Type Vessel” means each Vessel, other than a B-Type Vessel.

“Account” means each of the Earnings Accounts, the Capex Account, the Debt Service Account, the Retention Account, the Minimum Liquidity Account, and any other account, opened made or established in accordance with Clause 25 (Accounts).

“Account Bank” means, in relation to any Account, Nordea Bank Finland, acting through its New York branch, or any other bank or financial institution approved by Agent (with the prior written consent of the Majority Lenders).

“Account Control Agreement” means, in relation to an Account, any account control agreement between the Account Holder, the Account Bank, and the Security Agent, in the agreed form providing for the “control” (as such term is used in Article 9 of the UCC of the State of New York) of the Accounts by the Security Agent.

“Account Holder” means, in relation to any Account, each Obligor in whose name that Account is held.

“Account Security” means, in relation to an Account, a deed or other instrument granted by the Account Holder in favour of the Security Agent conferring Security over that Account in the agreed form.

“Additional Vessel” has the meaning set out in paragraph (b)(ii)(B) of Clause 26.1 (Additional Security).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Amendment and Restatement Agreement” means the amending and restating agreement dated 15 November 2016 between the Borrowers, Holdco, the Guarantor, the Lenders, the Agent and the Security Agent in relation to the amendment and restatement of this Agreement.

“Approved Brokers” means any of Clarksons Platou, Maersk Broker K/S, Fearnleys AS, Arrow Sale & Purchase (UK) Limited, Braemar ACM and Simpson Spence Young Ltd. (or any Affiliate of such persons through which valuations are commonly  issued), or any independent international sale and purchase broker proposed by the Borrowers and approved by the Agent (acting on the instructions of the Majority Lenders).

“Approved Commercial Manager” means any Approved Commercial Manager (External) and any Approved Commercial Manager (Internal).

“Approved Commercial Manager (External)” means, in relation to a Vessel any third party commercial ship management company as the Agent may, with the authorisation of the Majority Lenders, approve in writing from time to time in respect of that Vessel and, as at the date of this Agreement, in respect of the Genco Champion and Genco Charger only, Clipper.

“Approved Commercial Manager (Internal)” means, in respect of a Vessel, together the Parent Guarantor, Genco Ship Management LLC and Genco Management (USA) LLC, or any member of the Group providing commercial management services as the Agent may, with the authorisation of the Majority Lenders, approve in writing from time to time in respect of that Vessel.

“Approved Flag” means Marshall Islands flag, Liberian flag or Hong Kong flag or any other flag as the Agent may, with the authorisation of all Lenders, approve in writing as the flag under which a Vessel may be registered, provided that, for the avoidance of doubt, no flag under which a Vessel may be registered may be changed from one Approved Flag to another Approved Flag without the consent of the Agent with the authorisation of all Lenders).

“Approved Managers” means each Approved Commercial Manager and each Approved Technical Manager.

“Approved Technical Manager” means, in relation to a Vessel, any of Wallem Shipmanagement Ltd., V-Ships, Anglo-Eastern Shipmanagement Ltd, or any other management company as the Agent may, with the authorisation of all Lenders, approve in writing from time to time in respect of that Vessel.

“Approved Upgrades” means, in relation to a Vessel, any upgrade works relating to the installation of Mewis Ducts and ballast water treatment plants, or otherwise compulsorily required to comply with changes in Classification Society rules or regulatory requirements after the date of this Agreement, and any other structural improvements to that Vessel as may be approved by the Agent (acting with the authorisation of the Majority Lenders) from time to time at the request of the Borrowers.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 4 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Availability Period” means the period from and including the date of this Agreement to and including 15 November 2015 or such later date as may be agreed between the Agent (acting upon the instructions of all the Lenders) and the Borrowers.

“Available Commitment” means a Lender’s Commitment minus:

(a)         the amount of its participation in the outstanding Loan; and

(b)         in relation to any proposed Utilisation, the amount of its participation in any Utilisation that is due to be made on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“B-Type Vessel” means each of m.v.’s “GENCO KNIGHT”, “GENCO BEAUTY” and “GENCO VIGOUR” (as further identified in Schedule 8).

“Balloon Instalment” has the meaning given to such term in Clause 6.1(b).

“Borrower/HoldCo Dividend Criteria” means, at the time of a proposed dividend by a Borrower or HoldCo:

(a)         the VTL Coverage (excluding, for the purposes of such calculation, any additional security provided pursuant to Clause 26.1 (Additional Security) is greater than 182% (as evidenced by Valuations);

(b)         in the case of a Borrower, the dividend is funded solely from any balance available to a Borrower under paragraph (b)(iii) of Clause 6.2 (Payment of Excess Cash Flow) following the application of Excess Cash Flow in accordance with paragraph (b) of Clause 6.2 (Payment of Excess Cash Flow);

(c)         the dividend is made within five (5) Business Days of the Excess Cash Flow Payment Date and, together with any other Permitted Dividends (Borrowers/Holdco) and Permitted Up-Stream Loans made during such financial quarter does not exceed the aggregate amount available for such purposes under paragraph (b)(iii) of Clause 6.2 (Payment of Excess Cash Flow); and

(d)         no Default has occurred and is continuing or would result from the making of such dividend payment.

“Borrowers’ Share of Group Expenses”  means, in respect of any Financial Quarter, the fair and equitable proportion of Group Expenses incurred in that period that the Borrowers can demonstrate are reasonably allocable to the Vessels provided that such allocation shall be based on the proportion that the Vessels represent of the aggregate total number of Fleet Vessels and Non-Recourse Subsidiary Vessels (in each case as at the Quarter Date in respect of that Financial Quarter).

“Break Costs” means the amount (if any) by which:

(a)         the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)         the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York.

“Capex Account” means an account in the name of Holdco with the Account Bank designated respectively “Capex Account” or any other account opened or established with that office of the Account Bank or another office of the Account Bank which is designated by the Agent as the “Capex Account” for the purposes of this Agreement.

“Cash” means, at any time with respect to any person, cash in hand or at bank and (in the latter case) credited to an account in the name of that person and to which that person alone is beneficially entitled and for so long as:

(a)         that cash is repayable within thirty (30) days after the relevant date of calculation;

(b)         repayment of that cash is not contingent on the prior discharge of any other indebtedness of that person or of any other person whatsoever or on the satisfaction of any other condition other than any such conditions under Transaction Security referred to in clause (c) below;

(c)         there is no Security over that cash except for Transaction Security or, in case of cash provided pursuant to a minimum liquidity cash retention of a nature substantially similar to that set out in Clause 21.1(a) held in relation of any other Fleet Vessel pursuant to a vessel financing by any other member or members of the Group, security in favour of a lender or security agent; and

(d)         the cash is freely and (except as mentioned in paragraph (a) and (c) above) immediately available to be applied in repayment or prepayment of the Loan.

“Cash Equivalents” means:

(a)         securities issued or directly and fully guaranteed or insured by the USA or any agency or instrumentality thereof (provided that the full faith and credit of the USA is pledged in support thereof) having maturities of not more than one year from the date of acquisition,

(b)         time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of US$200,000,000, with maturities of not more than one year from the date of acquisition by such P~~p~~erson; and

(c)         repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in (i) above entered into with any bank meeting the qualifications specified in ~~clause~~ (ii) above,

(d)         commercial paper issued by any P~~p~~erson incorporated in the USA rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such P~~p~~erson; and

(e)         investments in money market funds substantially all of whose assets are comprised of securities of the types described in (a~~i~~) to (d~~iv~~) above.

“Capesize Vessel” means each of m.v.’s “GENCO CONSTANTINE”, “GENCO AUGUSTUS”, “GENCO LONDON”, “GENCO TITUS”, “GENCO TIBERIUS”, and “GENCO HADRIAN”.

“Change of Control” means:

(a)         in respect of the Parent Guarantor, any of the following events:

(i)          a sale, lease or transfer of all or substantially all of the Parent Guarantor’s assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act); or

(ii)        a liquidation or dissolution of the Parent Guarantor; or

(iii)       a replacement of a majority of the directors on the board of directors of the Parent Guarantor over a two-year period from the directors who constituted the board of directors of the Parent Guarantor at the beginning of such period and such replacement has not been approved by a vote of at least a majority of the board of directors of the Parent Guarantor then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved; or

(iv)        a “change of control” or similar event (however described) in any documentation related to any Financial Indebtedness of the Parent Guarantor or the Group (other than Non-Recourse Subsidiaries) or any member of the Group (other than Non-Recourse Subsidiaries); or

(v)         any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than one or more of the Permitted Holders or any group of Permitted Holders, at any time becomes the owner, directly or indirectly, beneficially or of record, of shares representing more than thirty-five per cent (35~~30~~%) of the outstanding voting or economic equity interests of the Parent Guarantor unless the new shareholders(s) has/have been approved in writing by the Majority Lenders; or

(b)         in respect of a Borrower, any time during which and for any reason, HoldCo fails to own, directly, one hundred per cent of the capital stock or other equity interests of that Borrower other than subsequent to the sale or disposition of the Vessel owned by such Borrower and the prepayment of the Loan pursuant to Clause 7.3; or

(c)         in respect of HoldCo, any time during which and for any reason, Parent Guarantor fails to legally and beneficially own, directly, one hundred per cent. (100%) of the capital stock or other equity interests of HoldCo.

“Charged Property” means the shares in each of the relevant Obligors and all of the assets of the Obligors which from time to time are, or are expressly or intended to be, the subject of the Security Documents.

“Charters” means any charter or contract of employment of a duration exceeding twelve (12) months (whether by virtue of optional extensions or otherwise) entered into between a Borrower and a charterer (each a “Charter”).

“Classification” means the classification with the Classification Society specified in Schedule 8 (Details of Vessels) or such other classification being a member of the International

Association of Classification Societies as the Agent may, with the authorisation of the Majority Lenders, approve in writing.

“Classification Society” means, in relation to a Vessel, the classification society specified in Schedule 8 (Details of Vessels), or such other classification society being a member of the International Association of Classification Societies as the Agent may, with the authorisation of the Majority Lenders approve in writing (it being acknowledged that American Bureau of Shipping, DNV GL, and Lloyd’s Register of Ships shall each be deemed an approved classification society).

“Clipper” means the Clipper Group (Management) Ltd. of Pineapple Grove, Unit 3, Old Fort Bay, P.O. Box CB-13048, Nassau, Bahamas.

“Code” means the US Internal Revenue Code of 1986 as amended.

“Commercial Management Agreement” means, in relation to a Vessel, any commercial management agreement entered into or to be entered into (as applicable) between the relevant Borrower and an Approved Commercial Manager (External) in form and substance acceptable to the Agent (acting on the instructions of the Majority Lenders).

“Commitment” means:

(a)         in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part I of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)         in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate in the form set out in Schedule 6 (Form of Compliance Certificate) or otherwise in form and substance satisfactory to the Agent.

“Confidential Information” means all information relating to any Obligor, the Finance Documents or the Loan of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Loan from either:

(a)         any Obligor or any of its advisers; or

(b)         another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Obligor or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)          is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 41 (Confidentiality); or

(ii)         is identified in writing at the time of delivery as non-confidential by any Obligor or any of its advisers; or

(iii)        is known by that Finance Party before the date the information is disclosed to it in accordance with (a) or (b) or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Obligor and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA from time to time.

~~“Consolidated Net Worth” means the Net Worth of the Group determined on a consolidated basis in accordance with GAAP after deduction for any minority interest in the Parent Guarantor’s Subsidiaries (except to the extent already deducted in calculating Net Worth).~~

“Consolidated Loan Agreement” shall have the meaning given to such term in the Amendment and Restatement Agreement.

“Consolidated Tangible Net Worth” shall mean, with respect to any person, the Net Worth of such person and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries, minus goodwill.

 “Corresponding Debt” means any amount, other than a Parallel Debt, which an Obligor owes to a Finance Party under or in connection with the Finance Documents.

“Debt Service Account” means an account in the name of Holdco with the Account Bank designated respectively “Debt Service Account” or any other account opened or established with that office of the Account Bank or another office of the Account Bank which is designated by the Agent as the “Debt Service Account” for the purposes of this Agreement.

“Deed of Covenants” means, in relation to each Vessel registered under Hong Kong flag (or under any other Approved Flag whose laws prescribe a statutory form of vessel mortgage), a first priority deed of covenants collateral to the relevant Mortgage, in the agreed form.

“Default” means an Event of Default or any event or circumstance specified in Clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee or other person appointed by the Security Agent.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interest of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition:

(a)         matures or is mandatorily redeemable (other than solely for common shares of the Parent Guarantor) pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loan and all other Secured Liabilities that are accrued and payable);

(b)         is redeemable at the option of the holder thereof (other than solely for common shares of the Parent Guarantor), in whole or in part;

(c)         provides for the scheduled payments of dividends in cash. except that an Equity Interest shall not be deemed to be within this paragraph (c) if its terms provide that:

(i)          cash dividends shall not be paid if prohibited by law or any agreement to which the person is a party; or

(ii)         such person may substitute dividends of Equity Interests other than Disqualified Stock of such person for cash; or

(d)         is or becomes convertible into or exchangeable for Financial Indebtedness or any other Equity Interests that would constitute Disqualified Stock,

in each case, prior to the first anniversary of the Termination Date; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interest is issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Guarantor or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

For the avoidance of doubt, it is agreed and acknowledged that the Equity Interests issued in connection with the Equity Raise do not constitute Disqualified Stock.

“Disruption Event” means either or both of:

(a)         a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)         the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(c)         from performing its payment obligations under the Finance Documents; or

(d)         from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distressed Investor” means an entity whose principal investment strategy includes engaging in the purchase of loans or other debt securities with a view to gaining control of the business that has borrowed or issued those loans or other debt securities including without any limitation any of the investors listed in Schedule 9 (Distressed Investors).

“DOC” means, in relation to the ISM Company, a valid Document of Compliance issued for the ISM Company by the Administration (as defined in the ISM Code) under paragraph 13.2 of the ISM Code.

“Dollars” and “US$” mean the lawful currency, for the time being, of the United States of America.

“Earnings” means, in relation to a Vessel, all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Security Agent and which arise out of the use or operation of the Vessel owned by it including (but not limited to):

(a)         all freight, hire and passage moneys, money or compensation payable for the provision of services by or from such Vessel or under any charter commitment, compensation payable to that Borrower or the Security Agent in the event of requisition of such Vessel for hire, general average consolidation, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of such Vessel;

(b)         all moneys which are at any time payable under Insurances in respect of loss of earnings; and

(c)         if and whenever such Vessel is employed on terms whereby any moneys falling within paragraphs (i) or (ii) is pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such Vessel.

“Earnings Accounts” means, in relation to a Borrower, an account in the name of that Borrower with the Account Bank designated respectively “[Name of Borrower] - Earnings Account” or any other account opened or established with that office of the Account Bank or another office of the Account Bank which is designated by the Agent as the “Earnings Account” of that Borrower for the purposes of this Agreement.

“Effective Date” shall have the meaning given to such term in the Amendment and Restatement Agreement.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)         air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)         water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)         land (including, without limitation, land under water).

“Environmental Approval” means any present or future permit, ruling, variance or other Authorisation required under Environmental Law.

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)         any release, emission, spill or discharge into a Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from a Vessel; or

(b)         any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than a Vessel and which involves a collision between a Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Vessel and/or any Obligor and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)         any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Vessel and in connection with which a Vessel is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmental Law” means any present or future law or regulation relating to pollution or protection of human health or the Environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“Equity Raise” means the purchase by the Permitted Holders and certain other investors, and the sale and issuance by the Parent Guarantor of shares of Series A Preferred Stock pursuant to the terms of the Share Purchase Agreements in consideration of the payment of the Equity Raise Proceeds.

“Equity Raise Proceeds” means the gross proceeds of the Equity Raise, being an aggregate amount of not less than US$125,000,000.

“Event of Default” means any event or circumstance specified as such in Clause 27 (Events of Default).

“Excess Cash Flow” means, in respect of each Financial Quarter (or, for the Financial Quarter in which the Utilisation occurs, the period from Utilisation to the end of that Financial Quarter), the aggregate amount of all Earnings received in respect of each Vessel during that period, after deduction of the following amounts:

~~i.~~(a)         all costs, fees and expenses paid under the Finance Documents during that period;

(b)         (subject to no Event of Default having occurred which is continuing) any amount paid or applied during that period in respect of any Operating Expenses in relation to the Vessels by the Borrowers or paid by the Parent Guarantor on behalf of the Borrowers and reimbursed to the Parent Guarantor in that period by way of Permitted Parent Loan:

(c)         all interest paid in cash on the Loan during that period; and

(d)         (if applicable) any Fixed Repayment Instalment paid during that period.

“Excess Cash Flow Payment Date” means each of 14 February, 15 May, 14 August and 14 November (being the 45th day after each Quarter Date, or, where such date is not a Business Day, the next following Business Day after that date.

“Exchange Act” means the US Securities Exchange Act 1934, as amended.

“Existing Facility Agreements” means, together, the Consolidated Loan Agreement and the Sinosure Agreements.

“Existing Permitted Intercompany Loan” means each of  those loans and advances among  the Borrowers and other members of the Group as set forth on Schedule 11 (the balances of which shall be as of September 30, 2015 but, for purposes of being an Existing Permitted Intercompany Loan, shall be in such amounts as of the Utilisation Date (with an update to Schedule 11 reflecting the balances thereof as of the Utilisation Date to be provided to the Agent within ten (10) Business Days of the Utilisation Date provided in each case that such loans and advances are (a) non-interest bearing and (b) subordinated and subject to Transaction Security in form and substance acceptable to the Agent (acting on the instructions of the Majority Lenders).

“Facility” means the term loan facility made available under this Agreement as described in Clause 2.1 (The Facility).

“Facility Office” means:

(a)         in respect of a Lender, the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; and

(b)         in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“Facility Period” means the period from and including the date of this Agreement to and including the date on which the Total Commitments have been reduced to zero and all Secured Liabilities have been fully paid and discharged.

“FATCA” means:

(a)         sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)         any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or any regulation referred to in paragraph (a) above; or

(c)         any agreement pursuant to the implementation of any treaty, law, regulation or other official guidance referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)         in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)         in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)         in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019;

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between (i) the Agent or the Security Agent and (ii) the Borrowers setting out any of the fees referred to in Clause 11 (Fees).

“Finance Document” means:

(a)         this Agreement;

(b)         any Security Document;

(c)         any Subordination Agreement;

(d)         any Fee Letter;

(e)         any Transfer Certificate;

(f)         any Assignment Agreement; or

(g)         any other document designated as a Finance Document by the Agent and the Borrowers.

“Finance Party” means the Agent the Security Agent or a Lender (together the “Finance Parties”)

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)         moneys borrowed;

(b)         any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)         any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)         the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)         receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)         any amount raised by the issue of or payable in respect of Disqualified Stock;

(g)         any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(h)         (other than for the purpose of calculating Total Indebtedness) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(i)         any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)         the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i)~~(h)~~ above;

provided that Financial Indebtedness shall in any event not include any amount of any liability under trade payables if (a) incurred in the ordinary course of trading and operating the Vessels and (b) the agreement is in respect of the supply of assets or services and payment is due no more than one hundred and eighty (180) days after the date of invoice.

“Financial Quarter” means each period of three (3) months ending on a Quarter Date.

“Fixed Repayment Instalments” means each repayment instalment payable by the Borrowers under Clause 6.1(a).

“Fleet Market Value” means the aggregate Market Value of the Fleet Vessels.

“Fleet Vessels” means any vessel (including each Vessel) from time to time directly owned by the  Parent Guarantor or any of its wholly-owned Subsidiaries (other than any Non-Recourse Subsidiaries), as they appear in the then most recent financial statements delivered pursuant to Clause 20.1 (Financial statements) and each a “Fleet Vessel”.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Assignment” means, in relation to a Borrower, any assignment of the Earnings, Insurances, Requisition Compensation and Charters in respect of a Vessel owned by that Borrower, entered into by that Borrower in favour of the Security Agent in the agreed form.

“Group” means the Parent Guarantor and its Subsidiaries for the time being.

“Group Cash Flow” means, in respect of any financial year of the Parent Guarantor, the consolidated operation profit of the Group (“Group EBITDA”) for that period as shown in the Parent Guarantor’s audited financial statements:

~~(i)~~(a)        adding the amount of any decrease (and deducting the amount of any increase) in working capital for that period;

(b)         adding the amount of any cash receipts (and deducting the amount of any cash payments) during that period in respect of any exceptional items not already taken account of in calculating Group EBITDA for that period;

(c)         adding the amount of any cash receipts during that period in respect of any tax rebates or credits and deducting the amount actually paid or due and payable in respect of taxes during that period by any member of the Group;

(d)        adding the amount of any increase in provisions, other non-cash debits and other non-cash charges (which are not current assets or current liabilities) and deducting the amount of any non-cash credits (which are not current assets or current liabilities) in each case to the extent taken into account in establishing Group EBITDA;

(i)         deducting the amount of any capital expenditure, investments or acquisitions actually made during that period by any member of the Group  except (in each case) to the extent funded from insurance claims; and

(ii)        deducting the amount of any cash costs of pension items during that period to the extent not taken into account in establishing Group EBITDA.

“Group Debt Service" means, in respect of any financial year of the Parent Guarantor, the aggregate of:

~~ii.~~(a)        finance charges of the Group for that period;

(b)         all scheduled and mandatory repayments of Financial Indebtedness of the Group falling due and any voluntary prepayments made during that period but excluding:

(i)          any amounts falling due under any overdraft or revolving facility and which were available for simultaneous redrawing according to the terms of that facility; and

(ii)         any such obligations owed to any member of the Group;

(c)         the amount of the capital element of any payments in respect of that period payable under any finance lease entered into by any member of the Group,

and so that no amount shall be included more than once.

“Group Excess Cash Flow” means, for any financial year of the Parent Guarantor, Group Cash Flow for that period less Group Debt Service for that period.

“Group Expenses” means the actual and direct costs of the Parent Guarantor incurred in providing the on-shore general corporate management and administration services to the Group and the Non-Recourse Subsidiaries (including employment costs of any employee of the Parent Guarantor in providing such services and day-to-day overheads), but in each case (i) only to the extent such costs are properly incurred, and (ii) determined in a manner consistent with the line item titled “General administrative and management fees” in the Original Financial Statements of the Parent Guarantor but always excluding any amount payable in respect of costs and expenses equivalent to Operating Expenses in respect of any Fleet Vessel or any Vessel owned or chartered by a Non-Recourse Subsidiary.

“Guarantees” means (i) the guarantee and indemnity in Clause 18 (Guarantee and indemnity) and (ii) the Parent Guarantee (and “Guarantee” means either of them).

“Guarantors” means together, HoldCo and the Parent Guarantor.

“HMT” means Her Majesty’s Treasury.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Index-linked Charter” means a charterparty entered into by a Borrower and a charterer where the charter hire is payable on a floating basis linked to the Baltic Exchange Dry Index or any sub-index thereof.

“Initial Valuation” means, in relation to a Vessel, the Valuation of that Vessel supplied to the Agent as a condition precedent under this Agreement on or before the Utilisation Date.

“Insolvency Event” in relation to an entity means that the entity:

(a)         is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)         becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)         makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)         institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)         has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in (d) and:

(i)          results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)         is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof;

(f)         has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)         has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)         seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in (d));

(i)          has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter;

(j)          causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in (a) to (i); or

(k)         takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insurances” means, in relation to a Vessel:

(a)         any policy and contract of insurance including entries of that Vessel in any protection and indemnity or war risk association, effected in relation to that Vessel and that Vessel’s Earnings whether before or after the date of this Agreement; and

(b)         all rights and other assets relating to, or derived from, any such policies and contracts of insurance (including any rights to a return for a premium.

“Interest Period” means, in relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Interest Reserve Amount” means, at any time, the aggregate of A multiplied by B, where:

A means an amount equal to the aggregate amount of interest payable at the end of the current Interest Period; and

B means:

(a)         for the period from the Effective Date to and including 30th September 2017, four (4);

(b)         for the period from 1st October 2017 to and including 31st December 2017, three (3);

(c)         for the period from 1st January 2018  to and including 31st March 2018 , two (2);

(d)         for the period from 1st April 2018  to and including June 30 2018 , one (1).

“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)         the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)         the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

“ISM Company” means, at any given time, the company responsible for a Vessel’s compliance with the ISM Code.

“ISSC” means a valid and current International Ship Security Certificate issued under the ISPS Code.

“ITA” means the Income Tax Act 2007.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Legal Reservations” means:

(a)         the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)         the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)         the limitation of the enforcement of the terms of leases of real property by laws of general application to those leases;

(d)         similar principles, rights and remedies under the laws of any Relevant Jurisdiction; and

(e)         any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions supplied to the Agent as a condition precedent under this Agreement on or before the Utilisation Date.

“Lender” means:

(a)         any Original Lender; and

(b)         any other person which has become a Party in accordance with Clause 28 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

~~“Leverage” means the aggregate Financial Indebtedness (excluding undrawn working capital lines) of the Group divided by the Value Adjusted Total Assets.~~“LIBOR” means, in relation to the Loan or any part of it:

(a)the applicable Screen Rate; or

(b)         (if no Screen Rate is available for the Interest Period of that Loan or any part of it) the Interpolated Screen Rate for that Loan;

(c)         if:

(i)         no Screen Rate is available for Dollars; or

(ii)         no Screen Rate is available for the Interest Period of the Loan or any part of it and it is not possible to calculate the Interpolated Screen Rate for the Loan or part of it,

the Reference Bank Rate,

as of in the case of paragraphs (a) and (c) above the Specified Time on the Quotation Day for Dollars and for a period equal in length to the Interest Period of the Loan, or part of it and, if any such rate is below zero, LIBOR shall be deemed to be zero.

“Limitation Acts” means the Limitation Act 1980, and the Foreign Limitation Periods Act 1984.

“Loan” means the loan made or to be made under the Facility or, as the context requires, the principal amount outstanding for the time being of that loan.

“Major Casualty” means, in relation to a Vessel, any casualty to that Vessel in respect of which the claim or the aggregate of the claims against all insurers, inclusive of any franchise or deductible, exceeds or may exceed the Major Casualty Amount.

“Major Casualty Amount” means, in relation to a Vessel, US$1,000,000 or the equivalent in any other currency.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction.

“Make Whole Amount” means an amount equal to the greater of:

(a)         3.0 per cent. of the principal amount to be prepaid; and

(b)         the excess of:

(i)          the present value on the date of prepayment of the aggregate of: (x) 103.00 per cent. of the principal amount to be prepaid as if that amount would otherwise be prepaid on the date which is immediately after the second anniversary of the Utilisation Date; and (y) the amount equal to the amount of all interest which would otherwise have accrued for the period from the date of such prepayment (assuming for these purposes that LIBOR is the greater of (I) the LIBOR rate for a period of six months on the date which is two (2) Business Days prior to the date of prepayment and (II) zero) to immediately after the date which is immediately after the second anniversary of the Utilisation Date, computed using a discount rate equal to the US Treasury Rate plus 50 basis points; over

(ii)         the principal amount to be prepaid.

“Management Agreements” means any Technical Management Agreements and any Commercial Management Agreements.

“Manager’s Undertaking” means, in relation to a Vessel, the letter(s) of undertaking from each Approved Manager subordinating its rights and claims against that Vessel and the relevant Borrowers to the rights of the Finance Parties, in the agreed form.

“Margin” means six point one two five per cent (6.125%) per annum.

“Market Value” means, in relation to a Vessel, a Fleet Vessel or an Additional Vessel, the value of that vessel (as the case may be) determined in accordance with Clause 26.2 (Valuation of Vessels/Fleet Vessels).

“Material Adverse Effect” means, in the opinion of the Majority Lenders, a material adverse effect on:

(a)         the business, operations, property, condition (financial or otherwise) or prospects of an Obligor; or

(b)         the ability of an Obligor to perform its obligations under any Finance Document; or

(c)         the validity or enforceability of, or the effectiveness or ranking of any Security granted or purported to be granted pursuant to any of, the Finance Documents; or

(d)         the rights or remedies of any Finance Party under any of the Finance Documents.

“Maximum A-Type Loan Amount” means an amount of up to the lower of:

(a)         US$92,500,000; and

(b)         the aggregate of 50% of the Market Value of each A-Type Vessel (on an individual basis).

“Maximum B-Type Loan Amount” means an amount of up to the lower of:

(a)         US$7,500,000; and

(b)         the aggregate of the lower of (i) 50% of the Market Value of each B-Type Vessel (on an individual basis) and (US$2,500,000 multiplied by the number of B-Type Vessels).

“Maximum Loan Amount” means an amount of up to the lower of:

(a)         US$100,000,000; and

(b)         the aggregate of:

(i)          Maximum A-Type Loan Amount; and

(ii)        Maximum B-Type Loan Amount.

~~“Minimum Consolidated Net Worth” means an amount not less than (a) US$786,360,204 plus (b) fifty per cent (50%) of the value of any subsequent primary equity offerings of the Parent Guarantor completed after 31 March 2015.~~

“Minimum Liquidity Account” means an account in the name of HoldCo with the Account Bank designated as “Genco Holdings Limited – Minimum Liquidity Account” or any other account opened or established with that office of the Account Bank or another office of the Account Bank which is designated by the Agent as the “Minimum Liquidity Account” for the purposes of this Agreement.

“Minimum Liquidity Amount” means an amount equal to A multiplied by B, where:

A = the number of Vessels (and for the purposes of this definition excluding any Vessel in respect of which the Notional Vessel Tranche has been prepaid in full following a sale or Total Loss); and

~~B = US$750,000.~~B = the higher of:

(i)          the sum of (x) US$750,000 minus (y) the aggregate of any Minimum Liquidity Threshold Reduction; and

(ii)         US$250,000.

“Minimum Liquidity Threshold Reduction” means, in respect of the exercise by the Agent of a Right of Application, an amount equal to (X) the aggregate amount so directed to be applied by the Agent divided by (Y) the number of Vessels subject to a Mortgage at that time.

“Mortgage” means, in relation to a Vessel, the first priority or first preferred ship mortgage (as the case may be) granted or to be granted (as the context so requires) over that Vessel in the agreed form.

 “New Lender”  has the meaning given to that term in Clause 28 (Changes to the Lenders).

“Net Worth” shall mean, as to any person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders’ equity, but excluding treasury stock.

“Non-Recourse Financing” means any financing provided to a Non-Recourse Subsidiary by a third party unrelated to the Obligors and their Subsidiaries to fund that portion of a Permitted NRS Investment not funded by the proceeds of a new equity issuance by the Parent Guarantor after the Effective Date (as defined in the Amendment and Restatement Agreement) (and excluding for the avoidance of doubt the Equity Raise Proceeds), provided always that such financing:

(a)         does not benefit from any guarantees and Security other than any guarantees and security provided by Non-Recourse Subsidiaries and any pledge of the Equity Interests in such Non-Recourse Subsidiaries only; and

(b)         is non-recourse to any Borrower, HoldCo, the Parent Guarantor or any member of the Group other than Non-Recourse Subsidiaries, except for any pledge of Equity Interests in such Non-Recourse Subsidiaries only (and provided always that the liability of or recourse to the Parent Guarantor or the relevant Group member (as the case may be) which has pledged such Equity Interests is limited solely to its ownership interest in the Equity Interests).

“Non-Recourse Operating Expenses” means expenses properly and reasonably incurred in connection with the ownership, operation, technical management, employment, maintenance (including expenses relating to dry-docking costs), repair and insurance of vessels.

“Non-Recourse Overhead Expenses” shall mean any and all administrative and overhead expenses, including, without limitation, expenses for payroll and benefits, insurance, real estate, travel, technology, rent, utilities, dues and subscriptions, marketing and communications, service agreements, office equipment and supplies, inspections and appraisals for vessels, business development and taxes.

“Non-Recourse Subsidiary” means a wholly owned direct or indirect Subsidiary of the Parent Guarantor which becomes (either by incorporation or by transfer) a member of the Group after the Effective Date and has been designated as a Non-Recourse Subsidiary by the Parent Guarantor by written notice to the Agent, provided that:

(a)         other than any permitted capital pursuant to clause 10.3 of the Parent Guarantee, at the time of such designation the Subsidiary has not previously engaged in any activities and does not have any assets, including, but not limited to, any direct or indirect interest in any vessels;

(b)         such Subsidiary does not, at any time, have any direct or indirect interest in any Subsidiary of the Parent Guarantor which is not also a Non-Recourse Subsidiary;

(c)         such Subsidiary is not a Subsidiary of HoldCo or any Borrower;

(d)         such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Parent Guarantor or any Subsidiary of the Parent Guarantor (other than any other Non-Recourse Subsidiary) unless the terms of any such agreement, contract, arrangement or understanding are no less favourable to the Parent Guarantor or such Subsidiary than those that might be obtained at the time from persons who are not Affiliates of the Parent Guarantor; and

(e)         no entity may be designated as a Non-Recourse Subsidiary by the Parent Guarantor if and to the extent that a Default is continuing or would occur from such designation.

“Non-Recourse Subsidiary Basket” means an amount equal to 50% of:

(a)        all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Non-Recourse Subsidiaries and which arise out of the use or operation of a vessel owned by any Non-Recourse Subsidiary, including (but not limited to):

(i)         all freight, hire and passage moneys, compensation, proceeds of off-hire insurance, and any other moneys earned, due or payable to such Non-Recourse Subsidiary of whatever nature arising out of or as a result of the ownership, use, operation or management of such vessel, including moneys and claims for moneys due and to become due in the event of in respect of the actual or constructive total loss of or requisition of use of or title to such vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of such vessel and  moneys from  the sale or disposition of such vessel;

(ii)        all moneys which are at any time payable under insurances in respect of loss of earnings in connection with such vessel; and

(iii)       if and whenever such vessel is employed on terms whereby any moneys falling within paragraphs (i) or (ii) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such vessel, less

(b)        an amount equal to:

(i)         $1,500,000;

(ii)        all interest, costs , fees and expenses paid in cash under any Non-Recourse Financing during such period;

(iii)       any amount paid or applied by any Non-Recourse Subsidiary during such period in respect of any Non-Recourse Operating Expenses paid in cash in relation to the vessels owned by such Non-Recourse Subsidiaries and the Non-Recourse Overhead Expenses paid in cash in relation to such vessels; and

(iv)       all scheduled repayments and voluntary and mandatory prepayments paid in connection with any Non-Recourse Financing during such period.

“Non-Recourse Subsidiary Funded Dividend” means any cash dividend made by the Parent Guarantor on or in respect of its Equity Interests (or any class of its Equity Interests) (or any repurchase of or declaration or offer made to repurchase Equity Interests in cash) in any fiscal quarter in an aggregate amount no greater than an amount equal to the lesser of (i) the net amount (including after any taxes payable by any member of the Group and/or deductions made) in respect of cash dividends paid by the Non-Recourse Subsidiaries to the Parent Guarantor (directly or indirectly) in cash during such fiscal quarter which have not otherwise been applied by any member of the Group for another purpose; and (ii) the Non-Recourse Subsidiary Basket; provided always that no Event of Default has occurred and is continuing or would arise as a result of the payment or declaration of such dividend.

“Non-Recourse Subsidiary Vessels” means any vessel from time to time directly owned by a Non-Recourse Subsidiary, as they appear in the then most recent financial statements delivered pursuant to Clause 20.1 (Financial statements) and each a “Non-Recourse Subsidiary Vessel”.

~~“Net Worth” means, as to any person, the consolidated total assets of the person minus the consolidated total liabilities of the person and its Subsidiaries determined in each case in accordance with GAAP after deduction for any minority interest in the Parent Guarantor’s Subsidiaries.~~“Notional Vessel Tranche” means, in respect of any Vessel, the proportion of the Utilisation allocated to that Vessel based on its contribution to the Maximum Loan Amount relative to the aggregate Maximum Loan Amount in relation to all Vessels (which shall initially be as set out in the relevant column of the Utilisation Request), as reduced by any repayments (whether Fixed Repayment Instalments or otherwise) or prepayments from time to time in accordance with the terms of this Agreement (whether by application of excess cash flow or otherwise).

“Obligors” means the parties to the Finance Documents (other than the Finance Parties and any parties who are not a member of the Group) and “Obligor” means any one of them.

“OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.

“Operating Expenses” means expenses properly and reasonably incurred by a Borrower in connection with the ownership, operation, technical management, employment, maintenance (including expenses relating to dry-docking costs and Approved Upgrades), repair and insurance of a Vessel.

“Original Financial Statements” means:

(a)         in relation to the Parent Guarantor, the audited consolidated financial statements of the Group for the financial year ended 31 December 2014; and

(b)         in relation to a Borrower, its management accounts for the month ended 30 September 2015.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.

“Overseas Regulations” means the Overseas Companies Regulations 2009 (SI 2009/1801).

“Parallel Debt” means any amount which an Obligor owes the Security Agent under Clause 30.28 (Parallel Debt).

“Parent Guarantee” means a guarantee and indemnity to be granted by the Parent Guarantor in favour of the Security Agent in the agreed form.

“Parent Guarantor” means Genco Shipping & Trading Limited, a corporation formed under the laws and jurisdiction of the Republic of the Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“Parent Guarantor Dividend Criteria” means, at the time of a proposed dividend:

(a)         the making of such dividend payment does not and would not constitute a breach of any restriction or constitute a default under any other loan facility or financing arrangement of any member of the Group (excluding any Non-Recourse Subsidiary);

(b)         the VTL Coverage (excluding, for the purposes of such calculation, any additional security provided pursuant to Clause 26.1 (Additional Security) is greater than 200% (as evidenced by Valuations);

(c)         (unless the Agent has agreed otherwise acting on the instruction of all the Lenders) the Loan has been repaid or prepaid by an amount of not less than US$25,000,000;

(d)         the dividend is to be funded from Group Excess Cash Flow in respect of each financial quarter of the Parent Group end after the Utilisation Date to the extent not otherwise applied by the Group; and

(e)         no Default has occurred and is continuing or would result from the making of such dividend payment.

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement (together the “Parties”).

“Permitted Dividend” means a Permitted Dividend (Parent Guarantor) or a Permitted Dividend (Borrower/HoldCo).

“Permitted Dividend (Borrowers/HoldCo)” means a dividend made by a Borrower to HoldCo, or after 31 December 2018 by HoldCo to the Parent Guarantor, in conformity with the  Borrowers/HoldCo Dividend Criteria at the date of the declaration of such dividend, as certified to the Agent in writing by the Chief Financial Officer of the Parent Guarantor.

“Permitted Dividend (Parent Guarantor)” means (i) a dividend made by the Parent Guarantor after ~~1 May 2017~~ 31 December 2018  and in conformity with the Parent Guarantor Dividend Criteria at the date of the declaration of such dividend, as certified to the Agent in writing by the Chief Financial Officer of the Parent Guarantor; or (ii) a Non-Recourse Subsidiary Funded Dividend.

“Permitted Downstream Loans” means any loans from (i) Parent Guarantor to HoldCo; or (ii) from HoldCo to any Borrower or Borrowers provided that, in each case, such loan is (a) non-interest bearing and (b) subordinated and subject to Transaction Security in form and substance acceptable to the Agent (acting on the instructions of the Majority Lenders).

“Permitted Holders” means Apollo Global Management LLC, Centerbridge Partners L.P., Strategic Value Partners, LLC and their respective Affiliates; and their respective funds, managed accounts and related entities managed by any of them or their respective Affiliates or wholly-owned subsidiaries of the foregoing; but not including any of their operating portfolio companies ~~(a) Mr. Peter Georgiopoulos (including his immediate family members and trusts to which he or such family members hold a beneficial interest), (b) any corporation or any other entity directly or indirectly controlled by Mr. Peter Georgiopoulos (for so long as it is directly or indirectly controlled by him) and (c) any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) who may at the time of the signing of this Agreement own, directly or indirectly, beneficially or of record, shares representing more than thirty per cent of the voting or economic equity interests of the Parent Guarantor, any affiliate of any such person, and any member of such group or affiliate of such member~~.

“Permitted Inter-Borrower Loan” means any loan made by any Borrower to any other Borrower or Borrowers or HoldCo, or from HoldCo  to any Borrower or Borrowers provided in each case that such loan is subordinated and subject to Transaction Security in form and substance acceptable to the Agent (acting on the instructions of the Majority Lenders.

“Permitted Intercompany Loans” means:

(a)         the Existing Permitted Intercompany Loans;

(b)         any Permitted Inter-Borrower Loan;

(c)         any Permitted Up-Stream Loan;

(d)         any Permitted Downstream Loan; and

(e)         any Permitted Parent Loan,

provided in each case it is (i) advanced on a non-interest bearing basis  and (b) subordinated and subject to Transaction Security in form and substance acceptable to the Agent (acting on the instructions of the Majority Lenders.

“Permitted Maritime Lien” means, in relation to a Vessel:

(a)         unless a Default is continuing, any ship repairer’s or outfitter’s possessory lien in respect of the Vessel for an amount not exceeding the Major Casualty Amount or the equivalent in any other currency;

(b)         any lien on the Vessel for masters, officer’s or crew’s wages outstanding in the ordinary course of its trading and in accordance with usual maritime practise; or

(c)         liens for salvage.

“Permitted NRS Investment” shall have the meaning given to it in clause 10.4 of the Parent Guarantee.

“Permitted Parent Loans” means any loans or advances made by a Borrower to the Parent Guarantor from the balance standing to the credit of an Earnings Account solely and exclusively for the purposes of directly funding the actual payment of (or reimbursement  of the Parent Guarantor for amounts directly and actually paid by the Parent Guarantor on behalf of a Borrower solely and exclusively in respect of) (a) any Operating Expenses of a Borrower and (b) the relevant proportion of Group Expenses incurred by the Parent Guarantor in accordance with the terms of this Agreement, provided always that (i) such loans or advances are funded with amounts which could otherwise be applied in direct payment of such Operating Expenses or Group Expenses expressly permitted to be made pursuant to the terms of the Finance Documents; and (ii) such loans or advances are subject to Transaction Security in form and substance acceptable to the Agent (acting on the instructions of the Majority Lenders).

“Permitted Security” means, in relation to a Vessel, any Security over that Vessel which is:

(a)         granted by the Finance Documents;

(b)         a Permitted Maritime Lien; or

(c)         approved in writing by the Agent (on behalf of all Lenders).

“Permitted Transaction” means:

(a)         any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents; or

(b)         transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of any Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms;

(c)         any amalgamation, demerger, merger, consolidation or corporate reconstruction between the Parent Guarantor and a Group entity or a company which is, at the date of the Agreement, consolidated into the accounts of the Parent Guarantor but excluding for the avoidance of doubt any Guarantor (other than the Parent Guarantor) or any Borrower; or

(d)         any amalgamation, demerger, merger, consolidation or corporate reconstruction  between the Parent Guarantor and any other p~~P~~erson (other than HoldCo or a Borrower) in which the surviving entity in such transaction will be the Parent Guarantor and provided that the Agent is satisfied (acting reasonably) that such amalgamation, demerger, merger, consolidation or corporate reconstruction would not result in a Material Adverse Effect.

“Permitted Up-Stream Loans” means any loans or advances made by a Borrower to HoldCo, or by HoldCo to the Parent Guarantor, with any proceeds referred to in paragraph (b)(iii) of Clause 6.2 (Payment of Excess Cash Flow) (in the case of the Borrowers) or from dividends or other Permitted Up-Stream Loans from Borrowers (in the case of HoldCo), which, in each case, would otherwise be permitted to be made as a Permitted Dividend (Borrowers/HoldCo) provided always that such loan is (a) non-interest bearing  and (b) subject to Transaction Security in form and substance acceptable to the Agent (acting on the instructions of the Majority Lenders) provided such loan or advance is made within five (5) Business Days of an Excess Cash Flow Payment Date and, together with any other Permitted Dividends (Borrowers/Holdco) and Permitted Up-Stream Loans made during such Financial Quarter does not exceed the aggregate amount available for such purposes under paragraph (b)(iii) of Clause 6.2 (Payment of Excess Cash Flow).

“Permitted Vessel Disposal” means a sale of a Vessel by a Borrower provided always that:

(a)          no Default has occurred and is continuing or would occur as a result of the sale,

(b)          it is on arm’s length terms for cash proceeds and for market value as at the date of contracting for sale;

(c)         the sale must be to an third party who is not a n Affiliate of any member of the Group (or any shareholder, officer, employee or director of a member of the Group or any of their respective Affiliates) (each a “Related Party”) provided that the Vessel may be sold to Related Party if the Agent has received, in form and substance satisfactory to the Agent, each of the following prior to entering into a legally binding commitment in relation to such sale:

(i)          a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Parent Guarantor confirming that the transaction is on arm’s length terms;

(ii)         evidence that the sale was approved by a majority of the disinterested members of the board of directors of the Parent Guarantor; and

(iii)        evidence from a third party that the price paid by the Affiliate is fair from a financial point of view and is on terms not less favourable than might have been obtained in a comparable sale at such time on an arm’s length  basis from a third party who is not an Affiliate of any member of the Group;

(d)        (prior to entering into a legally binding commitment in relation to such sale) the Agent has received evidence in form and substance satisfactory to it demonstrating that the net sale proceeds from the sale of the Vessel are sufficient to ensure that the prepayment requirements set out in Clause 7.3 (Mandatory prepayment) will be satisfied (including but not limited to the requirement to pay all accrued interest, fees, any prepayment fees and other amounts payable under the Finance Documents); and

(e)         upon completion of the sale of the Vessel the net sale proceeds are immediately applied in prepayment in accordance with Clause 7.3 (Mandatory prepayment) and in payment of such other amounts due and payable under the Finance Documents.

“Prepayment Fee” means, in respect of any amount of principal prepaid under Clause 7.5  (Prepayment and cancellation):

(a)         the Make Whole Amount if the prepayment occurs on or before the two year anniversary of the Utilisation Date;

(b)         3.00% of the amount prepaid if the prepayment occurs after the second anniversary of the Utilisation Date but on or before the third anniversary of the Utilisation Date;

(c)         2.00% of the amount prepaid if the prepayment occurs after the third anniversary of the Utilisation Date but on or before the fourth anniversary of the Utilisation Date; and

(d)         nil if the prepayment occurs after fourth anniversary of the Utilisation Date.

“Quarter Date” means 31st March, 30th June, 30th September and 31st December of each calendar year.

“Quasi-Security” has the meaning given to that term in Clause 22.9 (Negative pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two (2) Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Property.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the Relevant Interbank Market in Dollars for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

“Reference Banks” means the principal London offices of Barclays Bank plc, Lloyds Bank plc, and HSBC Bank plc , or such other banks as may be appointed by the Agent in consultation with the Borrower.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Document” means:

(a)         any Finance Document;

(b)         any Technical Management Agreement and, to the extent relevant, any Commercial Management Agreement;

(c)         each Charter; and

(d)         any other document designated as such by the Agent and any Obligor.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction”  means, in relation to an Obligor:

(a)         its jurisdiction of incorporation;

(b)         a country in which it has the centre of its main interests or in which its central management and control is or has recently been exercised or where it conducts its business;

(c)         a country in which its overall net income is subject to corporation tax, income tax or any similar tax;

(d)         a country in which its assets (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which it maintains a branch or a permanent place of business;

(e)         a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to it, whether as main or territorial or ancillary proceedings, or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b), (c) or (d);

(f)          any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

(g)         the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Repayment Instalment” means each scheduled instalment for the repayment of the Loan under Clause 6 (Repayment).

“Repeating Representations” means each of the representations set out in Clause 19 (Representations and warranties), other than Clauses 19.8, 19.9 and 19.25, 19.27 and 19.28(a)  and (b) any representation in any other Finance Document which is expressed to be a “Repeating Representation” or is otherwise expressed to be repeated.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requisition Compensation” means, in relation to a Vessel:

(a)         any and all compensation or other monies payable by reason of any act or event such as is referred to in paragraph (b) or (c) of the definition of “Total Loss” relating to that Vessel; and

(b)         all claims, rights and remedies of the relevant Borrower against the government or official authority or person or persons claiming to be or to represent a government or official authority or other entity in relation to (a) above.

“Restricted Cash and Cash Equivalents” shall mean all Cash and Cash Equivalents of the Parent Guarantor and its Subsidiaries (other than Non-Recourse Subsidiaries) other than Unrestricted Cash and Cash Equivalents.

“Restricted Person” means a person that is:

(a)         listed on, or owned or controlled by a person listed on any Sanctions List;

(b)         located in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country-wide Sanctions); or

(c)         otherwise a target of Sanctions.

“Retention Account” means an account in the name of HoldCo with the Account Bank designated “Genco Holdings Limited – Retention Account” or any other account opened or established with that office of the Account Bank or another office of the Account Bank which is designated by the Agent as the “Retention Account” of HoldCo for the purposes of this Agreement.

“Right of Application” shall have the meaning given to such term in Clause 26.1.

“Sanctions” means any economic or trade sanctions laws, embargoes, regulations. freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)         imposed by law or regulation of the United Kingdom, the Council of the European Union or any of its Members States, the United Nations or its Security Council or the government of the United States of America, whether or not any Obligor or any Affiliate is legally bound to comply with the foregoing;

(b)         the respective governmental institutions and agencies of any of the foregoing, including without limitation, OFAC, the United States Department of State, and HMT (together “Sanctions Authorities”); or

(c)         otherwise imposed by any law or regulation by which any Obligor or any Affiliate of any of them is bound or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Obligor or any Affiliate of any of them.

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list issued by OFAC, the “Consolidated List of Financial Sanctions Targets and Investment Ban List” issued by HMT, or any similar list issued or maintained or made public by any of the Sanctions Authorities that has the effect of prohibiting transactions with such persons;

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or the service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers.

“Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to any Finance Party under or in connection with any Finance Document.

“Secured Party” means each Finance Party, from time to time party to this Agreement, any Receiver or any Delegate (together the “Secured Parties”).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Documents” means:

(a)         any Mortgage;

(b)         any Deed of Covenants;

(c)         any General Assignment;

(d)         any Share Charges;

(e)         any Account Security;

(f)          any Account Control Agreement;

(g)         any Guarantee;

(h)         any Manager’s Undertaking; and

(i)          any other document as may be executed to guarantee and/or secure any amounts owing to the Finance Parties under any Finance Document.

“Security Property” means:

(a)         the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)         all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Secured Liabilities to the Security Agent as trustee for the Finance Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor or any other person in favour of the Security Agent as trustee for the Finance Parties;

(c)         the Security Agent’s interest in any turnover trust created under the Finance Documents; and

(d)         any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties.

“Share Charges” means together:

(a)         the share charge granted or to be granted (as the context so requires) by the Parent Guarantor in favour of the Security Agent over the entire issued share capital of HoldCo; and

(b)         each share charge granted or to be granted (as the context so requires) by HoldCo in favour of the Security Agent over the entire issued share capital of each Borrower (other than Genco Cavalier LLC; and

(c)         the membership interest security deed granted or to be granted (as the context so requires) by HoldCo in favour of the Security Agent over the entire limited liability company interests in Genco Cavalier LLC, in each case in the agreed form (and each a “Share Charge”).

“Share Purchase Agreements” shall have the meaning given to such term in the Amendment and Restatement Agreement.

“Sinosure Agreements” shall have the meaning given to such term in the Amendment and Restatement Agreement.

“Specified Time” means a time determined in accordance with Schedule 7 (Timetables).

“Subordination Agreement” means a subordination agreement entered into or to be entered into by the Obligors and the Security Agent in the agreed form.

“Subsidiary” means, as to any person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person and/or one or more Subsidiaries of such person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such p~~P~~erson and/or one or more Subsidiaries of such person has more than a 50% equity interest at the time.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Technical Management Agreement” means, in relation to a Vessel, any technical management agreement entered into or to be entered into (as applicable) between the relevant Borrower and an Approved Technical Manager in form and substance acceptable to the Agent (acting on the instructions of the Majority Lenders).

“Termination Date” means 30 September 2020.

“Total Commitments” means the aggregate of the Commitments.

“Total Assets” means the amount which is equal to the total assets of the Group as shown in the Parent Guarantor’s applicable financial statements after deduction for any minority interest in the Parent Guarantor’s Subsidiaries provided that for all purposes of this definition no consideration shall be given to any interest in any entity in respect of which the Parent Guarantor does not directly or indirectly own or control more that 50% of the economic and voting interests in that entity.

“Total Capitalisation” shall mean, at any time of determination for any person, the sum of Total Indebtedness of such person at such time and Consolidated Tangible Net Worth of such person at such time.

“Total Indebtedness” shall mean, as at any date of determination for any person, the aggregate stated balance sheet amount of all Financial Indebtedness (but including in any event the then outstanding principal amount of the Loan) of such person and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

“Total Loss” means, in relation to a Vessel:

(a)         any actual, constructive, compromised, agreed or arranged total loss of that Vessel;

(b)         any expropriation, confiscation, requisition or acquisition of that Vessel, whether or not for consideration (full, partial or nominal), which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(c)         any arrest, capture, seizure or detention of that Vessel (including any hijacking or theft) unless it is within thirty (30) days redelivered to the relevant Borrower’s full control.

“Total Loss Date” means, in relation to a Vessel:

(a)         in the case of an actual loss of that Vessel, the date on which it occurred or, if that is unknown, the date when that Vessel was last heard of;

(b)         in the case of a constructive, compromised, agreed or arranged total loss of that Vessel, the earliest of:

(i)          the date on which a notice of abandonment is given to the insurers; and

(ii)         the date of any compromise, arrangement or agreement made by or on behalf of the relevant Borrower with the Vessel’s insurers in which the insurers agree to treat that Vessel as a total loss; and

(c)         in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrowers.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)         the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)         the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UK Establishment” means a UK establishment as defined in the Overseas Regulations.

“Unencumbered Vessel” means each of the vessels listed in the table in Schedule 12.

“Unencumbered Vessel Owner” means each of the entities owning an Unencumbered Vessels, as listed in the table in Schedule 12.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under any Finance Document.

“Unrestricted Cash and Cash Equivalents” shall mean, when referring to Cash or Cash Equivalents of the Parent Guarantor or any of its Subsidiaries (other than Non-Recourse Subsidiaries), that such Cash or Cash Equivalents (i) do not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Parent Guarantor or of any such Subsidiary, (ii) are not subject to any Security in favour of any person and (iii) are otherwise generally available for use by the Parent Guarantor or such Subsidiary.

“US Tax Obligor” means:

(a)         an Obligor which is resident for tax purposes in the United States of America; or

(b)         an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means the utilisation of the Facility.

“Utilisation Date” means the date of the Utilisation, being the date on which the Utilisation is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“Valuation” means the average of two (2) Vessel or Fleet Vessel valuations, each prepared:

(a)         as at a date not more than fifteen (15) days previously;

(b)         by an Approved Broker;

(c)         with or without physical inspection of the vessel (as the Agent may require);

(d)         on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and

(e)         after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

“Value Adjusted Total Assets” means the Total Assets of the Parent Guarantor adjusted in each case by substituting the book value of each Fleet Vessel (as evidenced in the most recent financial statements delivered pursuant to Clause 20.1 (Financial statements)) with the  Market Value of that Fleet Vessel.

“VAT” means:

(a)         any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)         any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Vessels” means each vessel described in Schedule 8 (Details of Vessels) (and each a “Vessel”) except to the extent it has been sold or has become a Total Loss.

“VTL Coverage” has the meaning given to such term in Clause 26.1(Additional Security).

1.2         Construction

(a)         Unless a contrary indication appears, a reference in this Agreement to:

(i)          the “Account Bank”, the “Agent”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)         an “agency” of a state includes any local or other authority, self-regulating or other recognised body or agency, central or federal bank, department, government, legislature, minster, ministry, self-regulating organisation, official or public or statutory person (whether autonomous or not) or, or of the government of, that state or political sub-division in or of that state;

(iii)        a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the any Obligor party to it and the Agent or, if not so agreed, is in the form and substance specified by the Agent (acting with the instructions of all Lenders);

(iv)        “approved” means approved in writing by the Agent, acting on the instructions of the Majority Lenders;

(v)         “assets” includes present and future properties, revenues and rights of every description;

(vi)        “authorisation” means an authorisation, consent, approval, resolution, licence, exemption or by a person by whom the same is required by law;

(vii)       “disposal” includes a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and “dispose” will be construed accordingly;

(viii)      the “equivalent” of an amount specified in a particular currency (“specific currency amount”) shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specific currency amount in the London foreign exchange market at 11 a.m. on the date the calculation falls to be made for spot delivery, as conclusively determined by the Agent (with the relevant exchange rate of such purchase being the “Agent’s spot rate of exchange”);

(ix)        “excess risks” means, in relation to a Vessel, the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery insurances in respect of that Vessel in consequence of the value at which such Vessel is assessed for the purpose of such claims exceeding its insured value;

(x)         a “Finance Document” or “Relevant Document” or any other agreement or instrument is a reference to that Finance Document or Relevant Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time;

(xi)        “guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(xii)       “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(xiii)      “month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(A)        if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(B)        if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(C)        the above rules will only apply to the last month of any period.

(xiv)      “obligatory insurances” means all insurances effected, or which any Borrower is required to effect, under Clause 24 (Insurance Undertakings) or any other provision of any Finance Document;

(xv)       a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(xvi)      a “policy” in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

(xvii)     “protection and indemnity risks” means the usual risks covered by a protection and indemnity association that is a member of the International Group of P&I Clubs, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Time Clauses (Hulls)(1/11/02 or 1/11/03) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

(xviii)    a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xix)      “war risks” includes the risk of mines and all risks excluded by clause 29 of the Institute Hull Clauses (1/11/02 or 1/11/03) or clause 24 of the Institute Time clauses (Hulls) (1/11/1995) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83);

(xx)       words importing the plural shall include the singular and vice versa and words importing a gender shall include every gender;

(xxi)      a provision of law is a reference to that provision as amended or re-enacted; and

(xxii)     a time of day is a reference to London time.

(b)         Section, Clause and Schedule headings are for ease of reference only.

(c)         Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)         A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

(e)         For the avoidance of doubt, for purposes of calculating any financial covenant under Clause 21.1 or any other calculation required hereunder, no Non-Recourse Subsidiary shall be included as a “Subsidiary” or a member of the “Group”.

1.3         Third Party Rights

(a)         Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)         Notwithstanding any term of any Finance Document the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)         Any Receiver, Delegate or any person described in Clause 1.1 (Definitions) may, subject to this Clause 1.3(c) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

1.4         Conflict

In the event of conflict between the provisions of this Agreement and any other Finance Documents, unless a contrary intention appears the provision of this Agreement shall prevail.

2.           The Facility

2.1         The Facility

Subject to the terms of this Agreement, the Lenders shall make available to the Borrowers a term loan facility in a single advance in an amount not exceeding the Maximum Loan Amount (as adjusted in accordance with the terms of this Agreement).

2.2         Finance Parties’ rights and obligations

(a)         The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)         The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)         A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.           PURPOSE

3.1         Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility only for general working capital purposes.

3.2         Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.           CONDITIONS OF UTILISATION

4.1         Initial conditions precedent

The Borrowers may not deliver the Utilisation Request unless the Agent, or its duly authorised representative, has received all of the documents and other evidence listed in Schedule 2, Part I (Conditions Precedent to Utilisation Request) in form and substance satisfactory to the Agent.  The Agent shall notify the Obligors and the Lenders promptly upon being so satisfied.

4.2        Utilisation conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to the Utilisation if:

(a)        on or before the Utilisation Date (and prior to the Utilisation), the Agent has received all of the documentation and other evidence listed in Schedule 2, Part II (Conditions Precedent to Utilisation) in form and substance satisfactory to the Agent;

(b)        on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)        no Default is continuing or would result from the proposed Utilisation;

(ii)        all representations and warranties under any of the Finance Documents made or to be made by an Obligor are true and accurate as at that date with reference to the facts and circumstances then existing;

(iii)      the provisions of paragraph (c) of Clause 10.3 (Alternative basis of interest or funding, suspension) do not apply; and

(iv)      no Vessel has not been the subject of sale or Total Loss;

(c)         the Utilisation requested is not for more than the Maximum Loan Amount (as evidenced by the Initial Valuations for each Vessel); and

(d)        the Agent is satisfied that the Utilisation requested shall not exceed the Total Commitments.

4.3        Waiver of Conditions Precedent

If the Agent, acting upon the instructions of all Lenders (which authorisation the relevant Lenders shall have full power to withhold), permits the Utilisation of the Facility before certain of the conditions referred to in Clause 4.2(a) and/or Clause 4.2(b) are satisfied, the Borrowers shall ensure that such conditions are satisfied with five (5) Business Days after the Utilisation Date (or such longer period as the Agent may, with the authorisation of all Lenders, specify) and any failure of the Borrowers to do so within that period shall constitute an Event of Default.

4.4        Conditions subsequent

The Borrowers undertake to deliver or to cause to be delivered to the Agent within thirty (30) days after the Utilisation Date the additional documents and other evidence listed in Part III of Schedule 2 (Conditions Subsequent).

5.          UTILISATION

5.1        Delivery of a Utilisation Request

The Borrowers may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2        Completion of a Utilisation Request

A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)        the proposed Utilisation Date is a Business Day within the Availability Period;

(b)        the currency and amount of the Utilisation comply with 5.3 (Currency and amount);

(c)        it specifies the account and bank to which the proceeds of the Loan is to be credited;

(d)        the proposed Interest Period complies with Clause 9 (Interest Periods).

5.3        Currency and amount

(a)        The currency specified in the Utilisation Request must be Dollars.

(b)        There shall be no more than one Utilisation.

5.4        Lenders’ participation

(a)        If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office.

(b)        The amount of each Lender’s participation in the Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan. No Lender is obliged to participate in the Loan if, as a result, its share in the Loan then outstanding or in respect of which the Utilisation Request has been issued would exceed its Commitment.

(c)        The Agent shall notify each Lender of the amount of the Loan and the amount of its participation in that Loan by the Specified Time.

5.5        Disbursement

The Agent shall, on the Utilisation Date, pay to, and for the account of, the Borrowers the amount which the Agent receives from the Lenders in respect of the Utilisation, such payment to be made in like funds as the Agent so receives from the Lenders to the account  (which may be an account of the Parent Guarantor) of as specified in the Utilisation Request.

6.          REPAYMENT

6.1        Fixed Repayment Instalments

Subject to the provisions of this Agreement the Borrowers shall repay the Loan by:

(a)         twelve (12) consecutive quarterly instalments commencing on the first Quarter Date following the second anniversary of the Utilisation date, and thereafter on each subsequent Quarter Date, in each case in an amount of two million five hundred thousand Dollars (US$2,500,000), provided always that the first such instalment shall be reduced to an amount equal to A x (B / C), where:

A = US$2,500,000;

B = the number of days from and including the second anniversary of the Utilisation Date to and including 31 December 2017; and

C = the number of days from (and including) 1 October 2017 to (and including) 31 December 2017.

(b)         the balance of the Loan shall be repaid in full as a balloon repayment on the Termination Date, together with all other amounts then due and outstanding under the Finance Documents (“Balloon Instalment”).

6.2        Cash Sweep Repayments

(a)        Calculation of Excess Cash Flow

The amount of Excess Cash Flow shall be calculated on an aggregate basis for the Borrowers in respect of each Financial Quarter ending on each Quarter Date (commencing with the first Quarter Date after the date of this Agreement and including, for the avoidance of doubt, any Quarter Date on which a Fixed Repayment Instalment is payable) provided that in respect of the Financial Quarter in which the Utilisation occurs, the calculation shall be in respect of the period from Utilisation to the end of that Financial Quarter.

The Borrowers shall provide the Agent on each date falling five (5) Business Days after the relevant Quarter Date in respect of the Financial Quarter for which the Excess Cash Flow is to be calculated, a provisional certificate substantially in the form set out in Schedule 10 (Form of Excess Cash Flow Notice) (a “Provisional Excess Cash Flow Notice”) evidencing for that period the estimated level of Earnings in respect of each Vessel, the estimated overall Group Expenses for such Financial Quarter (and the Borrowers’ Share of Group Expenses for such Financial Quarter), and the estimated Operating Expenses for each Vessel for such Financial Quarter, together with such supporting documents, calculations and evidence as the Agent may reasonably require.

On or before the date being forty-five (45) days after the Quarter Date  the Borrower will deliver to the Agent an updated and final excess cash flow notice substantially in the form set out in Schedule 10 (Form of Excess Cash Flow Notice) (together with the Provisional Excess Cash Flow Notice, the “Excess Cash Flow Notice”) confirming or adjusting (as relevant) the amounts and calculations set out in the Provisional Excess Cash Flow Notice, together with such supporting documents, calculations and evidence as the Agent may reasonably require.

(b)        Payment of Excess Cash Flow

All Excess Cash Flow for a Financial Quarter shall be applied on the next Excess Cash Flow Payment Date following that Financial Quarter by way of payment of the following liabilities, in the following order:

(i)         (subject to no Event of Default having occurred which is continuing) in payment to the Parent Guarantor of the Borrowers’ Share of Group Expenses whether by way of Permitted Parent Loan or otherwise;

(ii)        (with the balance) in or towards prepayment of the principal and accrued and capitalised interest in respect of the Loan in an amount as shall be required to (and up to such amount to) ensure that the VTL Coverage (excluding, for the purposes of such calculation, any additional security provided pursuant to Clause 26.1 (Additional Security) is greater than  182% (provided that if a Default has occurred or is continuing or would result if such prepayment was not made, the entire balance shall be applied in prepayment), to be applied pro rata against each of the Fixed Repayment Instalments and the Balloon Instalment (and pro rata against each Notional Vessel Tranche); and

thereafter any remaining balance be available to the Borrowers for any purpose expressly permitted by the Finance Documents.

6.3        No Reborrowing

Amounts of the Loan which are repaid (whether as a result of fixed repayments or by operation of the cash sweep mechanism under Clause 6.2 (Payment of Excess Cash Flow)) or prepaid shall not be available for reborrowing.

6.4        No Adjustment of Repayment Instalments

If the Commitment is not utilised in full, there shall be no adjustment of the Fixed Repayment Instalments.

6.5        Audit of Group Expenses

Following any Default which is continuing, if the Agent (acting reasonably) suspects that a Default is continuing or otherwise not more than once per financial year of the Parent Guarantor, the Agent shall, at the cost and expense of the Borrowers, have the right (upon instructions from the Majority Lenders) to appoint an independent chartered or public accountant experienced in the audit of companies providing vessel ownership and management services (“Expert”) to undertake a detailed review of the calculation and apportionment of Group Expenses. Each Borrower and HoldCo shall, and shall procure that the Parent Guarantor shall, provide all required documentation and evidence to, and shall fully cooperative with, the Expert for the purpose of such audit.

7.          PREPAYMENT AND CANCELLATION

7.1        Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or any part of the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)        that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)        upon the Agent notifying the Borrowers, the Commitment of that Lender will be immediately cancelled; and

(c)        the Borrowers shall repay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2        Change of Control

If a Change of Control occurs, then:

(a)        the Borrowers shall promptly notify the Agent upon becoming aware of that event;

(b)        a Lender shall not be obliged to fund a Utilisation; and

(c)        if the Majority Lenders so require, the Agent shall declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

7.3Mandatory prepayment

(a)        If a Vessel is sold or becomes a Total Loss, the Borrowers shall be obliged to:

(i)         (and without prejudice to the restrictions on sale of a Vessel and/or insurance covenants and requirements as otherwise provided in the Finance Documents) prepay, as a minimum amount, the higher of:

(A)        the outstanding balance of the Notional Vessel Tranche relating to the subject Vessel; and

(B)        such amount that would be required to be prepaid in order to ensure that the VTL Coverage immediately after the sale or Total Loss (excluding, for the purposes of such calculation,  the Vessel which is sold or which becomes a Total Loss and any additional security provided pursuant to Clause 26.1 (Additional Security)) is no less than what it was immediately prior to such sale or Total Loss (including the Vessel which is sold or which becomes a Total Loss);

(ii)        apply the balance of the sale or insurance proceeds, to the extent such sale proceeds are higher than the required minimum prepayment in (i) above, as follows:

(A)        in the case of a A-Type Vessel, in prepayment of the Loan an amount equal to the lesser of:

(1)        the entire balance of the sale or insurance proceeds (as the case may be); and

(2)        such amount as shall be required to be prepaid to ensure that the that the VTL Coverage (excluding, for the purposes of such calculation, the Vessel which is sold or which becomes a Total Loss and any additional security provided pursuant to Clause 26.1 (Additional Security)), is greater than:

(I)        where more than 85% of the Vessels (excluding the subject Vessel) are Capesize Vessels, 222%; or otherwise

(II)       200%.

(B)        in the case of a B-Type Vessel, in prepayment of the Loan in an amount equal to the lesser of (a) the entire balance of the sale or insurance proceeds and (b) US$4,000,000.

(b)        If a Vessel is sold or becomes a Total Loss, the required amount in sub-clause (a) shall be prepaid on the date on which the sale is completed by delivery of the Vessel to the buyer or if the Vessel becomes a Total Loss, on the earlier of the date falling one hundred and eighty (180) days after the Total Loss Date and the date of receipt by the Agent of the proceeds of insurance relating to such Total Loss.

(c)        Any prepayments of principal under this Clause 7.3 shall be applied firstly in repayment of the then principal outstandings under the Notional Vessel Tranche relating to that Vessel and any balance to be applied pro rata in reduction of the remaining Fixed Repayment Instalments and the Balloon Instalment and pro rata against the other Notional Vessel Tranches.

(d)        Any proceeds of the sale or Total Loss of a Vessel after the mandatory prepayments in (a) above have been made, and that there are no other amounts due and payable that remain outstanding under the Finance Documents, shall be released to the relevant Borrower for use in a manner which is not prohibited by the Finance Documents, provided that if a Default has occurred and is continuing such remaining proceeds shall be applied in full in prepayment of the Loan in accordance with paragraph (c) above.

(e)         If there is any loss in respect of a Vessel or a claim under the Insurances in respect of a Vessel exceeding US$1,000,000 which in each case is not a Total Loss, the Borrowers irrevocably authorise, and shall procure that all such things are done to enable the Agent to apply any proceeds received from such loss or claim as a prepayment against the relevant Notional Vessel Tranche relating to that Vessel unless such proceeds are applied within ninety (90) days, or within such other period as the Classification Society may advise in writing, of being received towards repairing the relevant Vessel in accordance with the relevant Security Documents (or otherwise are used to  reimburse the Borrowers for amounts made for such repair) and during which time the Borrowers shall procure that such funds are immediately credited to and remain in the Retention Account on and from their receipt.

(f)         Any proceeds from the sale or Total Loss of an Unencumbered Vessel shall be freely available to the Guarantor for the repayment of any scheduled debt service and for working capital purposes only. In the event that the proceeds of such sale are utilised in the prepayment of any secured debt of the Group (including, without limitation, to cure a loan-to-value covenant breach), then the Borrower shall, concurrently with such prepayment, be required to make a prepayment of the Loan on a pro rata basis.

7.4        Automatic cancellation

The unutilised Commitment (if any) of each Lender shall be automatically cancelled at the earlier of (i) close of business on the date on which the Loan is made available and (ii) at the end of the Availability Period.

7.5        Voluntary prepayment

(a)        The Borrowers may, upon giving to the Agent not less than five (5) Business Days’ prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of US$2,500,000).

(b)        The Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).

(c)        Any partial prepayments under this Clause 7.5 shall be applied ~~against~~ pro rata against the Fixed Repayment Instalments and the Balloon Instalment and pro rata against the Notional Vessel Tranches.

7.6        Restrictions

(a)         Any notice of cancellation or prepayment given by any Party under this Clause 7.6 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. The Agent must notify the Lenders promptly upon receipt of any such notice.

(b)        Any repayment or prepayment under this Agreement shall be made together with accrued interest on the amount repaid or prepaid and the Prepayment Fee (if any) and shall be subject to any Break Costs provided that no Prepayment Fee shall be payable in respect of:

(i)         any repayment pursuant to Clause 6.1 (Fixed Repayment Instalments);

(ii)        any prepayment pursuant to paragraph (b)(ii) of Clause 6.2 (Payment of Excess Cash Flow);

(iii)       any prepayment pursuant to paragraph (b)(iii) of Clause 26.1 (Additional Security);

(iv)       any one-off voluntary prepayment (“One-off Payment”) in an aggregate amount of US$25,000,000 (less any prepayments or scheduled repayments made in relation to the Loan that have been made prior to the date of said prepayment).

(c)        The Borrowers shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(d)        No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(e)        If the Agent receives a notice under this Clause 7.6 it shall promptly forward a copy of that notice to either the Borrowers or the Lenders, as appropriate.

(f)         If all or part of a Loan is repaid or prepaid, an amount of the Commitments (equal to the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph shall reduce the Commitments of the Lenders rateably.

(g)        Any prepayment of a Loan shall be applied pro rata to each Lender’s participation in the Loan and each Notional Vessel Tranche.

8.          INTEREST

8.1        Calculation of interest

The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)        Margin; and

(b)        LIBOR.

8.2        Payment of interest

(a)        The Borrowers shall pay accrued interest on the Loan on the last day of each Interest Period.

(b)        If any Interest Period is longer than 3 months, the Borrowers shall also pay interest then accrued on the dates falling at 3 monthly intervals after the first day of the Interest Period.

8.3        Default interest

If the Borrowers fail to pay any amount payable by them under a Finance Document on its due date (after the expiration of any applicable grace period under Clause 27.1 (Non-payment)), interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Utilisation in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrowers on demand by the Agent. Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4        Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

9.          INTEREST PERIODS

9.1        Length of Interest Periods

(a)        Each Interest Period for the Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period and end on the next Quarter Date.

(b)        If an Interest Period would otherwise overrun the Termination Date, it will be shortened so that it ends on the Termination Date.

9.2        Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.        CHANGES TO THE CALCULATION OF INTEREST

10.1      Absence of quotations

Subject to Clause 10.2  (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2      Market disruption

(a)         If a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on each Lender’s share of the Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)        the Margin; and

(ii)        the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select.

(b)        In this Agreement “Market Disruption Event” means:

(i)         at or about noon on the Quotation Day for the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for Dollars for the relevant Interest Period; or

(ii)        before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed fifty (50%) per cent. of the Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

10.3      Alternative basis of interest or funding

(a)         If a Market Disruption Event occurs and the Agent or the Borrowers so requires, the Agent and the Borrowers shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)        Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.

10.4      Break Costs

(a)         The Borrowers shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by any Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)        Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

(c)        Notwithstanding any other term of this Agreement, no Break Costs are payable to an Original Lender.

11.        FEES

11.1      Agency fee

The Borrowers shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in the Fee Letter.

11.2      Upfront fee

The Borrowers shall pay to the Agent (for its own account) an upfront fee in the amount and at the times agreed in the Fee Letter.

12.        TAX GROSS UP AND INDEMNITIES

12.1      Definitions

In this Agreement:

(a)         “Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

(b)         “Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

(c)         “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

(d)         “Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(e)        Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2     Tax gross-up

Each Borrower and HoldCo shall (and shall procure that each other Obligor shall) make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law, subject as follows:

(a)         a Borrower and HoldCo shall promptly upon becoming aware that it or any other Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrowers and any such other Obligor;

(b)         if a Tax Deduction is required by law to be made by a Borrower or any other Obligor, the amount of the payment due from that Borrower or that other Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required;

(c)         if a Borrower, HoldCo, or any other Obligor is required to make a Tax Deduction, that Borrower or HoldCo (as the case may be) shall (and shall procure that such other Obligor shall) make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law;

(d)         within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall (and shall procure that such other Obligor shall) deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3      Tax indemnity

(a)         Each Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)        Clause 12.3(a) shall not apply:

(i)        with respect to any Tax assessed on a Finance Party:

(A)        under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)        under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)       to the extent a loss, liability or cost:

(A)        is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)        relates to a FATCA Deduction required to be made by a Party.

(c)         A Protected Party making, or intending to make a claim under Clause 12.3(a) shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers.

(d)        A Protected Party shall, on receiving a payment from a Borrower under this Clause 12.3, notify the Agent.

12.4      Tax Credit

If a Borrower or any other Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)        a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)        that Finance Party has obtained and utilised that Tax Credit, that Finance Party shall pay an amount to that Borrower or to that other Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by that Borrower or that other Obligor.

12.5      Stamp taxes

The Borrowers shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6      VAT

(a)        All amounts expressed to be payable under a Finance Document by any Party or any Obligor to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 12.6(b), if VAT is or becomes chargeable on any supply made by any Finance Party to any Party or any Obligor under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party or Obligor must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to the Borrowers).

(b)         If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)         (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Clause 12.6(a) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)        (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)        Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)        Any reference in this Clause 12.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(e)         In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.7FATCA information

(a)        Subject to Clause 12.7(c), each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)        confirm to that other Party whether it is:

(A)        a FATCA Exempt Party; or

(B)        not a FATCA Exempt Party;

(ii)        supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)       supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)        If a Party confirms to another Party pursuant to Clause 12.7(a)(i)(A) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)        Clause 12.7(a) shall not oblige any Finance Party to do anything, and Clause 12.7(a)(iii) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)         any law or regulation;

(ii)        any fiduciary duty; or

(iii)       any duty of confidentiality.

(d)         If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.7(a)(i) or 12.7(a)(ii) (including, for the avoidance of doubt, where Clause 12.7(c) applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)         If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten (10) Business Days of:

(i)         where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)        where a Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender or an Increase Lender, the relevant Transfer Date; or

(iii)       where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)        a withholding certificate on Form W-8 or Form W-9 or any other relevant form; or

(B)        any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)         The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 12.7(e) to the Borrowers.

(g)         If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to Clause 12.7(e) is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrowers.

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 12.7(e) or 12.7(g) without further verification. The Agent shall not be liable for any action taken by it under or in connection with Clause 12.7(e), 12.7(f) or 12.7(g).

13.        INCREASED COSTS

13.1      Increased costs

(a)        Subject to Clause 13.3 (Exceptions) the Borrowers shall, within three (3) Business Days of a demand by the Agent, pay to the Agent for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation or any request from or requirement of any central bank or other fiscal, monetary or other authority made after the date of this Agreement (including Basel III and Dodd Frank and any other which relates to capital adequacy or liquidity controls or which affects the manner in which that Finance Party allocates capital resources to obligations under this Agreement) or (iii) any change in the risk weight allocated by that Finance Party to the Borrowers after the date of this Agreement.

(b)        In this Agreement “Increased Costs” means:

(i)         a reduction in the rate of return from the Loan or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)        an additional or increased cost; or

(iii)       a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

(c)        In this Agreement “Basel III” means:

(i)         the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)        the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)       any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

(d)         In this Agreement “Dodd Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of the U.S.A and all requests, rules, guidelines or directives thereunder or issued in connection therewith.

13.2      Increased cost claims

(a)        A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers.

(b)        Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3      Exceptions

(a)        Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)         attributable to a Tax Deduction required by law to be made by a Borrower;

(ii)        attributable to a FATCA Deduction required to be made by a Party;

(iii)       compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 12.3 (Tax indemnity) applied);

(iv)       attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)        attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards,

a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)         In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions).

14.        OTHER INDEMNITIES

14.1      Currency indemnity

(a)         If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)         making or filing a claim or proof against that Obligor; or

(ii)        obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrowers and HoldCo shall procure that that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)        The Borrower and HoldCo waive (and shall procure that each other Obligor waives) any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2      Other indemnities

(a)        The Borrower and HoldCo shall (and shall procure that each other Obligor shall), within three (3) Business Days of demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party as a result of:

(i)         the occurrence of any Event of Default;

(ii)        a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 33 (Sharing among the Finance Parties);

(iii)       funding, or making arrangements to fund, its participation in the Loan requested by the Borrowers in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)       the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower.

(b)         The Borrower and HoldCo shall (and shall procure that each other Obligor shall), on demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (an “Indemnified Person”), against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Vessel unless such cost, loss or  liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)        Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)         arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)        in connection with any Environmental Claim.

(d)        Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

14.3      Indemnity to the Agent

Each Obligor jointly and severally shall promptly indemnify the Agent against:

(a)        any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)         investigating any event which it reasonably believes is a Default; or

(ii)        acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)       instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)        any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent in acting as Agent under the Finance Documents.

14.4      Indemnity to the Security Agent

(a)        Each Obligor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)         any failure by any Obligor to comply with its obligations under Clause 16 (Costs and expenses);

(ii)        acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)       the taking, holding, protection or enforcement of the Transaction Security;

(iv)       the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)        any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(vi)       instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

(vii)      acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)        The Security Agent and every Receiver and Delegate may, in priority to any payment to the Finance Parties, indemnify itself out of the Security Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 (b) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

14.5      Indemnity Survival

The indemnities in this Agreement shall survive repayment of the Loan.

14.6      Priority of Indemnity

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in Clause 14.4 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of enforcement of the Transaction Security for all moneys payable to it.

15.        MITIGATION BY THE LENDERS

15.1      Mitigation

(a)        Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)        Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2      Limitation of liability

(a)        The Obligors shall, within three (3) Business Days of demand, promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)        A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.        COSTS AND EXPENSES

16.1      Transaction expenses

The Borrowers shall, within five (5) Business Days of demand, pay each of the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)        this Agreement and any other documents referred to in this Agreement or in a Security Document;

(b)        the Transaction Security;

(c)        any other Finance Documents executed after the date of this Agreement;

(d)        any other document which may at any time be required by a Finance Party to give effect to any Finance Document or which a Finance Party is entitled to call for or obtain under any Finance Document (including, for the avoidance of doubt) any Valuation); and

(e)        any discharge, release or reassignment of any of the Finance Documents.

16.2      Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 34.9 (Change of currency), the Borrowers shall, within five (5) Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Agent (and, in the case of the Security Agent, any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3      Agent and Security Agent’s management time and additional remuneration

Any amount payable to the Agent under Clause 14.3 (Indemnity to the Agent) or to the Security Agent under Clause 14.4  (Indemnity to the Security Agent) or to either of them under this Clause 16 or Clause 25.11 (Lenders’ indemnity to the Agent) shall include the cost of utilising the management time or other resources of the Agent or the Security Agent (as the case may be) and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or the Security Agent may notify to the Borrowers and the Lenders, and is in addition to any other fee paid or payable to the Agent or the Security Agent.

16.4      Enforcement and preservation costs

The Borrowers shall, within five (5) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Finance Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

16.5      Other costs

The Borrowers shall, within five (5) Business Days of demand, pay to each Finance Party and each other Secured Party the amount of all sums which that Finance Party or other Secured Party may pay or become actually or contingently liable for on account of a Borrower in connection with a Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which that Finance Party or other Secured Party may pay or guarantees which it may give in respect of the Insurances, any expenses incurred by that Finance Party or other Secured Party in connection with the maintenance or repair of a Vessel or in discharging any lien, bond or other claim relating in any way to a Vessel, and any sums which that Finance Party or other Secured Party may pay or guarantees which it may give to procure the release of a Vessel from arrest or detention.

17.        JOINT AND SEVERAL LIABILITY

17.1      Joint and Several Liability

(a)        All liabilities and obligations of the Obligors under or in connection with any Finance Document shall, whether expressed or not expressed to be so, be joint and several. The failure by one Obligor to perform its obligations under the Finance Documents shall constitute a failure by the other Obligors in the performance of such obligations under the Finance Documents. Each Obligor shall be responsible for the performance of the obligations of the other Obligors under the Finance Documents.

(b)        Each Obligor agrees to be bound by the Finance Documents to which it is, or becomes, a party, notwithstanding that:

(i)         any other Obligor intended to be a party or be bound by such Finance Document does not become a party or bound; and

(ii)        any Finance Document may be invalid or unenforceable against the other Obligors, whether or not such validity or unenforceability is known to any Finance Party.

(c)         The Finance Parties may, but only through the Agent or the Security Agent, take action against any Obligor, grant any time or other indulgence to any Obligor, or release or compromise in whole or in part the liability of any Obligor under the Finance Documents, in each case without affecting the liability of any other Obligor.

17.2      Waiver of Defences

(a)         The joint and several liabilities and obligations of each Obligor will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Agreement and/or any other Finance Document (without limitation and whether or not known to it or any Finance Party) including:

(i)         any time, waiver or consent granted to, or composition with, any Obligor or other person;

(ii)        the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(iii)       the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)       any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Obligor or any other person;

(v)        any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(vi)       any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(vii)      any insolvency or similar proceedings.

17.3      Appropriations

(a)         Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(i)         refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Obligors (or any of them) shall be entitled to the benefit of the same; and

(ii)        hold in an interest-bearing suspense account any moneys received from the Obligor or on account of the relevant Obligor’s liability under this Clause 17.

17.4      Deferral of each Obligor’s rights

(a)        Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Obligor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17:

(i)         to be indemnified by an Obligor;

(ii)        to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(iii)       to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(iv)       to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Obligor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and indemnity);

(v)        to exercise any right of set-off against any Obligor; and/or

(vi)       to claim or prove as a creditor of any Obligor in competition with any Finance Party.

(b)         If any Obligor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 34 (Payment mechanics).

18.       GUARANTEE AND INDEMNITY

18.1     Guarantee and indemnity

HoldCo irrevocably and unconditionally:

(a)        guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)        undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, HoldCo shall immediately on demand pay that amount as if it was the principal obligor; and

(c)        agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor (other than HoldCo) not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by HoldCo under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

18.2      Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3      Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of HoldCo under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4      Waiver of defences

The obligations of HoldCo under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a)        any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)        the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)        the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)        any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)        any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)         any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)        any insolvency or similar proceedings.

18.5      HoldCo Intent

Without prejudice to the generality of Clause 18.4 (Waiver of defences), HoldCo expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital, enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities, refinancing any other indebtedness; making facilities available to new borrowers, any other variation or extension of the purposes for which any such facility or amount might be made available from time to time, and any fees, costs and/or expenses associated with any of the foregoing.

18.6      Immediate recourse

HoldCo waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from it or commencing proceedings under this Clause 18.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.7      Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)        refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and HoldCo shall be entitled to the benefit of the same; and

(b)        hold in an interest-bearing suspense account any moneys received from HoldCo or on account of HoldCo’s liability under this Clause 18.

18.8      Deferral of HoldCo’s rights

All rights which HoldCo has at any time (whether in respect of this guarantee, a mortgage or any other transaction) against any Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, HoldCo will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

(a)        to be indemnified by an Obligor;

(b)        to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)        to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)        to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Obligor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and indemnity);

(e)        to exercise any right of set-off against any Obligor; and/or

(f)        to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If HoldCo receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 34 (Payment mechanics).

18.9      Additional security

This guarantee and any other Security given by HoldCo is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Finance Party, or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

19.        REPRESENTATIONS AND WARRANTIES

19.1      Representations

Each Borrower and HoldCo make the representations and warranties set out in this Clause 19 to each Finance Party.

19.2      Status

Each of the Obligors:

(a)        is a corporation or a limited liability  company, duly incorporated or formed and validly existing under the law of its jurisdiction of incorporation or formation; and

(b)        has the power to own its assets and carry on its business as it is being conducted.

19.3      Binding obligations

Subject to the Legal Reservations:

(a)        the obligations expressed to be assumed by each of the Obligors in each of the Relevant Documents to which it is a party are legal, valid, binding and enforceable obligations; and

(b)        (without limiting the generality of paragraph (a)), each Security Document to which it is a party creates the security interests that that Security Document purports to create and those security interests are valid and effective.

19.4      Non-conflict with other obligations

The entry into and performance by each of the Obligors of, and the transactions contemplated by, the Relevant Documents do not conflict with:

(a)        any law or regulation applicable to such Obligor;

(b)        the constitutional documents of such Obligor; or

(c)        any agreement or instrument binding upon such Obligor or any of such Obligor’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

19.5      Power and authority

(a)        Each of the Obligors has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the

Relevant Documents to which it is or will be a party and the transactions contemplated by those Relevant Documents.

(b)        No limit on the powers of any Obligor will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Relevant Documents to which it is a party.

19.6      Validity and admissibility in evidence

All authorisations required or desirable:

(a)        to enable each of the Obligors lawfully to enter into, exercise its rights and comply with its obligations in the Relevant Documents to which it is a party or to enable each Finance Party to enforce and exercise all its rights under the Relevant Documents; and

(b)        to make the Relevant Documents to which any Obligor is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect, with the exception only of the registrations referred to in Part III of Schedule 2 (Conditions Subsequent).

19.7      Governing law and enforcement

(a)        The choice of governing law of any Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Obligor.

(b)        Any judgment obtained in relation to any Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Obligor.

19.8      Insolvency

No corporate action, legal proceeding or other procedure or step described in Clause 27.7 (Insolvency proceedings) or creditors’ process described in Clause 27.8 (Creditors’ process) has been taken or, to the knowledge of any Borrower, threatened in relation to an Obligor; and none of the circumstances described in Clause 27.6 (Insolvency) applies to an Obligor.

19.9      No filing or stamp taxes

Under the laws of the Relevant Jurisdictions of each relevant Obligor it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in any of those jurisdictions or that any stamp, registration, notarial or similar tax or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except registration of each Mortgage at the registry of the Approved Flag where title to the relevant Vessel is registered in the ownership of the relevant Borrower and payment of associated fees, which registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Finance Document.

19.10    No default

(a)        No Event of Default and, on the date of this Agreement and the Utilisation Date, no Default is continuing or is reasonably likely to result from the advance of a Utilisation or the entry into, the performance of, or any transaction contemplated by, any of the Relevant Documents.

(b)        No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on any of the Obligors or to which its assets are subject which has or is reasonably likely to have a Material Adverse Effect.

19.11    No misleading information

(a)        All information supplied by it or on its behalf to any Finance Party in connection with the Relevant Documents was true and accurate  in all material respects  as at the date it was provided or as at any date at which it was stated to be given.

(b)        Any financial projections contained in the information referred to in paragraph (a) above have been prepared as at their date on the basis of recent historical information and on the basis of reasonable assumptions.

(c)        It has not omitted to supply any information which, if disclosed, would make the information referred to in paragraph (a) above untrue or misleading in any material respect.

(d)        Nothing has occurred since the date of the information referred to in paragraph (a) above which, if disclosed, would make that information untrue or misleading in any material respect.

19.12    Financial statements

(a)        The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)        The unaudited Original Financial Statements fairly represent each Obligor’s and the Group’s financial condition and results of operations for the relevant financial quarter.

(c)        The audited Original Financial Statements give a true and fair view of the Parent Guarantor’s financial condition and results of operations during the relevant financial year.

(d)        There has been no material adverse change in any Obligor’s assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Parent Guarantor) since the date of the Original Financial Statements.

(e)        Each Obligor’s most recent financial statements delivered pursuant to Clause 20.1 (Financial statements) or Clause 20.2 (Interim Financial Statements):

(i)         have been prepared in accordance with GAAP as applied to the Original Financial Statements; and

(ii)        give a true and fair view of (if audited) or fairly represent (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(f)        Since the date of the most recent financial statements delivered pursuant to Clause 20.1 (Financial statements) or Clause 20.2 (Interim Financial Statements) there has been no material adverse change in the business, assets or financial condition of any of the Obligors or any other member of the Group.

19.13    No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against any of the Obligors.

19.14    No breach of laws

None of the Obligors has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

19.15    Environmental laws

(a)        Each of the Obligors is in compliance with Clause 22.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)        No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any of the Obligors where that claim has or is reasonably likely, if determined against that Obligor, to have a Material Adverse Effect.

19.16    Taxation

(a)        None of the Obligors is materially overdue in the filing of any Tax returns or is overdue in the payment of any amount in respect of Tax.

(b)        No claims or investigations are being, or are reasonably likely to be, made or conducted against any of the Obligors with respect to Taxes.

(c)        Each of the Obligors is resident for Tax purposes only in its Original Jurisdiction.

19.17    Anti-corruption law

Each of the Obligors and each Affiliate of any of them has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

19.18    No Security or Financial Indebtedness

(a)        No Security exists over all or any of the present or future assets of any Borrower.

(b)        No Borrower has any Financial Indebtedness outstanding other than as permitted by this Agreement.

19.19    Pari passu ranking

The payment obligations of each of the Obligors under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.20    No adverse consequences

(a)        It is not necessary under the laws of the Relevant Jurisdictions of any of the Obligors:

(i)         in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)        by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of the Relevant Jurisdictions of any of the Obligors.

(b)        No Finance Party is or will be deemed to be resident, domiciled or carrying on business in any of the Relevant Jurisdictions of any of the Obligors by reason only of the execution, performance and/or enforcement of any Finance Document.

19.21    Disclosure of material facts

No Borrower is aware of any material facts or circumstances that have not been disclosed to the Agent and which might, if disclosed, have adversely affected the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrowers.

19.22    Completeness of Relevant Documents

The copies of any Relevant Documents provided or to be provided by the Borrowers to the Agent in accordance with Clause 4 (Conditions of Utilisation) are, or will be, true and accurate copies of the originals and represent, or will represent, the full agreement between the parties to those Relevant Documents in relation to the subject matter of those Relevant Documents and there are no commissions, rebates, premiums or other payments due or to become due in connection with the subject matter of those Relevant Documents other than in the ordinary course of business or as disclosed to, and approved in writing by, the Agent.

19.23    No Immunity

No Obligor or any of its assets is immune to any legal action or proceeding.

19.24    Money laundering

Any borrowing by a Borrower under this Agreement, and the performance of its obligations under this Agreement and under the other Finance Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive (2005/EC/60) of the European Parliament and of the Council of the European Communities.

19.25    Sanctions

As regards Sanctions:

(a)        None of the Obligors or any Affiliate of any of them is a Restricted Person or is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Restricted Person and none of such persons owns or controls a Restricted Person.

(b)        No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Restricted Person in violation applicable Sanctions laws, or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(c)        Each of the Obligors and each Affiliate of any of them is in material compliance with all applicable Sanctions.

19.26    Valuation

(a)        All information supplied by it or on its behalf to the Agent for the purposes of each Valuation was true and accurate as at its date or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)        It has not omitted to supply any information to the Agent which, if disclosed, would adversely affect the Valuation.

(c)        Nothing has occurred since the date the information referred to in paragraph (a) above was supplied which, if it had occurred prior to the relevant Valuation, would have adversely affected that Valuation.

19.27    ISM Code and ISPS Code

All requirements of the ISM Code and the ISPS Code as they apply to each Borrower and any Approved Manager and each Vessel have been complied with.

19.28    Vessel

(a)        Each Vessel is:

(i)         permanently registered in the name of the relevant Borrower under the relevant Approved Flag;

(ii)        free from Security (other than Permitted Security);

(iii)       operationally seaworthy and in every way fit for service;

(iv)       classed in accordance with the relevant Classification free of all requirements and recommendations of the relevant Classification Society (except as disclosed to and approved by the Agent prior to the Utilisation Date); and

(v)        insured in the manner required by the Security Documents.

(b)        To the best of its knowledge (following due and careful enquiry):

(i)         no material breach of any law or regulation is outstanding which might have a Material Adverse Effect (including in relation to the value of a Vessel); and

(ii)        no adverse claim has been made by any person in respect of the ownership of the Vessel or any interest in it.

19.29    Borrowers

Each Borrower is a special purpose vehicle which has not traded or incurred any liabilities other than in connection with the relevant Vessel pursuant to the Relevant Documents.

19.30   Commercial management

Except as otherwise permitted under Clause 23.13(f):

(a)        no Vessel, other than the “GENCO CHAMPION” and the “GENCO CHARGER”~~,~~, is managed by an Approved Commercial Manager (External); and

(b)        in respect of any Vessel (other than the “GENCO CHAMPION” and the “GENCO CHARGER”), no  Borrower has entered into any agreement or arrangement in relation to the provision of commercial management services to its Vessel, save that the Approved Commercial Manager (Internal) provides certain assistance to each of the relevant Borrowers (and each owner of a Fleet Vessel) in relation to the fixing of employment on a undocumented and informal basis, without any right to fees, commission or any other compensation, contribution, remuneration or payment of any kind whatsoever, except for the Borrowers’ Share of Group Expenses to the Parent Guarantor as permitted to be paid pursuant to Clause 6(b)(ii).

19.31    Repetition

Each Repeating Representation is deemed to be repeated by each Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request, on the Utilisation Date, on the first day of each Interest Period and, in the case or those contained in Clause 19.12(d) and (f) (Financial statements) and for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, on each day.

20.        INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1      Financial statements

Holdco and the Borrowers shall procure that the Guarantor shall supply to the Agent as soon as the same become available, but in any event within ninety (90) days after the end of each of its financial years:

(a)        the Parent Guarantor’s audited consolidated (so as to include inter alia the Borrowers) financial statements for that financial year;

(b)        the Parent Guarantor’s unaudited financial statements for that financial year (including the Borrowers) together with the calculations and documentation that the Agent and the Security Agent may deem necessary in order to make the necessary reconciliations and off-setting against the financial statements referred to in Clause 20.2(a) above;

(c)        Holdco’s management accounts for that financial year (including the Borrowers); and

(d)        each Borrower’s annual management accounts (balance sheet and profit and loss accounts).

20.2      Interim financial statements

Holdco and the Borrowers shall procure that the Parent Guarantor shall, and shall procure that each Borrower shall, supply to the Agent as soon as the same become available, but in any event within forty-five (45) days after the end of each of the first three quarters during each of its financial years:

(a)        the Parent Guarantor’s consolidated (so as to include inter alia the Borrowers) quarterly financial statements for that quarter;

(b)        the Parent Guarantor’s unaudited financial statements for that quarter (including the Borrowers and the other Subsidiaries of the Guarantor) together with the calculations and documentation that the Agent and the Security Agent may deem necessary in order to make the necessary reconciliations and off-setting against the financial statements referred to in Clause 20.2(a) and (b) above; and

(c)        Holdco’s and each Borrower’s quarterly management accounts (balance sheet and profit and loss accounts) at the time that the relevant Compliance Certificate is presented pursuant to Clause 20.3 (Compliance Certificate).

20.3      Compliance Certificate

(a)         The Borrowers and HoldCo shall procure that the Parent Guarantor shall supply to the Agent, with each set of financial statements delivered pursuant to Clause 20.1 (Financial statements) and Clause 20.2 (Interim financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial covenants) as at the date as at which those financial statements were drawn up.

(b)         The Borrowers and HoldCo shall procure that each Compliance Certificate shall be signed by any authorised officer of the Parent Guarantor.

(c)         The Borrowers and HoldCo shall procure that, if, prior to the delivery of any Compliance Certificate by the Parent Guarantor, the Parent Guarantor or any other Obligor becomes aware that the financial covenants detailed in Clause 21 (Financial Covenants) (or any of them) will not be complied with, the Borrowers and HoldCo shall promptly notify the Agent accordingly.

20.4      Requirements as to financial statements

(a)        Each set of financial statements delivered by an Obligor pursuant to Clause 20.1 (Financial statements):

(i)         shall be certified by an authorised officer of that Obligor as giving a true and fair view (in case of annual financial statements), or fairly representing (in other cases), its financial condition as at the date as at which those financial statements were drawn up; and

(ii)        shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:

(A)       a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(B)       sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Agent to determine whether Clause 21.1 (Financial Covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

(b)         Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

20.5      Budgets and Report on Operating Expenses and Group Expenses

(a)        The Borrowers and HoldCo shall:

(i)         supply to the Agent, no later than fifteen (15) days after the end of each financial year of the Parent Guarantor, copies of an annual operating budget of each of the Borrowers (and the Vessel owned by it) for the following financial year;

(ii)        procure that the Parent Guarantor shall supply to the Agent, no later than fifteen (15) days after the end of each financial year of the Parent Guarantor, a copy of an annual budget in respect of Group Expenses for the following financial year, each such budget to be in the form appended to Schedule 13 (Example Budget) or in such other form and with such details as may be agreed by the Agent (acting on the instructions of the Majority Lenders).

(b)        The Borrowers and HoldCo shall procure that the Parent Guarantor shall supply to the Agent, with each set of financial statements delivered pursuant Clause 20.2 (Interim financial statements), the details of the Operating Expenses and Group Expenses payable by each Borrower in respect of its Vessel together with all computations of how such Operating Expenses and Group Expenses were calculated.

20.6      Information: miscellaneous

Each Borrower and HoldCo shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)         at the same time as they are dispatched, copies of all documents dispatched by that Borrower or HoldCo to its shareholders generally (or any class of them) or dispatched by that Borrower or HoldCo to its creditors generally (or any class of them);

(b)         promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings (including proceedings related to any alleged or actual breach of the ISM Code or the ISPS Code) which are current, threatened or pending against any Obligor, and which might, if adversely determined, are likely to have a Material Adverse Effect;

(c)         promptly, such further information regarding the financial condition, business and operations of any Obligor (or any other member of the Group other than a Non-Recourse Subsidiary) as any Finance Party (through the Agent) may reasonably request, including without limitation cash flow analyses and details of the Operating Expenses of any Vessel, the Group Expenses, any dividends and/or  loans made by a

Borrower, HoldCo and/or the Parent Guarantor, and annual inspection certificates (including any annual inspection report (if required by the Agent)); and

(d)        promptly on request, such further information regarding the financial condition, assets and operations of any Obligor (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement and an up to date copy of its shareholders’ register (or equivalent in its Original Jurisdiction)) as any Finance Party through the Agent may reasonably request.

20.7      Notification of default

(a)         Each Borrower and HoldCo shall notify the Agent of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Borrower or HoldCo (as the case may be) is aware that a notification has already been provided by another Obligor).

(b)         Promptly upon a request by the Agent, each Borrower and HoldCo shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Event of  Default is continuing (or if an Event of Default is continuing, specifying the Event of Default and the steps, if any, being taken to remedy it).

20.8      “Know your customer” checks

(a)        If:

(i)         the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)        any change in the status of an Obligor after the date of this Agreement; or

(iii)       a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Borrower and HoldCo shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)        Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20.9      USA Patriot Act Notice

Each Lender hereby notifies each Borrower and HoldCo that, pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub.: 107-56 (signed into law October 26, 2001) (the “Patriot Act”) it is required to obtain, verify, and record information that identifies each Borrower, which information includes the name of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act, and each Borrower agrees to provide such information from time to time to any Lender.

21.        FINANCIAL COVENANTS

21.1      Financial covenants

(a)        At each and all times during the Facility Period, the Borrowers shall maintain Cash in the Minimum Liquidity Account in an amount of not less than the applicable Minimum Liquidity Amount~~$750,000 per Vessel.~~.

(b)        At each and all times during the Facility Period, the Borrowers and HoldCo shall procure that the Parent Guarantor shall, in respect of the Parent Guarantor ~~only~~ and its Subsidiaries (excluding Non-Recourse Subsidiaries,  ~~for the purposes of (i) only,~~ Holdco and each Borrower) ~~:~~  ensure that the aggregate of its Cash and Cash Equivalents ~~and any undrawn availability under any of its working capital lines (but only to the extent such lines are not draw stopped and are available for drawing) in an amount of  not less than $750,000 per Fleet Vessel of which a minimum amount of $25,000,000 shall be in Cash or Cash Equivalents; and~~ shall not be less than:

~~which covenants to be tested on each Quarter Date and reported to the Agent in each Compliance Certificate to be delivered to the Agent pursuant to Clause~~ 20.3 (Compliance certifica

(i)         for the period from the Effective Date until (and including) 31st December 2018, $250,000 per Fleet Vessel (other than Fleet Vessels owned by HoldCo and the Borrowers);

(ii)        for the period from 1st January 2019 to (and including) 31st December 2019, $400,000 per Fleet Vessel (other than Fleet Vessels owned by HoldCo and the Borrowers);

(iii)       at all times on or after ~~31st December 2019~~1 January 2020, $700,000 per Fleet Vessel(other than Fleet Vessels owned by HoldCo and the Borrowers).

(c)        The Borrowers and Holdco shall procure that the Parent Guarantor will not permit the consolidated current assets (determined on a consolidated basis in accordance with GAAP, but excluding Restricted Cash and Cash Equivalents) of the Parent Guarantor and its Subsidiaries (excluding any Non-Recourse Subsidiaries) less consolidated current liabilities (determined on a consolidated basis in accordance with GAAP, but excluding the current portion of long-term Financial Indebtedness) of the Parent Guarantor and its Subsidiaries (excluding any Non-Recourse Subsidiaries) to be less than $0 at all times.

(d)        The Borrowers and Holdco shall procure that the Parent Guarantor will maintain a ratio of Total Indebtedness to Total Capitalisation of not greater than 0.70 to 1:00 at all times.

The above covenants shall be tested on each Quarter Date and reported to the Agent in each Compliance Certificate to be delivered to the Agent pursuant to Clause 20.3 (Compliance certificate).

21.2      Most favoured Lenders

(a)         If at any time any Other Facility Agreement shall include any financial covenant in respect of the Parent Guarantor, the Group (other than Non-Recourse Subsidiaries) or the majority of the Group (excluding Non-Recourse Subsidiaries) (whether set forth as a covenant, undertaking, event of default, restriction or other such provision) (a “Financial Covenant”) not set forth herein or that would be more beneficial to the Lenders than any analogous provision contained in this Agreement (any such Financial Covenant, an “Additional Financial Covenant”), then the Borrowers and HoldCo shall provide a Most Favoured Lender Notice to the Lenders.  Thereupon, unless waived in writing by the Majority Lenders within fourteen (14) days of receipt of such Most Favoured Lender Notice by the Lenders, such Additional Financial Covenant (and any related definitions and any information and other undertakings reasonably required to ensure compliance with the Additional Finance Covenant) shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if set out fully in this document, without any further action required on the part of any person, effective as of the date when such Additional Financial Covenant became effective under the Facility Agreement. For the avoidance of doubt, in no event shall any (i) collateral maintenance requirements relating to a Fleet Vessel or Fleet Vessels, or (ii) minimum liquidity requirements on a per vessel basis equivalent to the requirement in Clause 21.1(a), in any Other Facility Agreement be subject to the requirements set forth in this Clause 21.2.

(b)         If requested by the Majority Lenders following the receipt of a Most Favoured Lender Notice, the Obligors shall enter into any additional agreement or amendment to this Agreement reasonably requested by the Majority Lenders evidencing the provisions of paragraph (a) above.

(c)        In this Clause 21.2:

(i)        “Most Favoured Lender Notice” means, in respect of any Additional Financial Covenant, a written notice to each of the Lenders delivered promptly, and in any event within thirty (30) days after the inclusion of such Additional Financial Covenant in the Other Facility Agreement, as applicable (including by way of amendment or other modification of any existing provision thereof), by the an authorised officer of the obligor referring to the provisions of this Clause 21.2 and setting out a description of such Additional Financial Covenant (including any defined terms used therein) and related explanatory calculations, as applicable;

(ii)        “Other Facility Agreement” means, with respect to any Financial Indebtedness, any  agreement and other documentation (including in relation to any amendments thereto) entered into in respect of such Financial Indebtedness.

22.        GENERAL UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1      Authorisations

The Borrower and HoldCo shall (and shall procure that each other Obligor shall) promptly:

(a)        obtain, comply with, renew and do all that is necessary to maintain in full force and effect; and

(b)        supply certified copies to the Agent of any authorisation required under any law or regulation of its jurisdiction of incorporation to:

(i)         enable it to perform its obligations under the Relevant Documents to which it is a party;

(ii)        ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Relevant Document; or

(iii)       enable any Obligor to carry on its business where failure to do so has or is reasonably likely to have Material Adverse Effect.

22.2      Compliance with laws

(a)        Each Borrower and HoldCo shall comply (and shall procure that each Affiliate of any of them shall comply) in all respects with all laws to which it may be subject if (except as regards Sanctions, to which Clause 22.2(b) applies, and anti-corruption laws, to which Clause 22.5 (Anti-corruption laws) applies) failure to do so has or is reasonably likely to have a Material Adverse Effect.

(b)        Each Borrower and HoldCo shall (and shall procure that each Affiliate of any of them shall comply) in all respect with all Sanctions.

22.3      Environmental compliance

Each Borrower and HoldCo shall, and shall procure that the Parent Guarantor shall:

(a)         comply with all Environmental Laws;

(b)         obtain, maintain and ensure compliance with all requisite Environmental Approvals; and

(c)         implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

22.4      Environmental Claims

Each Borrower and HoldCo shall, and shall procure that the Parent Guarantor shall, promptly upon becoming aware of the same, inform the Agent in writing of:

(a)        any Environmental Claim against any of the Obligors which is current, pending or threatened; and

(b)        any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any of the Obligors, where the claim, if determined against that Obligor, has or is reasonably likely to have a Material Adverse Effect.

22.5      Anti-corruption law

(a)         Each Borrower shall, and shall procure that the Guarantor shall not (and shall procure that no other Obligor will) directly or indirectly use the proceeds of the Loan for any purpose that would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)        Each Borrower and HoldCo shall, and shall procure that the Parent Guarantor shall (and shall procure that each other Obligor shall):

(i)         conduct its businesses in material compliance with applicable anti-corruption laws; and

(ii)        maintain policies and procedures designed to promote and achieve compliance with such laws.

22.6      Taxation

(a)         Each Borrower and HoldCo shall, and shall procure that the Parent Guarantor shall (and shall procure that each other Obligor shall) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)         such payment is being contested in good faith;

(ii)        adequate reserves are being maintained for those Taxes and the costs required to contest them, which have been disclosed in its latest financial statements delivered to the Agent under Clause 20.1 (Financial statements); and

(iii)       such payment can be lawfully withheld and, in the case of the Parent Guarantor only, failure to pay, those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)          No Borrower and no other Obligor may change its residence for Tax purposes.

22.7      Evidence of good standing

Each Borrower and HoldCo will from time to time if requested by the Agent provide the Agent with evidence in form and substance satisfactory to the Agent that the Obligors and all corporate shareholders of any of the Obligors remain in good standing.

22.8      Pari passu ranking

The Borrower and HoldCo shall (and shall procure that each other Obligor shall) ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

22.9      Negative pledge

(a)         In this Clause 22.9, “Quasi-Security” means an arrangement or transaction described in Clause 22.9(b)

(b)         Except as permitted under Clause 22.9(c):

(i)        No Borrower nor HoldCo shall create nor permit to subsist any Security over any of its assets.

(ii)       No Borrower nor HoldCo shall:

(A)       sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group (including a Non-Recourse Subsidiary);

(B)       sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(C)        enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(D)       enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)        Clauses 22.9(a) and 22.9(b) do not apply to any Security or (as the case may be) Quasi-Security, which is a Permitted Security or a Permitted Transaction.

22.10    Disposals

(a)         Except as permitted under Clause 22.10(b), no Borrower or HoldCo shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)        Clause 22.10(a) does not apply to any sale, lease, transfer or other disposal which is a Permitted Transaction or a Permitted Vessel Disposal.

22.11    Arm’s length basis

(a)        Except as permitted under Clause 22.11(b), the Borrower and HoldCo shall not (and shall procure that each other Obligor shall not) enter into any transaction with any person except on arm’s length terms and for full market value.

(b)        The following transactions shall not be a breach of this Clause 22.11:

(i)         fees, costs and expenses payable under the Relevant Documents in the amounts set out in the Relevant Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent)or agreed by the Agent;

(ii)        any Permitted Transaction and any Permitted Intercompany Loan;

(iii)       customary director’s fees consistent with past practice.

(iv)       employment agreements in the ordinary course of business; and

(v)        management fees received by Parent Guarantor, in the ordinary course of business and in line with market practice.

22.12    Merger

No Borrower nor HoldCo shall, and shall procure that neither the Parent Guarantor nor any Subsidiary shall ~~not~~, without the prior written consent of the Lenders (such consent not to be unreasonably withheld), enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction; provided that a Non-Recourse Subsidiary may enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction with another Non-Recourse Subsidiary or with a third party that is not a member of the Group.

22.13    Change of business

The Borrowers and HoldCo shall not (and shall procure that each other Obligor shall not) make any substantial change to the general nature of its business from that carried on at the date of this Agreement.

22.14    No other business

None of the Borrowers shall engage in any business other than the ownership, operation, chartering and management of the relevant Vessel owned by it and HoldCo shall not engage in any business other than the ownership of the shares in each Borrower.

22.15    No acquisitions

No Borrower or HoldCo shall acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or incorporate a company.

22.16    No Joint Ventures

No Borrower or HoldCo shall:

(a)        enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)        transfer any assets or lend to or guarantee or give an indemnity for or give security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

22.17    No borrowings

No Borrower or HoldCo shall incur or allow to remain outstanding any Financial Indebtedness (except for the Loan) unless it is a Permitted Transaction or a Permitted Intercompany Loan provided that, in respect of any Permitted Intercompany Loan, no Default has occurred and is continuing and each of the Obligors that are to be a party to such Permitted Intercompany Loan have first provided to the Agent a duly executed original of a Subordination Agreement in relation thereto.

22.18    No substantial liabilities

Except in the ordinary course of business, no Borrower or HoldCo shall incur any liability to any third party which is in the Agent’s opinion of a substantial nature.

22.19    No loans or credit

No Borrower or HoldCo shall be a creditor in respect of any Financial Indebtedness (other than pursuant to the Finance Documents)  unless it is a loan made in the ordinary course of business in connection with the chartering, operation or repair of the relevant Vessel or a Permitted Transaction or a Permitted Intercompany Loan (and provided always that in the case of a Permitted Intercompany Loan, no Default has occurred and its continuing and the Obligors have provided to the Agent a duly executed Subordination Agreement in relation thereto).

22.20    No guarantees or indemnities

No Borrower or HoldCo shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person unless it is a Permitted Transaction.

22.21    No dividends

Except for any Permitted Dividend, neither the Borrowers (or any of them) nor HoldCo shall, and shall procure that the Parent Guarantor shall not:

(a)         declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)         repay or distribute any dividend or share premium reserve; or

(c)         redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

This Clause 22.21 does not apply to: (i) any ~~making,~~ distribution, dividend, or payment in respect of the Parent Guarantor’s share capital (or any class of its share capital), if and only to the extent the same is exclusively made by way of an issue of non-redeemable shares, or (ii) any declaration of any of foregoing referred to in paragraph (i).

22.22    Inspection of records

Each Borrower and HoldCo shall, and shall procure the Parent Guarantor will, permit the inspection of its financial records and accounts as may be reasonably required from time to time by the Agent or its nominee.

22.23    No change in Relevant Documents

(a)         No Borrower nor HoldCo shall (and the Borrowers shall procure that no other Obligor will):

(i)         exercise any discretion in a under any of the Relevant Documents which are not Finance Documents in a manner which is material and adverse to the interests of the Lenders; or

(ii)        amend, vary, novate, supplement, supersede, waive or terminate any term of, any of the Relevant Documents which are not Finance Documents, or any other document delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) or Clause 4.4 (Conditions Subsequent) other than in relation to (i) a time charter or other contract of employment which is not capable of exceeding twelve (12) months duration in an manner which is not material and adverse to the interests of the Lenders and (ii) non-material alterations to the terms of the Management Agreements (in respect of which (i) and (ii) no consent shall be required), provided there is no Default continuing or would result.

(b)        Each Borrower and HoldCo shall take all reasonable and practical steps to preserve and enforce its rights and pursue any claims and remedies arising under any Relevant Documents which are not Finance Documents.

(c)        Each Borrower and HoldCo shall (and shall procure that each other Security Party shall) comply with its obligations under the Relevant Documents which are not Finance Documents.

22.24    Further assurance

(a)        Each Borrower and HoldCo shall (and shall procure that each other Obligor shall) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)         to perfect any Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)        to confer on the Security Agent or confer on the Finance Parties an Security over any property and assets of that Borrower (or that other Obligor as the case may be) located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents; and/or

(iii)       to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents.

(b)        Each Borrower and HoldCo shall (and shall procure that each other Obligor shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

22.25    Sanctions

(a)         The Borrowers and HoldCo each undertake that it and each director, officer, agent, employee or person acting on behalf of any Obligor, is not a Restricted Person and is not owned, controlled, or an agent of a Restricted Person.

(b)        The Borrowers and HoldCo shall not (and shall procure that each other Obligor shall not), use any revenue or benefit derived from any activity or dealing with a Restricted

Person in breach of Sanctions in discharging any obligation due or owing to the Finance Parties.

(c)         Each Borrower and HoldCo shall (and shall procure that each other Obligor shall not), to the extent permitted by law, promptly upon becoming aware of them supply to the Agent details of any claim, action, suit, proceedings or formal investigation against it brought by any Sanctions Authority, with respect to the activities of an Obligor.

22.26    Use of proceeds

The Borrowers and HoldCo shall not, and will procure that each other Obligor shall not, and shall not permit or authorise any other person to, directly or indirectly, make available any proceeds of the Loan to fund or facilitate trade, business or other activities (i) involving or for the benefit of any Restricted Person in breach of Sanctions or (ii) in any other manner that could result in any Borrower or the Parent Guarantor or a Finance Party being in breach of any Sanctions or becoming a Restricted Person.

23.       VESSEL UNDERTAKINGS

23.1      General

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under any Finance Document.

23.2      Vessel Name and Registration

Each Borrower shall, in respect of the Vessel owned by it:

(a)         keep that Vessel registered in its name with the Approved Flag;

(b)         not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and

(c)         not change the name or port of registry of that Vessel without the prior written consent of the Agent (acting with the instruction of all Lenders).

23.3      Repair and Classification

Each Borrower shall keep the Vessel owned by it:

(a)         in a good and safe condition and state of repair;

(b)         consistent with first class ship ownership and management practice;

(c)         in a manner such that they maintain the Classification of that Vessel free of recommendations and conditions; and

(d)         so as to comply with all laws and regulations applicable to vessels registered under the Approved Flag or to vessels trading to any jurisdiction to which that Vessel may trade from time to time including but not limited to ISM Code and the ISPS Code.

23.4      Modification

Each Borrower shall, in respect of the Vessel owned by it, not make or permit to be made, any modification or repairs to, or replacement of, the Vessel owned by it or equipment installed on that Vessel that would or might materially alter the structure, type or performance characteristics of that Vessel or materially reduce its value.

23.5     Removal of Parts

Each Borrower shall, in respect of the Vessel owned by it, not remove, nor permit the removal, of any material part of the Vessel owned by it, or any item of equipment installed on that Vessel, unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security or any right in favour of any person other than the Security Agent and becomes on installation on that Vessel, the property of the relevant Borrower, and subject to the security constituted by the Mortgage relating to that Vessel PROVIDED THAT the relevant Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to that Vessel.

23.6      Surveys

Each Borrower shall, in respect of the Vessel owned by it, submit that Vessel regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Agent, provide the Agent with copies of all survey reports.

23.7      Inspection

Each Borrower shall permit the Agent and/or the Security Agent (by surveyors or other persons appointed by it for that purpose) to board the Vessel owned by it at all times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections. Any costs, fees or expenses relating to such inspections shall be for the account of the Borrowers, provided that, so long as no Event of Default has occurred and is continuing, the Borrowers shall not be required to pay for more than one inspection per Vessel in any calendar year.

23.8     Prevention and Release from Arrest

Each Borrower shall, in respect of the Vessel owned by it, promptly discharge:

(a)        all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Vessel, its Earnings or its Insurances;

(b)        all Taxes, dues and other amounts charged in respect of that Vessel, its Earnings or its Insurances; and

(c)        all other outgoings whatsoever in respect of that Vessel, its Earnings or its Insurances,

and, forthwith upon receiving notice of the arrest of that Vessel, or of its detention in exercise or purported exercised of any lien or claim, the Borrowers shall procure its release by providing bail or otherwise as the circumstances may require.

23.9      Compliance with Laws

Each Borrower shall:

(a)         comply, or procure compliance with all Environmental Laws, the ISM Code, the ISPS Code, Sanctions and all other laws and regulations relating to the Vessel owned by it, its ownership, operation and management or to its business;

(b)        not employ the Vessel owned by it nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code, any Environmental Laws and any Sanctions;

(c)         maintain an ISSC for the Vessel owned by it;

(d)         in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Vessel owned by it to enter or trade to any zone which is declared a war zone by any government or by the war risks insurers of the Vessel owned by it unless the prior written consent of the Agent has been given and the Borrowers have

(at their expense) effected any special, additional or modified insurance cover which the Agent may require; and

(e)         in respect of any Vessel whose age exceeds 10 years, obtain a green passport for the Vessel owned by it, promptly after completion of the first dry-dock to occur after the tenth anniversary of the date on which the relevant Vessel was delivered by the relevant builder to its first owner, and shall maintain such green passport throughout the Facility Period.

23.10    Classification Society

Following a written request by the Agent, the relevant Borrower shall instruct the relevant Classification Society to (and shall procure that such Classification Society shall undertake to the Security Agent to):

(a)         notify the Security Agent promptly in writing if the Classification Society:

(i)         receives notification that a Vessel’s classification society is to be changed; or

(ii)        becomes aware of any facts or matters which may result in or have resulted in a change, discontinuance, withdrawal suspension, or expiry of a Vessel’s class under the rules or terms and conditions of such Borrower’s or such Vessel’s membership of the Classification Society;

(b)         following receipt of a request in writing by the Security Agent:

(i)         send to the Security Agent certified true copies of all original class records held by the Classification Society in relation to such Vessel and/or allow the Security Agent (or its agents) at any time to inspect the original class and related records of such Borrower and such Vessel at the offices of the Classification Society, and to take copies of them; and

(ii)        confirm whether the relevant Borrower is or is not in default of any of its obligations or liabilities to the Classification Society, including confirmation on whether it has paid in full all fees or other charges due and payable to the Classification Society and, if that Borrower is in default, to specify in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Classification Society.

23.11    Provision of Information

Each Borrower shall, in respect of the Vessel owned by it, promptly provide the Lenders with any information which they request regarding:

(a)         that Vessel, its employment, position and engagements;

(b)         its Earnings;

(c)         payments and amounts due to the master and crew of that Vessel;

(d)         any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Vessel and any payments made in respect of that Vessel;

(e)         any towages and salvages; and

(f)         the Borrowers’, the Approved Manager’s or that Vessel’s compliance with the ISM Code and the ISPS Code.

23.12    Notification of Certain Events

Each Borrower shall, in relation to the Vessel owned by it, immediately notify the Agent by fax, confirmed forthwith by letter, of:

(a)         any casualty relating to that Vessel which is or is likely to be or to become a Major Casualty;

(b)         any occurrence as a result of which that Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)         any requirement or recommendation made by any insurer or the Classification Society or by any competent authority which is not immediately complied with;

(d)         any arrest or detention of that Vessel, any exercise or purported exercise of any lien on that Vessel or its Earnings or any requisition of that Vessel for hire;

(e)         any intended dry docking of that Vessel;

(f)         any Environmental Claim made against any Borrower or in connection with any Vessel, or any Environmental Incident;

(g)         any claim for breach of the ISM Code or the ISPS Code being made against any Borrower, the Approved Manager or otherwise in connection with that Vessel;

(h)         any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC; and

(i)         any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and the Borrowers shall keep the Agent advised in writing on a regular basis and in such detail as the Agent shall require of the Borrowers’, the Approved Manager’s or any other person’s response to any of those events or matters.

23.13    Restrictions on Chartering; Appointment of Managers etc.

No Borrower shall, in relation to the Vessel owned by it:

(a)         let that Vessel on demise charter for any period;

(b)         enter into any time or consecutive voyage charter in respect of that Vessel for a term which exceeds, or which by virtue of any option of extensions may exceed (i) in the case of an Index-linked Charter, twenty-four (24) months; and otherwise (ii) eighteen (18) months;

(c)         enter into any charter in relation to that Vessel under which more than two (2) months’ hire (or the equivalent) is payable in advance;

(d)         charter that Vessel otherwise than on bona fide arm’s length terms at the time when that Vessel is fixed;

(e)         appoint a manager of that Vessel or, in relation to each member of the Group (excluding any Non-Recourse Subsidiary), an administrative manager, other than an Approved Manager or agree to any alteration to the terms of an Approved Manager’s appointment;

(f)         enter into any formal arrangement or documentation with any Approved Commercial Manager (Internal);

(g)         pay or agree to pay any fees, commission, or any other compensation, contribution, remuneration, or payment of any kind whatsoever to an Approved Commercial Manager (Internal) (other than in relation to the reimbursement of the Borrowers’ Share of Group Expenses in accordance with the terms of the Finance Documents);

(h)         deactivate or lay-up that Vessel; or

(i)         other than in respect of a scheduled dry-docking of a Vessel as approved by the relevant Approved Manager, put that Vessel into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed US$1,000,000 (or the equivalent in any other currency) unless that person has first given to the Agent in terms satisfactory to it a written undertaking not to exercise any lien on that Vessel or its Earnings for the cost of such work or for any other reason.

23.14    Notice of Mortgage

Each Borrower shall keep the Mortgage registered against the Vessel owned by it as a valid first priority or first preferred mortgage (as the case may be), carry on board that Vessel a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master’s cabin of that Vessel a framed printed notice stating that that Vessel is mortgaged by the Borrower to the Security Agent.

23.15    Sharing of Earnings

No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings relating to any Vessel, other than (i) pool arrangements in place as at the Utilisation Date and approved by the Lenders and otherwise (ii) with the prior written consent of the Agent (acting on the instructions of all Lenders), such consent not to be unreasonably withheld.

24.        INSURANCE UNDERTAKINGS

24.1      General

Each Borrower undertakes to comply with the following provisions of this Clause 24 for so long as any amount is outstanding under the Finance Documents or except as the Security Agent may otherwise permit (acting on the instructions of all Lenders.

24.2      Maintenance of Obligatory Insurances

Each Borrower will keep the Vessel owned by it at all times insured at its own cost and expense against:

(a)         fire and usual marine risks (including excess risks and increased value) and war risks (including the London blocking and trapping addendum or equivalent coverage, including terrorism and privacy risks where excluded under the fire and usual marine risks insurance and including without limitation protection and indemnity war risks with a separate limit not less than hull value) for an amount on an agreed value basis at least the greater of:

(i)         an amount equal to 140% of the Notional Vessel Tranche in respect of that Vessel (and, when aggregated with such insurances in respect of each Vessel other than that Vessel, 140% of the Loan); and

(ii)        the Market Value of that Vessel;

(b)        protection and indemnity risks (including without limitation protection and indemnity war risks in excess of the amount for war risks (hull) and oil pollution liability risks and in respect of the full value and tonnage of the Vessel), on “full entry terms” for the highest available amount in the insurance market for vessels of a similar age and type as that Vessel (but, in relation to liability for oil pollution, for an amount not less than US$1,000,000,000); and

(c)         any other risks against which the Agent considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Agent be reasonable for that Borrower to insure and which are specified by the Agent by notice to the relevant Borrower.

24.3      Terms of Obligatory Insurances

The obligatory insurances shall:

(a)         be in Dollars;

(b)         be on terms approved by the Agent in writing;

(c)         be through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations, which are members of the International Group of Protection and Indemnity Associations, and have Standard & Poor’s rating of at least A or a comparable rating by any other rating agency acceptable to the Agent (acting on the instructions of all Lenders);

(d)         whenever required by the Agent, name (or be amended to name) the Security Agent as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent (as the case may be), but without the Security Agent thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(e)         name the Security Agent as loss payee with such directions for payment as the Security Agent may specify (such loss payable clause to be in the for determined pursuant to the provisions of the General Assignment);

(f)         provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(g)         provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent and/or the Agent; and

(h)         provide that the Security Agent may make proof of loss if the relevant Borrower fails to do so.

24.4      Renewal

Each Borrower shall:

(a)         at least fourteen (14) days before the expiry of any obligatory insurance relating to a Vessel;

(i)         notify the Agent of the approved brokers (or other insurers) and any protection and indemnity or war risks association through or with whom a Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)        obtain the Agent’s approval to the matters referred to in paragraph (a)(i);

(b)         at least seven (7) days before the expiry of any obligatory insurance relating to a Vessel, renew that obligatory insurance in accordance with the Agent’s approval pursuant to paragraph (a); and

(c)         not add any (other) assured to any obligatory insurance without the prior written consent of the Agent.

24.5      Copies of Policies

Each Borrower shall provide to the Agent pro forma copies of all insurance policies and other documentation issued by brokers, insurance and protection and indemnity associations as soon as they are available after they have been placed or renewed.

24.6      Copies of Certificates of Entry

Each Borrower shall ensure that any protection and indemnity and/or war risks association in which a Vessel is entered provides the Agent with:

(a)         a certified copy of the certificate of entry for the Vessel owned by it;

(b)         a letter or letters of undertaking in such form as may be required by the Security Agent; and

(c)         where required to be issued under the terms of insurance or indemnity provided by the relevant Borrower’s protection and indemnity association, a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Vessel owned by it.

24.7      Letters of Undertaking

Each Borrower shall ensure that all approved brokers provide the Security Agent a letter or letters or undertaking in a form required by the Security Agent and including undertakings by the approved brokers that:

(a)         they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment in the agreed form or in such other forms as the Security Agent may require;

(b)         they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with the said loss payable clause;

(c)         they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(d)         they will notify the Security Agent, not less than seven (7) days before the expiry of the relevant obligatory insurances, in the event of their not having received notice of renewal instructions from the relevant Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Agent of the terms of the instructions; and

(e)         they will not set off against any sum recoverable in respect of a claim relating to the Vessel owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Vessel or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Vessel forthwith upon being so requested by the Security Agent.

24.8      Deposit Original Policies

Each Borrower shall ensure that the originals of all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

24.9      Payment of Premiums

Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Agent.

24.10    P&I Guarantees

Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

24.11    Additional Assureds

No Borrower shall add any (other) assured to any obligatory insurance without the prior written consent of the Security Agent.

24.12    Compliance with Terms of Obligatory Insurances

No Borrower shall do or omit to do (or permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)         each Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 24.6 (Copies of Certificates of Entry) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Agent has not given its prior written approval;

(b)         no Borrower shall make any changes relating to the Classification or Classification Society or manager or operator of the Vessel owned by it approved by the underwriters of the obligatory insurances; and

(c)         no Borrower shall employ the Vessel owned by it, or allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the Agent and the insurers and complying with any requirements (as to extra premium or otherwise) which the Agent and the insurers specify.

24.13    Alteration to Terms of Obligatory Insurances

No Borrower shall make nor agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance without the prior written consent of the Security Agent (acting on the instructions of all the Lenders).

24.14    Settlement of Claims

No Borrower shall settle, compromise or abandon any claim under any obligatory insurance for a Total Loss or for a Major Casualty without the prior written consent of the Security Agent, and shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

24.15    Application of recoveries

Any sums paid under the obligatory insurances other than to the Security Agent shall be applied in repairing the damage and/or discharging the liability in respect of which they have been paid, save to the extent that the repairs have already been completed and paid for and/or the liability has already been fully discharged.

24.16    Provision of Copies of Communications

Each Borrower shall provide the Agent, at the time of each such communication, copies of all written communications between the Borrower and each of the following:

(a)         the approved brokers; and

(b)         the approved protection and indemnity and/or war risks associations; and

(c)         the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)         that Borrower’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)        any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

24.17    Provision of Information

In addition, each Borrower shall promptly provide the Agent (or any persons which the Agent may designate) with any information which the Agent (or any such designated person) requests for the purpose of:

(a)         obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)         effecting, maintaining or renewing any such insurances as are referred to in Clause 24.18 (Mortgagee’s Interest and Additional Perils) or dealing with or considering any matters relating to any such insurances, and each Borrower shall, forthwith upon demand, indemnify the Agent in respect of all fees and other expenses incurred by or for the account of the Agent in connection with any such report as is referred to in paragraph (a).

24.18    Mortgagee’s Interest and Additional Perils

The Security Agent shall be entitled, at the cost and expense of the Borrowers, from time to time to effect, maintain and renew:

(a)         a Mortgagee’s Interest Additional Perils Insurance and a Mortgagee’s Interest Marine Insurance in each case in an amount equal to 120% of the Loan and otherwise on such terms, through such insurers and generally in such manner as the Security Agent may from time to time consider appropriate; and

(b)         any other insurance cover which the Security Agent reasonable requires in respect of an Finance Party’s interests and potential liabilities (whether as mortgagee of a Vessel or beneficiary of the Security Documents) and the Borrowers shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in this Clause 24.18 or dealing with, or considering, any matter arising out of such insurance, and the Borrowers shall supply, or procure that there is supplied, to the Security Agent such information as the Security Agent may require in connection with the matters referred to in this Clause 24.18.

24.19    Change in insurance requirements

The Agent shall have the right, by giving notice to the Borrowers, to change the terms and requirements of this Clause 24 in such manner as it considers appropriate as a result of a change of circumstances or practice after the date of this Agreement, in which case, from the date being fourteen (14) days after such notice is provided, this Clause 24 shall be automatically be deemed modified in accordance with the terms of that notice.

25.        ACCOUNTS

25.1      Maintenance

(a)         Other than with the consent of the Agent, no Borrower shall open or maintain any bank accounts other than its Earnings Account and HoldCo shall not open or maintain any bank accounts other than the Retention Account, ~~and~~ the Minimum Liquidity Account, the Debt Service Account and the Capex Account.

(b)         Each Borrower shall maintain the relevant Accounts with the Account Bank, free of Security and rights of set-off (other than as created under the Account Security), until no amount remains outstanding from them under this Agreement or any other Finance Documents.

25.2      Location of Accounts

Each Borrower shall promptly:

(a)        comply with any requirement of the Agent as to the location or relocation of the Accounts; and

(b)        execute any documents which the Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) each Account.

25.3      Application of Account

Each Borrower shall procure that transfers are made from each Account (and irrevocably authorises the Agent to instruct an Account Bank to transfer from each Account) in order to facilitate the payment of amounts required and/or contemplated by this Agreement.

25.4      Earnings and Requisition Compensation

(a)         Each Borrower shall procure that all Earnings in relation to its Vessel is credited to that Borrower’s Earnings Account, unless and until the Agent shall otherwise direct.

(b)         Each Borrower shall be entitled to withdraw from its Earnings Account any amount, if any, standing to the credit of the Earnings Account:

(i)         in payment of amounts due and payable under the Finance Documents;

(ii)        (provided no Event of Default has occurred and is continuing) in payment of amounts due and payable in respect of Operating Expenses;

(iii)       (provided no Event of Default has occurred and is continuing and such payment is made on, or within five (5) Business Days after, ~~a~~an Excess Cash Flow Payment Date) in payment of amounts due and payable in respect of Borrowers’ Share of Group Expenses; and

(iv)       (provided no Default has occurred and is continuing) for such other purposes expressly permitted by the terms of the Finance Documents.

(c)         Each Borrower shall procure that the proceeds of any Permitted Vessel Disposal and Requisition Compensation in relation to its Vessel is credited to the Retention Account, unless and until the Agent shall otherwise direct and the Borrower shall not be permitted to withdraw any sums from the Retention Account without the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

(d)         The Minimum Liquidity Account shall be a blocked account and HoldCo shall not be permitted to withdraw any sums from the Minimum Liquidity Account without the prior written consent of the Agent (acting on the instructions of the Majority Lenders) unless otherwise provided pursuant to Clause 26.1(c).

(e)         Each Borrower shall only be permitted to withdraw sums from the Accounts in accordance with the provisions of the Finance Documents or as otherwise permitted by the Agent.

(f)         The Agent shall be entitled to debit the Earnings Accounts from time to time (without notice to the Borrowers) in order to discharge any amount due and owing from the Obligors under a Finance Document for more than three (3) Business Days.

25.5      Debt Service

(a)        Holdco and each Borrower shall procure that, on and from the Effective Date until 30 June 2018, the balance standing to the credit of the Debt Service Account shall, at all times, be not less that the then applicable Interest Reserve Amount.

(b)        Holdco and each Borrower shall procure that no deposits may be made into the Debt Service Account other than with the proceeds of Permitted Downstream Loans from the Parent Guarantor to Holdco made on and from the Effective Date.  For the avoidance of doubt, Holdco and each Borrower shall ensure that no amounts standing to the credit of any of their other accounts may be used to make deposits to the Debt Service Account.

(c)        Until 30 June 2018, Holdco shall not be entitled to make any withdrawal from the Debt Service Account, save that, provided always that no Event of Default shall have occurred and be continuing, Holdco shall be entitled to request the release of any credit balance in excess of the then applicable Interest Reserve Amount if and only to the extent that at the time of withdrawal there are insufficient funds in the Earnings Account of each Borrower to satisfy amounts then due and payable in respect of interest and/or principal on the Loan.

(d)        Following 30 June 2018, Holdco shall, provided no Event of Default has occurred and is continuing, be entitled to release any balance standing to the credit of the Debt Service Account.

25.6      Capex

(a)        Holdco and each Borrower shall procure that an amount equal to US$7,500,000 is credited to the Capex Account on or before the Effective Date.

(b)        Holdco shall not be permitted to withdraw any amount from the Capex Amount, save that Holdco shall (provided that no Event of Default shall have occurred and be continuing) be entitled to transfer, by way of Permitted Downstream Loans, any reasonably and properly incurred costs and expenses of a Borrower which are due and payable in relation to any drydocking related costs required in respect of the Vessel owned by that Borrower (including special survey or intermediate survey costs). The relevant Borrower shall provide such information that the Agent reasonably requires in relation to such costs and expenses.

26.        SECURITY SHORTFALL

26.1      Additional security

(a)         The Borrowers shall ensure that the ratio (expressed as a percentage) of:

(x) the aggregate of (i) the Market Value of the Vessels plus (ii) the aggregate value of any additional security provided pursuant to this Clause 26;  to

(y) the aggregate amount of the Loan then outstanding less the balance standing to the credit of the Capex Account (the “VTL Coverage”),

is at all times more than 140%.

(b)         If at any time the VTL Coverage is less than or equal to 140%, the Borrowers shall, within thirty (30) days of the Agent’s request, at the Borrower’s option:

(i)         pay to the Security Agent or to its nominee a deposit of Cash in the amount of the shortfall to be secured in form and substance satisfactory to the Security Agent in favour of the Finance Parties as additional security for the payment of the Secured Liabilities; or

(ii)        give to the Security Agent other additional security in form and substance reasonably satisfactory to the Security Agent  in favour of the Finance Parties for the payment of the Secured Liabilities which (in the opinion of the Security Agent acting in its sole discretion):

(A)        has a net realisable value (on an aggregate basis) equal to or greater than the applicable shortfall; and

(B)        is of a type which is in form and substance satisfactory to it (it being acknowledged that any unencumbered Fleet Vessel listed in Part I of Schedule 12 (Unencumbered Fleet Vessels) (“Additional Vessel”) may be provided as additional security provided that the terms set out in Part II of Schedule 12 (Additional Security Terms)  have been complied with in a manner satisfactory to the Agent (acting on the instructions of the Majority Lenders); or

(iii)       prepay the Loan to the extent required to eliminate the shortfall.

(c)         Without prejudice to the Borrowers’ obligations under this Clause 26, if and to the extent the VTL Coverage is not more than 140% at any time, the Agent (acting on the instructions of the Majority Lenders) may apply or, if the Agent is requested by HoldCo by written notice (a “HoldCo Application Request”) and all of the HoldCo Application Request Conditions have been satisfied, shall apply any amount standing to the credit of the Minimum Liquidity Account in prepayment of the Loan provided always that the amount to be withdrawn and applied in prepayment of the Loan would not result in:

(i)         the balance standing to the credit of the Minimum Liquidity Account being less than the Minimum Liquidity Amount applicable at such time; and

(ii)        the VTL Coverage exceeding more than 140.1%,

the “Right of Application”.

(d)         For the purposes of this Clause 26.1, the “HoldCo Application Request Conditions” shall be as follows:

(i)         no Event of Default has occurred and is continuing (other than any Default relating to the existing VTL Coverage shortfall pursuant to which the HoldCo Application Request has been made);

(ii)        the Agent (acting on the instructions of the Majority Lenders) has not notified HoldCo within 10 Business Days of its receipt of a HoldCo Application Request that the obligations set forth in paragraph (a) above shall be waived for a period of 3 months from the date of receipt of such HoldCo Application Request (which 3 month waiver period may, at the option of the Agent (acting on the instructions of the Majority Lenders) be extended for a further period of 3 months); and

(iii)       if after prepayment of the Loan pursuant to the Right of Application, the VTL Coverage will exceed more than 140% taking into account any other additional Security provided and/or Loan prepayments made in each case pursuant to this paragraph (b) to ensure there is no shortfall in the VTL Coverage required pursuant to paragraph (a) above.

(e)         For the avoidance of doubt, the exercise of such Right of Application shall not vary, affect, excuse or waive the Borrowers’ obligations under this Clause 26, except as otherwise provided in paragraph (d)(ii) above.  If the Right of Application is exercised by the Agent, Holdco shall, and the Borrowers shall procure that Holdco shall, effect such prepayment immediately upon the exercise by the Agent of a Right of Application and in any event within 3 Business Days after receiving notice of such exercise.

(f)         Clause 7  (Prepayment and cancellation) shall apply to prepayments under paragraph (b), but provided that no Prepayment Fee is payable in respect of such prepayment.

(g)         Any prepayment made under this Clause 26.1 shall be applied pro rata against the Repayment Instalments and the Balloon Instalment and pro rata against the Notional Vessel Tranches.

(h)         The value of any additional security provided shall in the case of cash deposit be the face amount of the deposit, in the case of a Vessel be determined in the same manner as the Market Value of the Vessels and in the case of other security shall be determined by the Agent in its absolute discretion.

26.2      Valuation of Vessels / Fleet Vessels

The Market Value of a Vessel, a Fleet Vessel and/or an Additional Vessel at any time is that shown by the most recent Valuation in respect of that Vessel.

26.3      Valuation of Additional Vessel Security

The net realisable value of any additional security which is provided under Clause 26.1  (Additional Security) in respect of an Additional Vessel shall be the Market Value of that Additional Vessel shown by the most recent Valuation.

26.4      Delivery of Valuations

(a)         The Borrowers will procure and promptly deliver to the Agent for distribution to each Lender one Valuation relating to each Vessel and each other Fleet Vessel at least once during each rolling six-month period following the date of this Agreement at the Borrowers’ cost provided that at least one Valuation with respect to each Vessel and each other Fleet Vessel must be provided pursuant to this paragraph (a) which is prepared, delivered and dated no earlier than 15 June and no later than 15 July, and another one dated no earlier than 15 December and no later than 15 January of each year.

(b)         The Agent is at liberty (at the cost of the Lenders), and the Guarantors are at the liberty (at the cost of the Guarantors),  to assess the Market Value of the Vessels and each other Fleet Vessel at any time and at such frequency as the Agent considers necessary or desirable in its absolute discretion.

(c)         If an Event of Default is continuing or the Agent suspects that an Event of Default has occurred and is continuing, the Agent is at liberty to assess the Market Value of the Vessels and each other Fleet Vessel at any time, and any such Valuation will be at the Borrowers’ cost if and to the extent that an Event of Default was continuing at the time the Agent elected to obtain such Valuation.

26.5      Valuations Binding

Any valuation under Clause 26.2 (Valuation of Vessels/Fleet Vessels) shall be binding and conclusive as regards the Borrowers, as shall any valuation which the Agent makes of any additional security which does not consist of or include Security.

26.6      Provision of Information

Each Borrower shall promptly provide (or procure the provision to, as the case may be) the Agent and any shipbroker or expert acting under Clause 26.2 (Valuation of Vessels/Fleet Vessels) with any information which the Agent or the shipbroker or expert may reasonably require for the purposes of the valuation; and, if that Borrower fails to provide the information by the dates specified in the request, the valuation will be made on any basis and assumptions which the Agent (or the shipbroker or expert appointed by it) considers prudent.

26.7      Payment of Valuation Expenses

Except as otherwise  provided in Section 26.4, the Borrowers and HoldCo shall, on demand, as a joint and several obligation, pay the Agent the amount of the fees and expenses of any shipbroker or expert instructed by the Agent under this Clause 26 (Security Shortfall) and all legal and other expenses incurred by the Agent in connection with any matter arising out of this Clause 26 (Security Shortfall).

26.8      Release of additional security

Any additional security provided by or on behalf of the Borrowers pursuant to this Clause 26 (Security Shortfall) shall, at the Borrowers’ own cost and expense, be released upon the Borrowers’ written request to the Agent provided that, without taking into account such additional security, the Borrowers:

(a)         have satisfied the Agent (acting reasonably) that the VTL Coverage (excluding, for the purposes of such calculation, any additional security provided pursuant to Clause 26.1 (Additional Security) and which is requested to be released pursuant to this Clause 26.8) is not less than 150% at that time, based on recent Valuations in respect of each Vessel dated no earlier than fifteen (15) days prior to the date of the request; and

(b)         no Default has occurred and is continuing.

27.        EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 27 is an Event of Default (save for Clause 27.25 (Acceleration) and Clause 27.26 (Approved Manager).

27.1      Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless its failure to pay is caused by either (i) an administrative or technical error or (ii) a Disruption Event, and, in either event, is paid within three (3) Business Days of its due date.

27.2      Other Specific Obligations

(a)         Any requirement of Clause 21 (Financial covenants) is not satisfied.

(b)         An Obligor does not comply with Clause 26.1 (Additional Security).

(c)         The obligatory insurances of a Vessel are not placed and kept in full force and effect in accordance with Clause 23.15 (Insurance undertakings).

(d)         The Guarantor is in breach of clause 8.1 (Financial covenants) or clause 10 (Additional covenants) of the Guarantee.

27.3      Other Obligations

(a)         An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 27.1 (Non-payment), Clause 27.2, (Other Specific Obligations), and Clause 27.24 (Sanctions).

(b)         No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within fourteen (14) days of the earlier of (i) the Agent giving notice to the Borrowers and (ii) any Obligor becoming aware of the failure to comply.

27.4      Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

27.5      Cross default

(a)         Any Financial Indebtedness of any member of the Group (excluding any Non-Recourse Subsidiary):

(i)         is not paid when due nor within any originally applicable grace period; or

(ii)        is declared to be, or otherwise becomes, due and payable prior to its specified maturity as a result of an event of default (however described);

(iii)       is capable of being declared by a creditor to be due and payable prior to its specified maturity as a result of such an event.

(b)        No Event of Default shall occur under this paragraph (b) unless, in respect of any member of the Group other than a Borrower or HoldCo, the aggregate amount of Financial Indebtedness or commitment (as the case may be) falling within (a) above is more than US$5,000,000 or its equivalent in any other currency.

(c)         A Borrower is in breach of any of its material obligations under any Relevant Document or any other material contract entered into by a Borrower, the effect of which would reasonably be expected to result in a Material Adverse Effect.

27.6      Insolvency

(a)         An Obligor is unable or admits inability to pay its debts as they fall due, is deemed to, or is declared to, be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts, or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)         The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)         A moratorium is declared in respect of any indebtedness of any Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default covered by that moratorium.

27.7      Insolvency proceedings

(a)         Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)         the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(ii)        a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(iii)       the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or

(iv)        enforcement of any Security over any assets of any Obligor,

or any analogous procedure or step is taken in any jurisdiction.

(b)         Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within thirty (30) days of commencement.

27.8      Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Obligor and is not discharged within fourteen (14) days.

27.9      Unlawfulness and invalidity

(a)         It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective or any subordination created under a Finance Document is or becomes unlawful.

(b)         Any obligation or obligations of any Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding, or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents.

(c)         Any Finance Document ceases to be in full force and effect or any Transaction Security created or expressed to be created by the Security Documents ceases to be legal, valid, binding, enforceable, or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)         Any Transaction Security proves to have ranked after or lost its priority to any other Security.

27.10    Cessation of business

Any Obligor ceases, or threatens to cease, to carry on business except as a result of any disposal allowed under this Agreement.

27.11    Expropriation

The authority or ability of any Obligor to conduct its business is limited or is wholly or substantially curtailed by seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any government or agency in relation to an Obligor or any of its assets.

27.12    Repudiation and rescission of agreements

(a)        Any Obligor (any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document, a Relevant Document, or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document, a Relevant Document, or any Transaction Security.

27.13    Conditions Subsequent

Any of the conditions referred to in Clause 4.4 (Conditions subsequent) is not satisfied within the time reasonably required by the Agent.

27.14    Revocation or modification of Authorisation

Any Authorisation of any governmental, judicial or other public body or authority which is now, or which at any time during the Facility Period becomes, necessary to enable any of the Obligors to comply with any of their obligations under any Relevant Document is not obtained, is revoked, suspended, withdrawn, or withheld, or is modified in a manner which the Agent considers is, or may be, prejudicial to the interests of any Finance Party, or ceases to remain in full force and effect.

27.15    Reduction of capital

A Borrower or HoldCo reduces its authorised or issued or subscribed capital.

27.16    Loss of Vessel

A Vessel suffers a Total Loss or is otherwise destroyed or abandoned, or a similar event occurs in relation to any other vessel which may from time to time be mortgaged to the Security Agent as security for the payment of all or any part of the Indebtedness, except that a Total Loss (which term shall for the purposes of the remainder of this Clause 27.16 shall include an event similar to a Total Loss in relation to any other vessel) shall not be an Event of Default if:

(a)         that Vessel or other vessel is insured in accordance with the Security Documents and a claim for Total Loss is available under the terms of the relevant insurances; and

(b)        no insurer has refused to meet or has disputed the claim for Total Loss and it is not apparent to the Agent in its discretion that any such refusal or dispute is likely to occur; and

(c)        payment of all insurance proceeds in respect of the Total Loss is made in full to the Security Agent within on hundred and eighty (180) days of the occurrence of the casualty giving rise to the Total Loss in question or such longer period as the Agent may in its discretion agree.

27.17    Challenge to registration

The registration of a Vessel or a Mortgage is contested or becomes void or voidable or liable to cancellation or termination, or the validity or priority of a Mortgage is contested.

27.18    Classification and regulatory approvals

The classification certificate of a Vessel is withdrawn or a Vessel ceases to be classified with a Classification Society for any reason.

27.19    War

The country of registration of a Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Agent in its discretion considers that, as a result, the security conferred by any of the Security Documents is materially prejudiced.

27.20    Notice of determination

A Guarantor gives notice to the Security Agent to determine any obligations under a Guarantee.

27.21    Vessel Defaults

(a)         A Vessel is arrested, detained, seized, impounded in exercise or purported exercise of any possessory lien or other claim or interest and the Vessel is not released within fourteen (14) days of the occurrence of the same.

(b)         There is a default under any charter of a Vessel or any charter of a Vessel is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to be in full force and effect prior to its expiration date and such default, termination, cancellation, suspension, rescission, or revocation is likely to be material and adverse to the interests of the Lenders.

(c)         A Vessel is not managed by an Approved Manager unless, within thirty (30) days from the date on which that Vessel ceases to be managed by an Approved Manager, another Approved Manager is appointed on terms reasonably acceptable to the Lenders.

27.22    Litigation

Any litigation, arbitration or administrative or regulatory proceeding is commenced by or against any Obligor which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect. .

27.23    Material adverse change

Any event or circumstance occurs which, in the reasonable opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

27.24     Sanctions

(a)         Any of the Obligors, any member of the Group, or any of its or their Subsidiaries becomes a Restricted Party or becomes owned or controlled by, or acts directly or indirectly on behalf of, a Restricted Party in breach of Sanctions or any of such persons becomes the owner or controller of a Restricted Party;

(b)         Any proceeds of the Loan are made available, directly or indirectly, to or for the benefit of a Restricted Person in breach of Sanctions or otherwise is, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(c)        Any of the Obligors or any of its or their Subsidiaries is not in compliance with any Sanctions.

27.25     Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders:

(a)         by notice to the Borrowers, cancel the Total Commitments, at which time they shall immediately be cancelled, provided that in the case of an Event of Default under either of Clauses 27.6 (Insolvency) and 27.7 (Insolvency Proceedings) the Total Commitments shall be deemed immediately cancelled without notice or demand therefor;

(b)         by notice to the Borrowers, declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents are immediately due and payable, provided that in the case of an Event of Default under either of Clauses 27.6 (Insolvency) and 27.7 (Insolvency Proceedings) the Total Commitments shall be deemed immediately cancelled without notice or demand therefor;

(c)         by notice to the Borrowers, declare that all or part of the Loan is payable on demand, at which time all or part of  the Loan (as the case may be) shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)         declare that no withdrawal may be made from any Account; and/or

(e)         exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers, or discretions under the Finance Documents.

27.26     Approved Technical Manager

Without prejudice to Clause 27.25 (Acceleration), the Borrowers will, at the request of the Agent, at any time when an Insolvency Event has occurred in respect of the Approved Technical Manager, promptly (and in any event within ten (10) Business Days) replace the Approved Technical Manager appointed by the Borrowers in relation to any Vessel with an alternative entity identified and on terms approved by the Agent (acting on the instructions of the Majority Lenders) as appropriate.

28.         CHANGES TO THE LENDERS

28.1       Assignments and transfers by the Lenders

Subject to this Clause 28, a Lender (the “Existing Lender”) may:

(a)         assign any of its rights; or

(b)         transfer by novation any of its rights and obligations,

to any other person other than an individual (the “New Lender”).

28.2       Conditions of assignment or transfer

(a)         Any transfer or assignment by a Lender of part of its Commitment must be for pro rata portion of that Lenders’ Total Commitments immediately preceding such transfer of assignment, and must be pro rata across all outstanding Notional Vessel Tranches.

(b)         No consent from the Borrowers shall be required for any assignment or transfer by an Existing Lender except in relation to any transfer or assignment to a Distressed Investor (unless an Event of Default has occurred and is continuing in which case no consent is required to any assignment or transfer, including an assignment or transfer to a Distressed Investor).

(c)         Except in the case of an assignment or transfer by an Existing Lender to an Affiliate of it or a fund managed or advised by such Existing Lender, or of a re-transfer by such entity to such Existing Lender, an Existing Lender will first deliver written notice (“Notice of Intention to Transfer/Assign”) to the other Lenders of its intention to assign or transfer such part of its Commitment. A Notice of Intention to Transfer/Assign shall name the proposed transferees (if any), specify the price (if any) offered by a third party or the price (if any) sought by the Existing Lender.  The other Lenders shall have the right of first refusal to purchase all, but not less than all, of the offered Commitment. The right of first refusal shall be exercised within ten (10) Business Days after the receipt of the Notice of Intention to Transfer/Assign. If more than one Lender exercises such right of first refusal, then those exercising Lenders shall purchase the offered Commitment in proportion to their existing Commitments as between themselves at that time.

(d)         An assignment will only be effective on:

(i)          receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)         performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(e)         A transfer will only be effective if the procedure set out in Clause 28.5 (Procedure for transfer) is complied with.

(f)         If:

(i)          a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)         as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New

Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross up and indemnities) or Clause 13 (Increased costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.  This paragraph f shall not apply:

(A)        in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility; or

(B)        to the extent that the payment under Clause 12 (Tax gross-up and indemnities) relates to a FATCA Deduction.

(g)         Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

28.3       Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $5,000.

28.4       Limitation of responsibility of Existing Lenders

(a)         Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)          the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)         the financial condition of any Obligor;

(iii)        the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)        the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)         Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)          has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)         will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)         Nothing in any Finance Document obliges an Existing Lender to:

(i)          accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 28; or

(ii)         support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

28.5       Procedure for transfer

(a)         Subject to the conditions set out in Clause 28.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)         The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)         Subject to Clause 28.9 (Pro rata interest settlement), on the Transfer Date:

(i)         to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)        each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)       the Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)       the New Lender shall become a Party as a “Lender”.

28.6       Procedure for assignment

(a)         Subject to the conditions set out in Clause 28.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the

Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)         The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)         Subject to Clause 28.9 (Pro rata interest settlement), on the Transfer Date:

(i)         the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)        the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)       the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)         The Lenders may utilise procedures other than those set out in this Clause (d) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 28.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 28.2 (Conditions of assignment or transfer).

28.7       Copy of Transfer Certificate or Assignment Agreement to Borrowers

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.

28.8       Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 28, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)         any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)         in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)          release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)         require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

28.9       Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 28.5 (Procedure for transfer) or any assignment pursuant to Clause 28.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)         any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than 6 months, on the next of the dates which falls at 6 monthly intervals after the first day of that Interest Period); and

(b)         the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)         when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)        the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 28.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

29.         CHANGES TO THE OBLIGORS

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

30.         ROLE OF THE AGENT AND THE SECURITY AGENT

30.1       The Agent and the Security Agent

(a)         Each of the Finance Parties appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)        The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement.

(c)         Each of the Finance Parties authorises the Agent and the Security Agent:

(i)          to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent (as applicable) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(ii)         to execute each of the Security Documents and all other documents approved by the Majority Lenders or all Lenders (as the case may be) for execution by it.

(d)Each of the Lenders irrevocably appoints the Security Agent as trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Finance Parties or any of them or for the benefit thereof under or pursuant to this Agreement, or any of the Finance Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Finance Party in this Agreement, or any Finance Document), (ii) all moneys, property and other assets paid or transferred to or vested in any Finance Party or any agent of any Finance Party or received or recovered by any Finance Party or any agent of any Finance Party pursuant to, or in connection with, this Agreement or the Finance Documents whether from any Obligor or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Finance Party or any agent of any Finance Party in respect of the same (or any part thereof).

30.2       Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

30.3       Instructions

(a)         Each of the Agent and the Security Agent shall:

(i)          unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent (as applicable) in accordance with any instructions given to it by:

(A)       all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)        in all other cases, the Majority Lenders; and

(ii)         not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (A) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties).

(b)         Each of the Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or Security Agent (as applicable) may refrain from acting unless and until it receives those instructions or that clarification.

(c)         Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or

Security Agent (as applicable) by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)         Paragraph (c) above shall not apply:

(i)        where a contrary indication appears in a Finance Document;

(ii)        where a Finance Document requires the Agent or the Security Agent to act in a specified manner or to take a specified action;

(iii)       in respect of any provision which protects the Agent’s or Security Agent’s own position in its personal capacity as opposed to its role of Agent or Security Agent for the relevant Finance Parties or Secured Parties (as applicable) including, without limitation, Clause 30.5 (No fiduciary duties) to Clause 30.10 (Exclusion of liability), Clause 30.13 (Confidentiality) to Clause 30.20 (Custodians and nominees) and Clause 30.23 (Acceptance of title) to Clause 30.27 (Disapplication of Trustee Acts);

(iv)       in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)        Clause 31.1 (Application of Receipts – Security Agent);

(B)        Clause 31.3 (Prospective liabilities); and

(C)        Clause 31.2 (Deductions from receipts).

(e)         If giving effect to instructions given by the Majority Lenders would (in the Agent’s or (as applicable) the Security Agent’s opinion) have an effect equivalent to an amendment or waiver referred to in Clause 39 (Remedies and waivers), the Agent or (as applicable) Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent or Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)         In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)          it has not received any instructions as to the exercise of that discretion; or

(ii)         the exercise of that discretion is subject to paragraph (d)(iv) above,

the Agent or Security Agent shall do so having regard to the interests of (in the case of the Agent) all the Finance Parties and (in the case of the Security Agent) all the Secured Parties.

(g)         The Agent or the Security Agent (as applicable) may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)         Without prejudice to the remainder of this Clause 30.3 (Instructions), in the absence of instructions, each of the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of (in the case of the Agent) the Finance Parties and (in the case of the Security Agent) the Secured Parties.

(i)         Neither the Agent nor the Security Agent is authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security or Security Documents.

30.4       Duties of the Agent and Security Agent

(a)         The duties of the Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature.

(b)         Subject to paragraph (c) below, each of the Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or Security Agent (as applicable) for that Party by any other Party.

(c)         Without prejudice to Clause 28.7 (Copy of Transfer Certificate or Assignment Agreement to), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)         Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)         If the Agent or the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)         If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)         Each of the Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

30.5       No fiduciary duties

(a)         Nothing in any Finance Document constitutes:

(i)          the Agent as a trustee or fiduciary of any other person; or

(ii)         the Security Agent as an agent, trustee or fiduciary of any Obligor.

(iii)        Neither the Agent nor the Security Agent shall be bound to account to any other Finance Party or (in the case of the Security Agent) any Secured Party or the profit element of any sum received by it for its own account.

(iv)        The provisions of this Clause 30.5 shall apply even if, notwithstanding and contrary to this Clause 30.5, any provision of any Finance Document by operation of law has the effect of constituting the Agent as a true or fiduciary of any person, or the Security Agent as an agent, trustee or fiduciary of any Obligor or otherwise requiring the Agent, the Security

Agent or the Arrange to account to any other Finance Party or Secured Party (as the case may be).

30.6       Business with the Group

The Agent and the Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or Affiliate of an Obligor.

30.7       Rights and discretions

(a)         Each of the Agent and the Security Agent may:

(i)          rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)         assume that:

(A)        any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)        unless it has received notice of revocation, that those instructions have not been revoked; and

(C)        rely on a certificate from any person:

(1)         as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(2)         to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (1) above, may assume the truth and accuracy of that certificate.

(b)         Each of the Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent or Security Agent for the Finance Parties or Secured Parties) that:

(i)          no Default has occurred (unless, in the case of the Agent, it has actual knowledge of a Default arising under Clause 27.1 (Non-payment));

(ii)         any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)        any notice or request made by an Obligor (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)         Each of the Agent and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)         Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each of the Agent and the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent or Security Agent (as applicable), (and so separate from any lawyers instructed by the Lenders) if the Agent or Security Agent (as applicable), in its reasonable opinion deems this to be desirable.

(e)         Each of the Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)         Each of the Agent and the Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)          be liable for any error of judgment made by any such person; or

(ii)         be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent’s or the Security Agent’s (as applicable) gross negligence or wilful misconduct.

(g)         Unless a Finance Document expressly provides otherwise each of the Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent or Security Agent under the Finance Documents.

(h)         Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)         The Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of paragraph (a)(ii) of Clause 10.2  (Market disruption).

(j)         Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.8       Responsibility for documentation

Neither the Agent nor the Security Agent, is responsible or liable for:

(a)         the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)         the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property; or

(c)         any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.9       No duty to monitor

Neither, the Agent nor the Security Agent shall be bound to enquire:

(a)         whether or not any Default has occurred;

(b)         as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)         whether any other event specified in any Finance Document has occurred.

30.10     Exclusion of liability

(a)         Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent or any Receiver or Delegate), none of the Agent, the Security Agent nor any Receiver or Delegate will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)          any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)         exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property;

(iii)        any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)        without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)        any act, event or circumstance not reasonably within its control; or

(B)        the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of god; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)         No Party (other than the Agent, the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate, in respect of any claim it might have against the Agent, the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate may rely on this Clause.

(c)         Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Agent (as applicable) if the Agent or Security Agent (as applicable) has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Agent (as applicable) for that purpose.

(d)         Nothing in this Agreement shall oblige the Agent or the Security Agent to carry out:

(i)          any “know your customer” or other checks in relation to any person; or

(ii)         any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Agent and the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Security Agent.

(e)         Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, any Receiver or Delegate, any liability of the Agent, the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent, the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss.  In no event shall the Agent, the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent, the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

30.11     Lenders’ indemnity to the Agent and Security Agent

(a)         Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, the Security Agent and every Receiver and every Delegate, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the Agent’s, Security Agent’s Receiver’s or Delegate’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 34.10 (Disruption to Payment Systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Agent, Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

(b)         Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent or the Security Agent pursuant to paragraph (a) above.

(c)         Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent or the Security Agent to an Obligor.

30.12     Resignation of the Agent and the Security Agent

(a)         Each of the Agent and/or the Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

(b)         Alternatively the Agent or the Security Agent may resign by giving thirty (30) days’ notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders (after consultation with the other Finance Parties and the Borrowers) may appoint a successor Agent or Security Agent (as applicable).

(c)         If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Agent or Security Agent (as applicable) (after consultation with the other Finance Parties and the Borrowers) may appoint a successor Agent or Security Agent (as applicable).

(d)         The retiring Agent or Security Agent (as applicable) shall make available to the successor Agent or Security Agent (as applicable) such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent or Security Agent (as applicable) under the Finance Documents. The Borrowers shall, within three (3) Business Days of demand, reimburse the retiring Agent or Security Agent (as applicable) for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)         The resignation notice of the Agent or Security Agent (as applicable) shall only take effect upon:

(i)          the appointment of a successor; and

(ii)         (in the case of the Security Agent) the transfer of the Security Property to that successor.

(f)         Upon the appointment of a successor, the retiring Agent or Security Agent (as applicable) shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (ii) of Clause 30.24 (Winding up of trust) and (e)  above)  but shall remain entitled to the benefit of Clause (e) (Indemnity to the Agent), Clause 14.4 (Indemnity to the Security Agent) and this

Clause 30 (and any fees for the account of the retiring Agent or Security Agent (as applicable) shall cease to accrue from (and shall be payable on) that date).  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)         After consultation with the Borrowers, the Majority Lenders may, by giving thirty (30) days’ notice to the Agent or Security Agent (as applicable), require it to resign in accordance with paragraph (b) above.  In this event, the Agent or Security Agent (as applicable) shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (e) above shall be for the account of the Borrowers.

(h)         The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)          the Agent fails to respond to a request under Clause 12.7 (FATCA Information) and the Borrowers or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)          the information supplied by the Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)          the Agent notifies the Borrowers and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrowers or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrowers or that Lender, by notice to the Agent, requires it to resign.

30.13Confidentiality

(a)         In acting as agent or trustee for the Finance Parties, the Agent or Security Agent (as applicable) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)        If information is received by another division or department of the Agent or Security Agent, it may be treated as confidential to that division or department and the Agent or Security Agent (as applicable) shall not be deemed to have notice of it.

(c)       Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

30.14     Relationship with the other Finance Parties

(a)         Subject to Clause 28.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)          entitled to or liable for any payment due under any Finance Document on that day; and

(ii)         entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)         Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 36.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 36.2  (Addresses) and paragraph (a)(ii) of Clause 36.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

(c)         Each Finance Party shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

30.15     Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)         the financial condition, status and nature of each member of the Group (excluding any Non-Recourse Subsidiary);

(b)         the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)         whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d)         the adequacy, accuracy or completeness of any information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any

Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)         the right or title of any person in or to, or the value or sufficiency of any part of, the Security Property, the priority of any of the Transaction Security or the existence of any Security affecting the Security Property.

30.16     Reference Banks

The Agent shall (if so instructed by the Majority Lenders and in consultation with the Borrowers) replace a Reference Bank with another bank or financial institution.

30.17     Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

30.18     No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)         require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Security Property;

(b)         obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)         register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)         take, or to require any Obligor to take, any step to perfect its title to any of the Security Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)         require any further assurance in relation to any Security Document.

30.19     Insurance by Security Agent

(a)         The Security Agent shall not be obliged:

(i)          to insure any of the Security Property;

(ii)         to require any other person to maintain any insurance; or

(iii)        to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)         Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within fourteen (14) days after receipt of that request.

30.20     Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

30.21     Delegation by the Security Agent

(a)         Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)         That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent,  that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)         No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

30.22     Additional Security Agents

(a)         The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)          if it considers that appointment to be in the interests of the Secured Parties;

(ii)         for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)        for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrowers and the Finance Parties of that appointment.

(b)         Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)         The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

30.23     Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Security Property and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

30.24     Winding up of trust

If the Security Agent, with the approval of the Agent, determines that:

(a)         all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)         no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, then:

(i)         the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)         any Security Agent which has resigned pursuant to Clause 30.12 (Resignation of the Agent and the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

30.25     Perpetuity period

The trusts constituted by this Agreement are governed by English law and the perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of 125 years from the date of this Agreement.

30.26     Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

30.27     Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement.  Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

30.28     Parallel Debt

(a)         Each Borrower and HoldCo irrevocably and unconditionally undertake to pay (and shall procure that each other Obligor shall pay) to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(b)         The Parallel Debt of an Obligor:

(i)          shall become due and payable at the same time as its Corresponding Debt;

(ii)         is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)         For purposes of this Clause 30.28 , the Security Agent:

(i)          is the independent and separate creditor of each Parallel Debt;

(ii)        acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)       shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)         The Parallel Debt of an Obligor shall be:

(i)          decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)         increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of an Obligor shall be:

(iii)        decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and

(iv)        increased to the extent that its Parallel Debt has increased,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)         All amounts received or recovered by the Security Agent in connection with this Clause 30.28 to the extent permitted by applicable law, shall be applied in accordance with Clause 31.1 (Application of receipts – Security Agent).

(f)         This Clause 30.28 shall apply, with any necessary modifications, to each Finance Document.

31.         APPLICATION OF PROCEEDS

31.1       Application of receipts – Security Agent

(a)         Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Agent receives or recovers and which are, or are attributable to, Security Property (for the purposes of this Clause 31 (Application of Proceeds), the “Recoveries”) shall be transferred to the Agent for application in accordance with Clause 34.5 (Application of receipts - Partial Payments).

(b)         Paragraph (a) above is without prejudice to the rights of the Security Agent, each Receiver and each Delegate:

(i)          to be indemnified out of the Charged Property in accordance with any provision of any Finance Document; and

(ii)         under any Finance Document to credit any moneys received or recovered by it to any suspense account.

(c)         Any transfer by the Security Agent to the Facility Agent in accordance with paragraph (a) above shall be a good discharge, to the extent of that payment, by the Security Agent.

(d)         The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) of this Clause 31.1 (Application of receipts – Security Agent) in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

31.2       Deductions from receipts

(a)         Before transferring any moneys to the Facility Agent under Clause 31.1 (Application of Receipts – Security Agent), the Security Agent may, in its discretion:

(i)          deduct any sum then due and payable under this Agreement or any other Finance Documents to the Security Agent or any Receiver or Delegate and retain that sum for itself or, as the case may require, pay it to another person to whom it is then due and payable;

(ii)         set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(iii)        pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

(b)         For the purposes of paragraph (a)(i) above, if the Security Agent has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.

31.3       Prospective liabilities

Following acceleration of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit acting reasonably (the interest being credited to the relevant account) for later payment to the Agent for application in accordance with Clause 34.5 (Application of receipts - Partial Payments) in respect of:

(a)         any sum to the Security Agent, any Receiver or any Delegate; and

(b)         any part of the Secured Liabilities, that the Security Agent or, in the case of paragraph (b) only, the Agent, reasonably considers, in each case, might become due or owing at any time in the future.

31.4       Investment of proceeds

Prior to the application of the proceeds of the Recoveries in accordance with Clause 31.1 (Application of Receipts – Security Agent) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this Clause 31.

31.5       Currency Conversion

(a)         For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)         The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

31.6       Good Discharge

(a)         Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Agent on behalf of the Finance Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)         The Security Agent is under no obligation to make the payments to the Agent under paragraph (a) of this Clause 31.6 in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

32.         Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)         interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)         oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)         oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

33.         Sharing among the Finance Parties

33.1       Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 34 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)         the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent;

(b)         the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 34 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)         the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.5 (Application of Receipts – Partial Payments).

33.2       Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 34.5 (Application of Receipts – Partial Payments) towards the obligations of that Obligor to the Sharing Finance Parties.

33.3       Recovering Finance Party’s rights

On a distribution by the Agent under Clause 33.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

33.4       Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)         each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)         as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

33.5       Exceptions

(a)         This Clause 33 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)         A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)          it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)         that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

34.         PAYMENT MECHANICS

34.1       Payments to the Agent

(a)         On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)         Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

34.2       Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

34.3       Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 35 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

34.4       Clawback and pre-funding

(a)         Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)         Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)         If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)          the Agent shall notify the Borrowers of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)         the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

34.5       Application of Receipts – Partial Payments

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(a)         FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Agent, the Security Agent, any Receiver and any Delegate under the Finance Documents;

(b)         SECOND, in or towards payment pro rata of any accrued interest and fees due but unpaid to the Lenders under this Agreement;

(c)         THIRD, in or towards payment pro rata of any principal due but unpaid to the Lenders under this Agreement; and

(d)         FOURTH, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents;

34.6       No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

34.7       Business Days

(a)         Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)         During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

34.8       Currency of account

(a)         Subject to paragraphs (b) and (c) below, US$ is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)         Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)         Any amount expressed to be payable in a currency other than US$ shall be paid in that other currency.

34.9       Change of currency

(a)         Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)          any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrowers); and

(ii)         any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)         If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

34.10     Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrowers that a Disruption Event has occurred:

(a)         the Agent may, and shall if requested to do so by the Borrowers, consult with the Borrowers with a view to agreeing such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)         the Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)         the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)         any such changes agreed upon by the Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 40 (Amendments and waivers);

(e)         the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 34.10; and

(f)         the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

35.         SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

36.         NOTICES

36.1       Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2       Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)         in the case of the Borrowers, that specified in Schedule 1 (The Original Parties);

(b)         in the case of each Lender, that specified in Schedule 1 (The Original Parties)  or, if it becomes a Party after the date of this Agreement, that notified in writing to the Agent on or before the date it becomes a Party;

or, in each case, any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days’ notice.

36.3       Delivery

(a)         Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)          if by way of fax, when received in legible form; or

(ii)         if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)         Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)         All notices from or to an Obligor shall be sent through the Agent.

(d)         Any communication or document made or delivered to the Borrowers in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)         Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4       Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

36.5       Electronic communication

(a)         Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)          notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)         notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days’ notice.

(b)         Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

(c)         Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.6       English language

(a)         Any notice given under or in connection with any Finance Document must be in English.

(b)         All other documents provided under or in connection with any Finance Document must be:

(i)          in English; or

(ii)         if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37.         Calculations and certificates

37.1       Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2       Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.3       Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

38.         PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39.         REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents.  No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

40.         AMENDMENTS AND WAIVERS

40.1       Required consents

(a)         (Subject to Clause 40.3 (All Lender matters) and Clause 40.4 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)         The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 40.

(c)         Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 30.7 (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)         Each Obligor agrees to any such amendment or waiver permitted by this Clause 40.1 which is agreed to by the Borrowers. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Obligors.

40.2       Excluded Commitments

If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of the Finance Document or other vote of Lenders under the terms of this Agreement within fifteen (15) Business Days or (in the case of a matter that requires the consent or approval of all Lenders) twenty (20) Business Days of that request being made:

(a)         its Commitment and/or participation in the Loan then outstanding shall not be included for the purpose of calculating the Total Commitments or participations under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)        its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

40.3       All Lender matters

An amendment, waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)        the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)        a postponement or extension to the date of payment of any amount under the Finance Documents;

(c)        a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)        a change in currency of payment of any amount under the Finance Documents;

(e)        an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(f)        a change to any Obligor;

(g)        any provision which expressly requires the consent of all the Lenders;

(h)        any change to the preamble (Background), Clause 2.1 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 8 (Interest), Clause 28 (Changes to Lenders, this Clause 40, Clause 43 (Governing law) or Clause 44.1 (Jurisdiction).

(i)        (other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)          the guarantee and indemnity granted under Clause 18 (Guarantee and Indemnity);

(ii)         the Security Property; or

(iii)        the manner in which the proceeds of enforcement of the Transaction Security are distributed

(except in the case of paragraphs (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document); or

(j)          the release of, or material variation to, any guarantee and indemnity granted under Clause 18 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

40.4       Other exceptions

(a)         An amendment or waiver which relates to the rights or obligations of the Agent or the Security Agent (each in their capacity as such) may not be effected without the consent of the Agent or, as the case may be,, the Security Agent.

41.         CONFIDENTIALITY

41.1       Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information) and Clause 41.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

41.2       Disclosure of Confidential Information

Any Finance Party may disclose:

(a)         to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)         to any person:

(i)          to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)         with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)        appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 1.1 (Definitions));

(iv)        who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)        to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)        to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)        to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 28.8 (Security over Lenders’ rights);

(viii)      who is a Party, a member of the Group or any related entity of an Obligor; or

(ix)        with the consent of the Borrowers;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)        in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)        in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)        in relation to paragraphs (b)(v), and (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)         to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party;

(d)         to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

41.3       Disclosure to numbering service providers

(a)         Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)          names of Obligors;

(ii)         country of domicile of Obligors;

(iii)        place of incorporation of Obligors;

(iv)        date of this Agreement;

(v)         the name of the Agent;

(vi)        date of each amendment of this Agreement;

(vii)       amount of Total Commitments;

(viii)      currency of the Facility;

(ix)        type of Facility;

(x)         ranking of Facility;

(xi)        Termination Date for Facility;

(xii)       changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)      such other information agreed between such Finance Party and the Borrowers and HoldCo,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)         The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)         Each Obligor represents that none of the information set out in paragraphs (a)(i) to (a)(xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)         The Agent shall notify the Borrowers and the other Finance Parties of:

(i)          the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)         the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

41.4       Entire agreement

This Clause 41 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

41.5       Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

41.6       Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)         of the circumstances of any disclosure of Confidential Information made pursuant to paragraph 41.2(b)(iv) of Clause 41.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)         upon becoming aware that Confidential Information has been disclosed in breach of this Clause 41 (Confidentiality).

41.7      Continuing obligations

The obligations in this Clause 41 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)         the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)        the date on which such Finance Party otherwise ceases to be a Finance Party.

42.        COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

43.       GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

44.        ENFORCEMENT

44.1      Jurisdiction

(a)         The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)         The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)         This Clause 44.1 is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

44.2      Service of process

(a)        Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(i)         irrevocably appoints WFW Legal Services Limited at present of 15 Appold Street, London EC2A 2HB, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)        agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)         If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within five (5) days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

THE ORIGINAL PARTIES

Part I
THE OBLIGORS

BORROWERS

Name of Borrower	Jurisdiction of Incorporation	Registered Address and, if applicable, Registration No.	Address for Communication
Genco Constantine Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Augustus Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco London Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Titus Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias

Genco Tiberius Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Hadrian Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Knight Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Beauty Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Vigour Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias

Genco Predator Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Cavalier LLC	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Champion Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias
Genco Charger Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias

HOLDCO

Name of Guarantor	Jurisdiction of Incorporation	Registered Address and, if applicable, Registration No.	Address for Communication
Genco Holdings Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands, MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias

PARENT GUARANTOR

Name of Parent Guarantor	Jurisdiction of Incorporation	Registered Address and, if applicable, Registration No.	Address for Communication
Genco Shipping & Trading Limited	The Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands, MH96960	Genco Shipping & Trading Limited 299 Park Avenue, 12th Floor, New York, NY 10171 Fax no.: +1 646 443 8555 Email: finance@gencoshipping.com Department/Officer: Apostolos Zafolias

Part II
THE ORIGINAL LENDERS

ORIGINAL LENDERS

Name of Original Lender	Commitment	Address for Communication
Hayfin DLF LuxCo 3 Sarl	US$69,134,925.40	2, Boulevard Konrad Adenauer, L-1115 Luxembourg Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations
Hayfin DLF (Europe) LuxCo 3 Sarl	US$1,569,410.57	2, Boulevard Konrad Adenauer, L-1115 Luxembourg Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations
Hayfin Onyx LuxCo 3 SCA	US$4,882,610.67	2, Boulevard Konrad Adenauer, L-1115 Luxembourg Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations
Hayfin Opal LuxCo 3 Sarl	US$8,718,947.63	8-10, rue Mathias Hardt, L-1717 Luxembourg Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations
Hayfin Opal III LP	US$8,718,947.63	One Eagle Place, London, SW1Y 6AF, England Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations
Hayfin REST LuxCo Sarl	US$6,975,158.10	2, Boulevard Konrad Adenauer, L-1115 Luxembourg Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations
Total Commitment	US$100,000,000.00

Part III
AGENT AND SECURITY AGENT

AGENT

Name of Agent	Address for Communication
Hayfin Services LLP	One Eagle Place, London, SW1Y 6AF, England Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations

SECURITY AGENT

Name of Security Agent	Address for Communication
Hayfin Services LLP	One Eagle Place, London, SW1Y 6AF, England Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations

SCHEDULE 2

CONDITIONS PRECEDENT

Part I
CONDITIONS PRECEDENT TO UTILISATION REQUEST

(1) Constitutional documents. Copies of the constitutional documents of each Obligor, together with such other evidence as the Agent may reasonably require that each Obligor is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party.

(2) Certificates of good standing. A certificate of good standing in respect of each Obligor (or equivalent evidence of good standing available in the Obligor’s jurisdiction of incorporation) dated no more than ten (10) days before the Utilisation Date).

(3) Board resolutions. A copy of a resolution of the board of directors of each Obligor (other than the Parent Guarantor):

i.           approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it execute those Relevant Documents; and

ii.          authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or dispatched under those documents) on its behalf.

(4) Specimen signatures and copy passports. A specimen of the signature and a copy of the passport, together with proof of address, of each person who executes the Finance Documents pursuant to the resolutions referred to in (3) above.

(5) Officer’s certificates. An original certificate of a duly authorised officer of each Obligor:

i.           certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect;

ii.          setting out the names of the directors, officers and shareholders of that Obligor (other than the Parent Guarantor) and the proportion of shares held by each shareholder; and

iii.         confirming that borrowing or guaranteeing or securing, as appropriate, the Loan would not cause any borrowing, guarantee, security or similar limit binding on that Obligor to be exceeded.

(6)  Evidence of registration. Where such registration is required or permitted under the laws of the relevant jurisdiction, evidence that the names of the directors, officers and shareholders of each Obligor are duly registered in the companies registry or other registry in the country of incorporation of that Obligor.

(7)  Powers of attorney. The original notarially attested power of attorney of each of the Obligors (other than the Parent Guarantor) under which the Relevant Documents to which it is or is to become a party are to be executed or transactions undertaken by that Obligor.

(8)  Finance Documents. Duly executed originals of:

i.           this Agreement;

ii.          the Parent Guarantee.

Other documents and evidence

(1)  Valuations. Two Valuations of each Vessel.

(2)  Process agent. Evidence that any process agent referred to in Clause 44.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment.

(3)  Other Authorisations. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document.

(4)  Financial statements. A copy of the Original Financial Statements of each Borrower, HoldCo, and the Guarantor.

(5)  Fees. The Fee Letter and evidence that the fees, costs and expenses then due from the Borrowers under Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.

(6)  “Know your customer” documents. Such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary “know your customer” or similar identification procedures, anti-money laundering regulations, and Sanctions, in relation to the transactions contemplated in the Finance Documents.

(7)  Group Structure Chart. A chart showing the structure of the Group.

Part II
CONDITIONS PRECEDENT TO UTILISATION

~~1.~~(1)  Board resolutions. A copy of a resolution of the board of directors of the Parent Guarantor:

i.         approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it execute those Relevant Documents; and

ii.          authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or dispatched under those documents) on its behalf.

~~2.~~(2)  Officer’s certificate. An original certificate of a duly authorised officer of the relevant Borrower certifying that:

~~(1)~~i.           each copy document relating to it specified in Part I of Schedule 2 remains correct, complete and in full force and effect at a date not earlier than the Utilisation Date;

ii.          each copy document relating to it specified in this Part II of Schedule 2 remains correct, complete and in full force and effect at a date not earlier than the Utilisation Date.

(3)  Power of attorney. The original notarially attested power of attorney of the Parent Guarantor under which the Relevant Documents to which it is or is to become a party are to be executed or transactions undertaken by that Obligor.

(4)  Evidence of Borrower’s title. Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of each Vessel’s current flag confirming that each Vessel is owned by the relevant Borrower and is free of registered Security. .

(5)  Registration of Mortgage. Evidence that a Mortgage has been registered against each Vessel with first priority.

(6)  Evidence of insurance. Evidence that each Vessel is insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent.

(7)  Confirmation of class. A Certificate of Confirmation of Class for hull and machinery confirming that each Vessel is classed with the highest class applicable to vessels of her type with Lloyd’s Register or such other classification society as may be acceptable to the Agent free of recommendations affecting class, dated no more than one (1) day prior to the Utilisation Date.

(8)  Inspection report. An inspection report (at the cost of the Borrowers) confirming that the condition of the Vessels is in all respects acceptable to the Agent.

(9)  Insurance report. If required by the Agent, an opinion from insurance consultants appointed by the Agent on the Insurances.

(10) Budgets.

~~i.~~i.           Operating budgets for each Vessel; and

ii.          Financial expense budgets for the Borrowers, HoldCo and the Parent Guarantor for the next calendar year.

(11)      Vessel documents. Photocopies of:

~~i.~~iii.         any charterparty or other contract of employment of the Vessels, in each case with a term of more than twelve (12) months which will be in force on the Utilisation Date including, without limitation, any Charter;

iv.        any Management Agreements;

v.         any pool arrangements entered into in respect of any Vessel;

vi.        each Vessel’s current Safety Construction, Safety Equipment, Safety Radio and Load Line Certificates;

vii.       evidence of each Vessel’s current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990;

viii.     each Vessel’s current SMC;

ix.       the ISM Company’s current DOC;

x.        each Vessel’s current ISSC;

xi.       each Vessel’s current IAPPC;

xii.      each Vessel’s current Tonnage Certificate;

in each case together with all addenda, amendments or supplements.

(12)      Special survey. Evidence that each Vessel has completed its most recent dry-docking and passed its most recent special survey.

(13)      Security Documents. Duly executed originals of:

~~(1)~~i.         a Mortgage in respect of each Vessel;

ii.          where applicable, the relevant Deed of Covenants for each Vessel;

iii.         the General Assignment in respect of the Vessel;

iv.         the Manager’s Undertakings in respect of the Vessel;

v.          any Subordination Agreement (including a Subordination Agreement in respect of any Existing Permitted Intercompany Loans);

vi.         the Account Security; and

vii.       any Account Control Agreement,

together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients.

(14)      Mandates. Such duly signed forms of mandate, and/or other evidence of the opening of the Accounts, as the Security Agent may require.

(15)      Account Bank’s confirmation. The written confirmation of the relevant Account Bank that the Accounts have been opened with the Account B and to its actual knowledge are free from Security other than Transaction Security as created by the Security Documents.

(16)      Utilisation Request. A duly completed Utilisation Request.

(17)      Evidence of compliance with covenant requirements. Evidence that the Obligors are in compliance with the financial covenants in Clause 21.1 (Financial Covenants) on the Utilisation Date.

(18)      Notional Vessel Tranches. Approval of all the Lenders to the amounts of the Notional Vessel Tranches specified in the Utilisation Request.

(19)      Minimum liquidity amount. An amount of US$750,000 in respect of each Vessel has been deposited into the Minimum Liquidity Account (such amount to be established from the Utilisation).

Legal opinions

(20)      Legal opinions. The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Loan or confirmation satisfactory to the Agent that such opinions will be given:

~~i.~~viii.      legal opinion of Reed Smith LLP, legal advisers to the Finance Parties in respect of English law, substantially in the form distributed to the Original Lenders prior to Utilisation;

ix.         legal opinion of Reed Smith LLP, legal advisers to the Finance Parties in respect of Hong Kong law, substantially in the form distributed to the Original Lenders prior to Utilisation;

x.          legal opinion of Reed Smith LLP, legal advisers to the Finance Parties in respect of Marshall Islands law, substantially in the form distributed to the Original Lenders prior to Utilisation; and

xi.         legal opinion of Reed Smith LLP, legal advisers to the Finance Parties in respect of New York law, substantially in the form distributed to the Original Lenders prior to Utilisation.

Part III
CONDITIONS SUBSEQUENT

~~i.~~(1)       Letters of undertaking. Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties.

(2)        Acknowledgements of notices. Acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Agent pursuant to Part I or Part II of this Schedule 2.

(3)        Legal opinions. Such of the legal opinions specified in Part II of this Schedule 2 as have not already been provided to the Agent.

(4)        Companies Act registrations. Evidence that the prescribed particulars of any Security Documents received by the Agent pursuant to Part I of this Schedule 2 have been delivered to any relevant Registry of Companies/Corporations within the statutory time limit.

(5)       Master’s receipt. The master’s receipt for the Mortgage (if applicable)

SCHEDULE 3

UTILISATION REQUEST

From:    [Borrowers]

To:        [Agent]

Dated:

Dear Sirs

Facility Agreement dated [●] in the amount of US$[●], as amended and restated from time to time (the “Agreement”)

(1)         We refer to the Agreement.  This is a Utilisation Request.  Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

(2)         We wish to borrow the Loan on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)
Amount:	[●] or, if less, the Available Facility

(3)         We confirm that each condition specified in Clause 4.1 (Initial Conditions Precedent) is satisfied on the date of this Utilisation Request.

(4)         The proceeds of Loan should be credited to [account].

(5)         We confirm that you may disburse the Loan and deduct from the Loan (although the amount of the Loan will remain the amount requested above):

(a)         the outstanding balance of the Upfront Fee being US$[●];

(b)         [other costs/fees]

(c)         the amount required to establish the Minimum Liquidity Amount in the Minimum Liquidity Account.

(6)         The Notional Vessel Tranche Amount for each Vessel is as follows:

Vessel	Notional Vessel Tranche Amount
Genco Constantine	[●]
Genco Augustus	[●]
Genco London	[●]
Genco Titus	[●]
Genco Tiberius	[●]
Genco Hadrian	[●]

Genco Knight	[●]
Genco Beauty	[●]
Genco Vigour	[●]
Genco Predator	[●]
Genco Cavalier	[●]
Genco Champion	[●]
Genco Charger	[●]

(7)         [●]

(8)         This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[name of Borrower]

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:        [●] as Agent

From:    [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Facility Agreement dated [●] in the amount of US$[●], as amended and restated from time to time (the “Agreement”)

(1)         We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

(2)         We refer to 28.5 (Procedure for transfer):

(a)         The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 28.5 (Procedure for transfer) all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participation in Loans under the Agreement as specified in the Schedule.

(b)         The proposed Transfer Date is [●].

(c)         The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.

(3)         The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (iii) of Clause 28.4 (Limitation of responsibility of Existing Lenders).

(4)         This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

(5)         This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

(6)         This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note:    The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [●].

[Agent]

By:

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:        [●]  as Agent and [●] as Borrowers, for and on behalf of each Obligor

From:    [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Facility Agreement dated [●] in the maximum amount of US$100,000,000, as amended and restated from time to time (the “Agreement”)

(1)         We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

(2)         We refer to Clause 28.6 (Procedure for assignment):

(a)         The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement as specified in the Schedule.

(b)         The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement specified in the Schedule.

(c)         The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(3)         The proposed Transfer Date is [●].

(4)         On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

(5)         The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.

(6)         The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 28.4 (Limitation of responsibility of Existing Lenders).

(7)         This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 28.7 (Copy of Transfer Certificate or Assignment Agreement to), to the Borrowers (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

(8)         This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

(9)         This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

(13)       This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

RIGHTS TO BE ASSIGNED AND OBLIGATIONS TO BE RELEASED AND UNDERTAKEN

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [●].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

Note:    The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:        Hayfin Services LLP as Agent

From:    [Borrowers]

Dated:   [●]

Dear Sirs

Facility Agreement dated [●] in the maximum amount of US$100,000,000, as amended and restated from time to time (the “Agreement”)

(1)         We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

(2)         We confirm that:

(a)         [●]; [and]

(b)         [●] ; [and]

(c)         [●].

(3)         We set out below calculations establishing the figures in paragraph (2):

[●].

(4)         We confirm that no Default is continuing.

Signed:

[authorised officer]
of [Parent Guarantor]

[insert applicable certification language]

for and on behalf of
[name of auditors of the Borrowers][1]

1Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors.

SCHEDULE 7

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)	Five (5) Business Days before the intended Utilisation Date
Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	Three (3) Business Days before the intended Utilisation Date
LIBOR is fixed	Quotation Day as of 11:00 a.m. London time

SCHEDULE 8

DETAILS OF VESSELS

VESSEL A

Name of Ship:	GENCO CONSTANTINE
Description:	Capesize
Owner:	Genco Constantine Limited
Flag State:	Hong Kong
IMO Number:	9361251
Registered Number	HK-2086
Classification:	100A1 BULK CARRIER, STRENGTHENED FOR HEAVY CARGOES, HOLDS 2, 4, 6 & 8 MAY BE EMPTY, ESP, ESN, LI, *IWS LMC, UMS
Classification Society:	Lloyd’s Register

VESSEL B

Name of Ship:	GENCO AUGUSTUS
Description:	Capesize
Owner:	Genco Augustus Limited
Flag State:	Hong Kong
IMO Number:	9361249
Registered Number	HK-1968
Classification:	100A1 BULK CARRIER, STRENGTHENED FOR HEAVY CARGOES, NOS. 2, 4, 6 AND 8 HOLDS MAY BE EMPTY, ESP, ESN, LI, *IWS LMC, UMS
Classification Society:	Lloyd’s Register

VESSEL C

Name of Ship:	GENCO LONDON
Description:	Capesize
Owner:	Genco London Limited
Flag State:	Hong Kong

IMO Number:	9430038
Registered Number	HK-1984
Classification:	100A1 Bulk Carrier, BC-A, Strengthened for Heavy Cargos, Hold Nos. 2, 4, 6 & 8 may be empty, Maximum Cargo Density: 1.73t/m3 for Hold 1, 1.00t/m3 for Hold 2, 4, 6 & 8, 1.71 t/m3 for Hold 3, 5, 7 &9, ESP, ESN, GRAB(25), LI, *IWS, LMC, UMS
Classification Society:	Lloyd’s Register

VESSEL D

Name of Ship:	GENCO TITUS
Description:	Capesize
Owner:	Genco Titus Limited
Flag State:	Hong Kong
IMO Number:	9410959
Registered Number	HK-2013
Classification:

100A1 BULK CARRIER BC-A, STRENGTHENED FOR HEAVY CARGOES HOLDS 2,4,6,&8 MAY BE EMPTY, *IWS, MAXIMUM CARGO DENSITY: 1.73 T/M3 FOR HOLD 1, 1.00 T/M3 FOR HOLD 2,4,6 & 8, 1.71 T/M3 FOR HOLD 3,5,7 & 9, ESP, ESN, EP(P)BAR ABOVE, GRAB (25), LI, LMC, UMS

Classification Society:	Lloyd’s Register

VESSEL E

Name of Ship:	GENCO TIBERIUS
Description:	Capesize
Owner:	Genco Tiberius Limited
Flag State:	Hong Kong
IMO Number:	9331555
Registered Number	HK-1969
Classification:	100A1 BULK CARRIER, STRENGTHENED FOR HEAVY CARGOES, HOLD NOS. 2,4,6 AND 8 MAY BE EMPTY, ESP, ESN, LI *IWS, LMC UMS
Classification Society:	Lloyd’s Register

VESSEL F

Name of Ship:	GENCO HADRIAN
Description:	Capesize
Owner:	Genco Hadrian Limited
Flag State:	Marshall Islands
IMO Number:	9422067
Registered Number	3045
Classification:	♣100A1 BULK CARRIER, CSR, BC-A, Hold Nos 2, 4, 6 & 8 may be empty, GRAB(20), ESP, *IWS, LI Shipright(CM) ♣LMC, UMS
Classification Society:	Lloyd’s Register

VESSEL G

Name of Ship:	GENCO KNIGHT
Description:	Panamax
Owner:	Genco Knight Limited
Flag State:	Hong Kong
IMO Number:	9200378
Registered Number	HK-1273
Classification:	♣A1, Bulk Carrier, (E), ♣ AMS, ♣ ACCU, SH
Classification Society:	American Bureau of Shipping

VESSEL H

Name of Ship:	GENCO BEAUTY
Description:	Capesize
Owner:	Genco Beauty Limited
Flag State:	Hong Kong
IMO Number:	9200380
Registered Number	HK-1284
Classification:	♣A1, Bulk Carrier, (E), ♣ AMS, ♣ ACCU, SH

Classification Society:	American Bureau of Shipping

VESSEL I

Name of Ship:	GENCO VIGOUR
Description:	Capesize
Owner:	Genco Vigour Limited
Flag State:	Hong Kong
IMO Number:	9200392
Registered Number	HK-1283
Classification:	♣A1, Bulk Carrier, (E), ♣ AMS, ♣ ACCU, SH
Classification Society:	American Bureau of Shipping

VESSEL J

Name of Ship:	GENCO PREDATOR
Description:	Handymax
Owner:	Genco Predator Limited
Flag State:	Marshall Islands
IMO Number:	9316165
Registered Number	2113
Classification:	♣ 1A1 Bulk Carrier ESP HC-E0 HOLDS (2,4) MAY BE EMPTY TMON
Classification Society:	DNV-GL

VESSEL K

Name of Ship:	GENCO CAVALIER
Description:	Handymax
Owner:	Genco Cavalier LLC
Flag State:	Marshall Islands
IMO Number:	9345817
Registered Number	2730
Classification:	♣ 1A1 Bulk Carrier ESP BC-A E0 BIS
Classification Society:	Det Norske Veritas (now DNV GL)

VESSEL L

Name of Ship:	GENCO CHAMPION
Description:	Handymax
Owner:	Genco Champion Limited
Flag State:	Hong Kong
IMO Number:	9350094
Registered Number	HK-2027
Classification:	♣ 1A1 Bulk Carrier ESP HC-E HOLDS (2,4) MAY BE EMPTY
Classification Society:	Det Norske Veritas (now DNV GL)

VESSEL M~~J~~

Name of Ship:	GENCO CHARGER
Description:	Handymax
Owner:	Genco Charger Limited
Flag State:	Hong Kong
IMO Number:	9324710
Registered Number	HK-2028
Classification:	♣ 1A1 Bulk Carrier ESP HC-E HOLDS (2,4) MAY BE EMPTY
Classification Society:	DNV-GL

SCHEDULE 10

FORM OF EXCESS CASH FLOW NOTICE

To:        HAYFIN SERVICES LLP

From:    [Borrowers]

Dated:   [●]

Dear Sirs

Facility Agreement dated [●] in the maximum amount of US$100,000,000, as amended and restated from time to time (the “Agreement”)

We refer to the Agreement.  This is an Excess Cash Flow Notice. Terms defined in the Agreement have the same meaning when used in this Excess Cash Flow Notice unless given a different meaning in this Excess Cash Flow Notice.

We confirm that Excess Cash Flow in respect of the Financial Quarter ending [insert date] is [●](US$[●]) based on the following calculation:

aggregate amount of Earnings for the Vessels: [●](US$[●]) [in aggregate and for each Vessel]

less all costs, fees, and expenses paid under the Finance Documents: [●] (US$[●])

less Operating Expenses in relation to the Vessels paid by the Borrowers or the Parent Guarantor on behalf of the Borrowers: [●](US$[●])

less all interest paid in cash [●] (US$[●])

[less Fixed Repayment Instalments: [●] (US$[●])

total Excess Cash Flow:  [●] (US$[●])

The estimated overall Group Expenses for the Financial Quarter  is [●] (US$[●]) and the Borrowers’ Share of Group Expenses for such Financial Quarter is [●] (US$[●].

Enclosures: [attach supporting documents, calculations and evidence as the Agent may reasonably require]

We confirm that no Default is continuing.

Yours faithfully

authorised signatory for
[names of Borrowers]

SCHEDULE 11

EXISTING PERMITTED INTERCOMPANY LOANS

Genco Shipping and Trading LTD
Intercompany Balancesas of 11/2/2015

Vessel	OS Balances
Genco Augustus	$	‑
Genco Beauty	$	‑
Genco Cavalier	$	‑
Genco Champion	$	‑
Genco Charger	$	‑
Genco Constantine	$	‑
Genco Hadrian	$	‑
Genco Knight	$	‑
Genco London	$	‑
Genco Predator	$	‑
Genco Tiberius	$	‑
Genco Titus	$	‑
Genco Vigour	$	‑
Total	$	‑

SCHEDULE  12
Part I
UNENCUMBERED FLEET VESSELS

	Remaining Unencumbered Vessels
Vessel	Type	DWT	Built Date	Yard	Country
Genco Acheron	Panamax	72,495	Jan‑99	Koyo Dock	Japan
Genco Success	Handymax	47,186	Apr-97	Oshima	Japan
Genco Wisdom	Handymax	47,180	Jul-97	Oshima	Japan
Genco Carrier	Handymax	47,180	Jan‑98	Oshima	Japan
Genco Prosperity	Handymax	47,180	Jun-97	Oshima	Japan
Genco Reliance	Handysize	29,952	Sep‑99	Oshima	Japan
Total		291,173		6 Vessels

Part II

ADDITIONAL SECURITY TERMS

(1)      Evidence that the relevant Additional Vessel is owned by a special purpose vehicle (an “SPV”) incorporated in the Marshall Islands or any other jurisdiction acceptable to the Lenders, and the SPV is in turn a wholly and directly owned Subsidiary of Holdco.

(2)      Accession by the SPV to this Agreement as a “Borrower”, and as an ‘Obligor’ for all purposes of the Finance Documents, on the terms of an accession agreement in form and substance acceptable to the Agent.

(3)      The Additional Vessel will become a ‘Vessel’ for the purposes of the Finance Documents but provided that there will be no Notional Vessel Tranche in respect of such Additional Vessel.

(4)      The terms of each of Clause 19 (Representations and Warranties), Clause 22 (General Undertakings), Clause 23 (Vessel Undertakings), Clause 24 (Insurance Undertakings)  and Clause 27 (Events of Default)  that apply to the Borrowers will become applicable to the SPV and the terms that apply to any Vessel will apply to the Additional Vessel (save for any necessary and consequential changes satisfactory to the Agent (acting on the instructions of the Majority Lenders).

(5)      All representations and warranties that apply (i) to the Borrowers being true in respect of the SPV and (ii) to any Vessel being true in respect of the Additional Vessel, as at the date of such accession (save for any necessary and consequential changes satisfactory to the Agent (acting on the instructions of the Majority Lenders).

(6)      The execution and delivery of Security Documents in relation to the Additional Vessel, the SPV’s other assets and all loans to and shares in the SPV in the same form as the Security Documents provided in relation to the Vessels and the Borrowers pursuant to Schedule 2 (save for any necessary and consequential changes satisfactory to the agent (acting on the instructions of the majority lenders).

(7)      The delivery of all other documents and other evidence listed in Schedule 2  in relation to such SPV and the Additional Vessel (save for any necessary and consequential changes satisfactory to the agent (acting on the instructions of the Majority Lenders).

(8)      No Default is continuing or would result from the completion of the provision of the additional security and all representations under the Finance Documents are true and accurate as at that date with reference to the facts and circumstances then existing.

(9)      No event listed in Clauses 27.1 (Non-payment) to 27.24 (Sanctions)  (inclusive) has occurred and is continuing in respect of the Additional Vessel or the SPV, or would result from the completion of the provision of the Additional Vessel as additional security.

(10)    In the event of sale, other disposal, or Total Loss of the Additional Vessel, the proceeds of sale or (as the case may be) Total Loss will be applied pro rata against the Repayment Instalments and the Balloon Instalment and pro rata the outstanding Notional Vessel Tranches.

EXECUTION PAGE

BORROWERS

Signed by ____________________	)
___________________ for and on behalf of	)
GENCO CONSTANTINE LIMITED	)
In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
GENCO AUGUSTUS LIMITED	)

In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
GENCO LONDON LIMITED	)

In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
GENCO TITUS LIMITED	)

In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
GENCO TIBERIUS LIMITED	)

In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
GENCO HADRIAN LIMITED	)

In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
GENCO KNIGHT LIMITED	)

In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
GENCO BEAUTY LIMITED	)

In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
GENCO VIGOUR LIMITED	)

In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
GENCO PREDATOR LIMITED	)

In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
GENCO CAVALIER LLC	)

In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
GENCO CHAMPION LIMITED	)

In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
GENCO CHARGER LIMITED	)

In the presence of: -

HOLDCO

Signed by ____________________	)
___________________ for and on behalf of	)
GENCO HOLDINGS LIMITED	)

In the presence of: -

ORIGINAL LENDERS

Signed by ____________________	)
___________________ for and on behalf of	)
HAYFIN DLF LUXCO 3 SARL	)

In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
HAYIN DLF (EUROPE) LUXCO 3 SARL	)

In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
HAYFIN ONYX LUXCO 3 SCA	)

In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
HAYFIN OPAL LUXCO 3 SARL	)

In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
HAYFIN OPAL III LP	)

In the presence of: -

Signed by ____________________	)
___________________ for and on behalf of	)
HAYFIN REST LUXCO SARL	)

In the presence of: -

AGENT

Signed by ____________________	)
___________________ for and on behalf of	)
HAYFIN SERVICES LLP	)

In the presence of: -

SECURITY AGENT

Signed by ____________________	)
___________________ for and on behalf of	)
HAYFIN SERVICES LLP	)

In the presence of: -

SCHEDULE 3

AMENDED AND RESTATED GUARANTEE

DATED 4 NOVEMBER 2015 AS AMENDED AND

RESTATED PURSUANT TO AND AMENDING AND

RESTATING AGREEMENT DATED 15 November 2016

(1)       GENCO SHIPPING & TRADING LIMITED

(as Guarantor)

to

(2)       HAYFIN SERVICES LLP

(as Security Agent)

GUARANTEE

EXECUTION VERSION

REFERENCE RAW/382792.00001

reed smith.com

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CONTENTS

CLAUSE

1.	DEFINITIONS AND INTERPRETATION	1
2.	GUARANTEE AND INDEMNITY	5
3.	PROTECTION OF FINANCE PARTIES	5
4.	ADDITIONAL PAYMENT OBLIGATIONS	7
5.	APPLICATION OF MONEYS	9
6.	REPRESENTATIONS AND WARRANTIES	10
7.	INFORMATION UNDERTAKINGS	10
8.	FINANCIAL COVENANTS	13
9.	GENERAL UNDERTAKINGS	15
10.	ADDITIONAL COVENANTS	16
11.	PAYMENTS	20
12.	SET-OFF	20
13.	CALCULATIONS AND CERTIFICATES	21
14.	PARTIAL INVALIDITY	21
15.	REMEDIES AND WAIVERS	21
16.	MISCELLANEOUS PROVISIONS OF THE FACILITY AGREEMENT	21
17.	TRANSFERS	22
18.	NOTICES	22
19.	GOVERNING LAW	22
20.	ENFORCEMENT	22
SCHEDULE 1 FORM OF COMPLIANCE CERTIFICATE		24
SCHEDULE 2		25
	EXISTING FACILITY AGREEMENTS	25

i

THIS GUARANTEE is dated 4 November 2015 as amended and restated pursuant to an Amending and Restating Agreement dated 15 November 2016

BY:

(1)         GENCO SHIPPING & TRADING LIMITED, a corporation incorporated under the laws of the Republic of the Marshall Islands, whose principal place of business is at 299 Park Avenue, 17th Floor, New York, New York 10171 (the “Guarantor”).

IN FAVOUR OF:

(2)         HAYFIN SERVICES LLP, a limited liability partnership formed according to the laws of England and Wales, whose registered office is at One Eagle Place, London, SW1Y 6AF, England (the “Security Agent”, which expression includes its successors and assigns).

BACKGROUND

(A)        Each of the banks listed in part I of schedule 1 to the Facility Agreement (as defined below) (collectively the “Lenders”) has agreed to lend to the borrowers listed in part II of schedule 1 to the Facility Agreement on a joint and several basis (the “Borrowers”) its participation in a loan of up to one hundred million Dollars ($100,000,000) (the “Loan”) on the terms and subject to the conditions set out in a loan agreement dated 4 November 2015 made between the Borrowers (as borrowers), Genco Holdings Limited (“HoldCo”) the Lenders (as lenders), Hayfin Services LLP as agent for the Lenders (the “Agent”) and the Security Agent (as security agent) (as amended and restated by the Amendment and Restatement Agreement, the “Facility Agreement”).

(B)        Pursuant to the Facility Agreement, and as a condition precedent to the several obligations of the Lenders to make the Loan available to the Borrowers, the Borrowers have, amongst other things, agreed to procure that the Guarantor execute and deliver this Guarantee in favour of the Security Agent as security agent for the Finance Parties.

IT IS AGREED as follows:

1.          DEFINITIONS AND INTERPRETATION

1.1        Definitions

In this Guarantee, unless the context otherwise requires, words and expressions defined in the Facility Agreement shall have the same meanings when used in this Guarantee and the following definitions apply:

“Amendment and Restatement Agreement” means the amending and restating agreement dated _____ November 2016 between the Borrowers, Holdco, the Guarantor the Lenders, the Agent and the Security Trustee.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 1 to this Guarantee.

“Consolidated Loan Agreement” shall have the meaning given to such term in the Amendment and Restatement Agreement.

“Default Rate” means interest at the rate calculated in accordance with clause 8.3 of the Facility Agreement (Default interest).

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“Equity Raise” means the purchase by the Permitted Holders and certain other investors, and the sale and issuance by the Guarantor of shares of Series A Preferred Stock pursuant to the terms of the Share Purchase Agreements in consideration of the payment of the Equity Raise Proceeds.

“Equity Raise Proceeds” means the gross proceeds of the Equity Raise, being an aggregate amount of not less than US$125,000,000.

“Existing Facility Agreements” means each of the loan agreements listed in Schedule 2.

“Guarantor Liabilities” means all of the liabilities and obligations of the Guarantor to any of the Finance Parties under or pursuant to this Guarantee, from time to time, whether in respect of principal, interest, costs or otherwise and whether present, future, actual or contingent.

“Guarantor Security Documents” means this Guarantee and any and all documents which may at any time be executed by the Guarantor as security for the payment of all or any part of the Guarantor Liabilities and “Guarantor Security Document” means any one of them.

“Non-Recourse Financing” means any financing provided to a Non-Recourse Subsidiary by a third party unrelated to the Obligors and their Subsidiaries to fund that portion of a Permitted NRS Investment not funded by the proceeds of a new equity issuance by the Guarantor after the Effective Date (as defined in the Amendment and Restatement Agreement) (and excluding for the avoidance of doubt the Equity Raise Proceeds), provided always that such financing:

(a)        does not benefit from any guarantees and Security other than any guarantees and security provided by Non-Recourse Subsidiaries and any pledge of the Equity Interests in such Non-Recourse Subsidiaries only; and

(b)        is non-recourse to any Borrower, HoldCo, the Guarantor or any member of the Group other than Non-Recourse Subsidiaries, except for any pledge of Equity Interests in such Non-Recourse Subsidiaries only (and provided always that the liability of or recourse to the Guarantor or the relevant Group member (as the case may be) which has pledged such Equity Interests is limited solely to its ownership interest in the Equity Interests).

“Non-Recourse Operating Expenses” means expenses properly and reasonably incurred in connection with the ownership, operation, technical management, employment, maintenance (including expenses relating to dry-docking costs and upgrades), repair and insurance of vessels.

“Non-Recourse Overhead Expenses” shall mean any and all administrative and overhead expenses, including, without limitation, expenses for payroll and benefits, insurance, real estate, travel, technology, rent, utilities, dues and subscriptions, marketing and communications, service agreements, office equipment and supplies, inspections and appraisals for vessels, business development and taxes.

“Original Financial Statements” means the audited consolidated financial statements of the Guarantor for the financial year ended 31 December 2014.

“Permitted Financial Indebtedness” means any Financial Indebtedness:

(a)        arising under an Existing Facility Agreement;

~~(a)~~(b)   arising under the Finance Documents;

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(c)         arising under non-interest bearing and unsecured loans from any member of the Group (other than to a Non-Recourse Subsidiary or any of the Borrowers or Holdco) to any other member of the Group (other than to a Non-Recourse Subsidiary, or any of the Borrowers or Holdco);

(d)         arising under a Permitted Intercompany Loan;

(e)         arising under a Permitted Non-Recourse Subsidiary Loan; and

(f)         subordinated loans (other than Permitted Refinancing Indebtedness) made to the Guarantor by Non-Recourse Subsidiaries in payment of Non-Recourse Operating Expenses and Non-Recourse Overhead Expenses which are payable by such Non-Recourse Subsidiaries to the Guarantor, provided that:

(i)          such subordinated loans are:

(A)        non-interest bearing;

(B)        subordinated on terms which are in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders); and

(C)        do not benefit from any guarantees or Security from any member of the Group (other than Non-Recourse Subsidiaries); and

(ii)        the terms of such subordinated loans are in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders).

“Permitted Non-Recourse Subsidiary Loans” means loans advanced by the Guarantor (or any Subsidiary of the Guarantor other than a Non-Recourse Subsidiary or any Borrower or Holdco) to Non-Recourse Subsidiaries solely for working capital purposes, provided that the aggregate amount outstanding in respect of such loans shall not, at any time, exceed US$1,500,000 and which is to be reimbursed by the relevant Non-Recourse Subsidiary in the ordinary course of business.

“Permitted NRS Investment” shall have the meaning given to it in Clause 10.4.

“Permitted Refinancing Indebtedness” means Financial Indebtedness incurred to refinance, in whole or in part, the Consolidated Loan Agreement or the Sinosure Agreements (“Refinanced Debt”); provided that:

(a)         such refinancing Financial Indebtedness is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing Financial Indebtedness;

(b)        such Financial Indebtedness has a final stated maturity at least six months later than the final stated maturity of the Refinanced Debt (or, in the case of each of the Sinosure Agreements, at least six months later than the Termination Date);

(c)         such Refinanced Debt shall be repaid, defeased or satisfied and discharged in an amount equal to 100% of the net cash proceeds from any Permitted Refinancing Indebtedness, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Permitted Refinancing Indebtedness is incurred;

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(d)         such Financial Indebtedness shall not be secured by Security on any property or assets of the Guarantor or its Subsidiaries (other than Non-Recourse Subsidiaries) other than Security on the collateral securing such Refinanced Debt;

(e)         no Subsidiary of the Guarantor (other than a Non-Recourse Subsidiary) which is not an obligor under such Refinanced Debt shall be an obligor under such Financial Indebtedness;

(f)         such Financial Indebtedness is not subject to any amortisation prior to final maturity and is not subject to mandatory redemption or prepayment (except (i) customary asset sales, insurance proceeds or change of control provisions substantially identical to, or less favourable to, the investors providing such Financial Indebtedness than, those applicable to the Facility or such Refinanced Debt and (ii) amortisation payments reflecting an amortisation profile no greater or steeper than the amortisation profile of such Refinanced Debt on the date of incurrence thereof); and

(g)        such Financial Indebtedness shall otherwise be on terms and conditions (excluding pricing and optional prepayment or redemption terms but including customary asset sales, insurance proceeds or change of control mandatory redemption or prepayment provisions) substantially identical to, or less favourable to, the investors providing such Financial Indebtedness than, those applicable to the Facility or such Refinanced Debt.

“Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor  to any Finance Party under or in connection with any Finance Document.

“Share Purchase Agreements” means the purchase agreements each dated 4 October 2016 entered into by affiliates of Apollo Global Management LLC, Centerbridge Partners L.P. and Strategic Value Partners, LLC and dated 27 October 2016 entered into by certain third party investors in relation to the issuance of Equity Interests in the Guarantor in exchange for payments in cash of not less than US$125,000,000 in gross amount.

1.2        Construction

Clause 1.2 of the Facility Agreement (Construction) shall apply to this Guarantee as if it were incorporated into it with any necessary modifications.

1.3        Headings

Section, Clause and Schedule headings are for ease of reference only.

1.4        Inconsistency between Facility Agreement provisions and this Guarantee

This Guarantee shall be read together with the other Finance Documents, but in case of any conflict between the Facility Agreement and this Guarantee, the provisions of the Facility Agreement shall prevail.

1.5        Third party rights

(a)         A person who is not a party to this Guarantee (other than a Finance Party) has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Guarantee.

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(b)         Notwithstanding any term of any Finance Document the consent of any person who is not a party to this Guarantee is not required to rescind or vary this Guarantee at any time.

(c)         Any Receiver, Delegate or any person described in clause 1.1  (Definitions) of the Facility Agreement may, subject to this Clause 0 and the Third Parties Act, rely on any Clause of this Guarantee which expressly confers rights on it.

1.6        Calculations

For the avoidance of doubt, for purposes of calculating any financial covenant under Clause 8.1 or any other calculation required hereunder, no Non-Recourse Subsidiary shall be included as a “Subsidiary” or a member of the “Group”.

2.          GUARANTEE AND INDEMNITY

The Guarantor irrevocably and unconditionally:

2.1        guarantees to each Finance Party punctual performance by the Borrowers of all the Borrowers’ obligations under the Finance Documents;

2.2        undertakes with each Finance Party that whenever the Borrowers do not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

2.3        agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrowers not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by them under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Guarantee if the amount claimed had been recoverable on the basis of a guarantee.

3.          PROTECTION OF FINANCE PARTIES

3.1        Continuing Guarantee

This Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

3.2        Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Guarantee will continue or be reinstated as if the discharge, release or arrangement had not occurred.

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3.3        Waiver of defences

The obligations of the Guarantor under this Guarantee will not be affected by an act, omission, matter or thing which, but for this Clause 0, would reduce, release or prejudice any of its obligations under this Guarantee (without limitation and whether or not known to it or any Finance Party) including:

(a)         any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)         the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor or any other member of the Group;

(c)         the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)         any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)         any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)         any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)         any insolvency or similar proceedings.

3.4        Guarantor intent

Without prejudice to the generality of Clause 0  (Waiver of defences), the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

3.5        Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Guarantee. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

3.6        Appropriations

Until all amounts which may be or become payable by the Security Parties under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

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(a)         refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)        hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of any of the Guarantor Liabilities.

3.7        Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Security Parties under or in connection with the Finance Documents have been irrevocably paid in full and unless the Security Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Guarantee:

(a)         to be indemnified by an Obligor;

(b)         to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)         to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)         to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 0  (Guarantee and indemnity);

(e)         to exercise any right of set-off against any Obligor; and/or

(f)          to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Security Parties under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Security Agent or as the Security Agent may direct for application in accordance with clause 34 of the Facility Agreement (Payment Mechanics).

3.8        Additional security

This Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

4.           ADDITIONAL PAYMENT OBLIGATIONS

4.1         Indemnity to the Security Agent

The Guarantor shall promptly indemnify the Security Agent and every Receiver and Delegate on demand against any cost, loss or liability incurred by any of them as a result of:

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(a)         any failure by the Borrowers to comply with their obligations under clause 16 of the Facility Agreement (Costs and Expenses);

(b)        acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(c)         the taking, holding, protection or enforcement of the Security Documents;

(d)        the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(e)         any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(f)         acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct), together in each case with interest at the Default Rate on the amount demanded from the date of demand until the date of payment, both before and after judgment, which interest shall be compounded with the amount demanded at the end of such periods as the Security Agent may reasonably select.

4.2        Currency indemnity

(a)         If any sum due from the Guarantor under this Guarantee (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(b)        making or filing a claim or proof against the Guarantor, or

(c)        obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Guarantor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (a) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to that Finance Party at the time of its receipt of that Sum.

(d)        The Guarantor waives any right it may have in any jurisdiction to pay any amount under this Guarantee in a currency or currency unit other than that in which it is expressed to be payable.

4.3         Amendment costs

If (a) the Guarantor requests an amendment, waiver or consent in relation to any Guarantor Security Document or (b) an amendment is required under clause 34.9 of the Facility Agreement (Change of currency), the Guarantor shall, within three (3) Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by

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any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

4.4        Enforcement and preservation costs

The Guarantor shall, within three (3) Business Days of demand, pay to each Finance Party and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Guarantor Security Document and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Guarantor Security Documents or enforcing those rights.

4.5        Default interest

(a)         If the Guarantor fails to pay any amount payable by it under this Guarantee on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) either (a) at the rate (if any) applicable to that amount under the Facility Agreement or (b) (if there is no such rate) at a rate calculated in accordance with clause 8.3 of the Facility Agreement (Default interest). Any interest accruing under this Clause 0 shall be immediately payable by the Guarantor on demand by the Security Agent.

(b)         Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

4.6        Additional payment obligations under the Facility Agreement

This Clause 0 is without prejudice to the Guarantor Liabilities in respect of the Borrowers’ obligations under the clauses of the Facility Agreement numbered 8 (Interest), 14 (Other Indemnities) and 16 (Costs and Expenses) and under similar provisions in any other Finance Documents.

5.          APPLICATION OF MONEYS

5.1        Moneys received by Finance Parties

All sums which any Finance Party (other than the Security Agent) receives (including by way of set-off) under or in connection with any Guarantor Security Document, otherwise than by payment from the Security Agent, shall be paid to the Security Agent immediately on receipt, and that payment to the Security Agent shall be deemed to have been made by the Guarantor rather than by the receiving Finance Party.

5.2        Moneys received by Security Agent

All sums which the Security Agent receives under or in connection with any Guarantor Security Document shall, unless otherwise agreed by the Security Agent or otherwise provided in the Facility Agreement, be applied by the Security Agent in or towards satisfaction of, or retention on account for, the Guarantor Liabilities in such manner as the Security Agent may in its discretion determine.

5.3        Suspense account

The Security Agent may place any money received by it under or in connection with any Guarantor Security Document to the credit of a suspense account on such terms and subject to such conditions as the Security Agent may in its discretion determine for so long as the Security Agent thinks fit

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without any obligation in the meantime to apply that money in or towards discharge of the Indebtedness, and, despite such payment, the Security Agent may claim against any of the other Security Parties or prove in the bankruptcy, liquidation or insolvency of any of the other Security Parties for the whole of the Indebtedness at the date of the Security Agent’s demand for payment pursuant to this Guarantee, together with all interest, commission, charges and expenses accruing subsequently.

6.          REPRESENTATIONS AND WARRANTIES

6.1        Representations

The Guarantor makes the representations and warranties set out in this Clause 0 to each Finance Party.

(a)         Facility Agreement representations and warranties All representations and warranties given by the Borrowers in the Facility Agreement in respect of the Guarantor and/or any Guarantor Security Document are and will remain correct and none of them is or will become misleading.

(b)        Ownership of Borrowers and HoldCo HoldCo is a directly wholly-owned Subsidiary of the Guarantor and each of the Borrowers is a directly wholly-owned subsidiary of HoldCo.

(c)         Disclosure of material facts The Guarantor is not aware of any material facts or circumstances which have not been disclosed to the Security Agent and which might, if disclosed, have adversely affected the decision of a person considering whether or not to make loan facilities of the nature contemplated by the Facility Agreement available to the Borrowers.

(d)        Copy Facility Agreement The Guarantor has received a copy of the Facility Agreement and approves of, and agrees to, the terms and conditions of the Facility Agreement.

6.2        Repetition

Each Repeating Representation is deemed to be repeated by the Guarantor by reference to the facts and circumstances then existing on the date of each Utilisation Request, on the Utilisation Date, on the first day of each Interest Period and, in the case or those contained in clause 19.12(d) and 19.12(f) of the Facility Agreement and for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, on each day.

7.          INFORMATION UNDERTAKINGS

The undertakings in this Clause 0 remain in force for the duration of the Facility Period.

7.1        Financial statements

The Guarantor shall supply to the Security Agent as soon as the same become available, but in any event within ninety (90) days after the end of each of its financial years:

(a)         the Guarantor’s audited consolidated (so as to include inter alia the Borrowers) financial statements for that financial year;

(b)         the Guarantor’s unaudited financial statements for that financial year (including the Borrowers) together with the calculations and documentation that the Agent and the

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(c)         Security Agent may deem necessary in order to make the necessary reconciliations and off-setting against the financial statements referred to in clause 0 above; and

(d)         HoldCo’s management accounts for that financial year (including the Borrowers); and

(e)         each Borrower’s annual management accounts (balance sheet and profit and loss accounts).

7.2        Interim financial statements

The Guarantor shall, and shall procure that each Borrower shall, supply to the Security Agent as soon as the same become available, but in any event within forty-five (45) days after the end of each of the first three quarters during each of its financial years:

(a)         the Guarantor’s consolidated (so as to include inter alia the Borrowers) quarterly financial statements for that quarter;

(b)         the Guarantor’s unaudited financial statements for that quarter (including the Borrowers and the other Subsidiaries of the Guarantor) together with the calculations and documentation that the Agent and the Security Agent may deem necessary in order to make the necessary reconciliations and off-setting against the financial statements referred to in Clause 0 above; and

(c)         HoldCo’s and each Borrower’s quarterly management accounts (balance sheet and profit and loss accounts) at the time that the relevant Compliance Certificate is presented pursuant to Clause 0  (Compliance Certificate).

7.3        Compliance Certificate

(a)        The Guarantor shall supply to the Security Agent, with each set of its annual financial statements delivered pursuant to Clause 0  (Financial Statements) and Clause 0  (Interim Financial Statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 0  (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)         Each Compliance Certificate shall be signed by an authorised officer of the Guarantor.

(c)         If prior to the delivery of any Compliance Certificate by the Guarantor, the Guarantor becomes aware that the financial covenants detailed in Clause 0  (Financial Covenants) (or any of them) will not be complied with, the Guarantor shall promptly notify the Agent accordingly.

7.4        Requirements as to financial statements

(a)       Each set of financial statements delivered by the Guarantor under Clause 0  (Financial statements):

(i)         shall be certified by an authorised officer of the ~~Parent~~ Guarantor as giving a true and fair view of (in case of annual financial statements), or fairly representing (in other cases), its financial condition as at the date as at which those financial statements were drawn up;

(ii)        shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements

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(iii)       unless, in relation to any set of financial statements, it notifies the Security Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Security Agent:

(A)        a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(B)        sufficient information, in form and substance as may be reasonably required by the Security Agent, to enable the Security Agent to determine whether Clause 0  (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

(b)         Any reference in this Guarantee to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

7.5        Budgets and Report on Operating Expenses and Group Expenses

(a)       The Guarantor shall procure that the Borrowers and HoldCo shall:

(i)         supply to the Agent, no later than fifteen (15) days after the end of each financial year of the ~~Parent~~ Guarantor, copies of an annual operating budget of each of the Borrowers (and the Vessel owned by it) for the following financial year;

(ii)        procure that the ~~Parent~~ Guarantor shall supply to the Agent, no later than fifteen (15) days after the end of each financial year of the ~~Parent~~ Guarantor, a copy of an annual budget in respect of Group Expenses for the following financial year, each such budget to be in the form appended to Schedule 13 of the Facility Agreement or in such other form and with such details as may be agreed by the Agent (acting on the instructions of the Majority Lenders).

(b)         The Borrowers and HoldCo shall procure that the ~~Parent~~ Guarantor shall supply to the Agent, with each set of financial statements delivered pursuant Clause 7.2 (Interim financial statements), the details of the Operating Expenses and Group Expenses payable by each Borrower in respect of its Vessel together with all computations of how such Operating Expenses and Group Expenses were calculated.

7.6        Information: miscellaneous

The Guarantor shall supply to the Security Agent (in sufficient copies for all the Lenders, if the Security Agent so requests:

(a)         at the same time as they are dispatched, copies of all documents dispatched by the Guarantor to its shareholders generally (or any class of them) or to its creditors generally (or any class of them);

(b)        promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor, and which, if adversely determined, are likely to have a Material Adverse Effect;

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(c)         promptly, such further information regarding the financial condition, business and operations of any Obligor (or any other member of the Group) as any Finance Party (through the Agent) may reasonably request, including without limitation cash flow analyses and details of the Operating Expenses of any Vessel the Group Expenses, any dividends and/or loans made by a Borrower, HoldCo and/or the ~~Parent~~ Guarantor, and annual inspection certificates (including any annual inspection report (if required by the Agent)); and

(d)         promptly on request, such further information regarding the financial condition, assets and operations of any Obligor (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Guarantee and an up to date copy of its shareholders’ register (or equivalent in its Original Jurisdiction)) as any Finance Party through the Security Agent may reasonably request.

7.7        Notification of Default

The Guarantor shall notify the Security Agent of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

8.          FINANCIAL COVENANTS

8.1        Financial covenants

(a)         At each and all times during the Facility Period, the Guarantor shall procure that the Borrowers shall maintain Cash in the Minimum Liquidity Account in an amount of not less ~~$750,000 for each Vessel~~ than the applicable Minimum Liquidity Amount.

(b)         At each and all times during the Facility Period, the Guarantor shall, in respect of the Guarantor and its Subsidiaries (excluding Non-Recourse Subsidiaries, Holdco and each Borrower) ensure that the aggregate of its Cash and Cash Equivalents shall not be less than:

(i)         for the period from the Effective Date until (and including) 31st December 2018, $250,000 per Fleet Vessel (other than Fleet Vessels owned by HoldCo and the Borrowers);

(ii)        for the period from 1st January 2019 to (and including) 31st December 2019, $400,000 per Fleet Vessel (other than Fleet Vessels owned by HoldCo and the Borrowers);

(iii)       at all times on or after ~~31st December 2019~~1 January 2020, $700,000 per Fleet Vessel (other than Fleet Vessels owned by HoldCo and the Borrowers).

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(b)~~At each and all times during the Facility Period the Guarantor shall in respect of the Guarantor only:~~

~~ensure that the aggregate of its Cash and Cash Equivalents and any undrawn availability under any of its working capital lines (but only to the extent such lines are not draw-stopped and are available for drawing) in an amount of not less than $750,000 per Fleet Vessel of which a minimum amount of $25,000,000 shall be in Cash or Cash Equivalents; andnot permit its Leverage to exceed seventy per cent (70%);~~

(c)         The Guarantor will not permit the consolidated current assets (determined on a consolidated basis in accordance with GAAP, but excluding Restricted Cash and Cash Equivalents) of the Guarantor and its Subsidiaries (excluding any Non-Recourse Subsidiaries) less consolidated current liabilities (determined on a consolidated basis in accordance with GAAP, but excluding the current portion of long-term Financial Indebtedness) of the Guarantor and its Subsidiaries (excluding any Non-Recourse Subsidiaries) to be less than $0 at all times.

~~(c)~~(d)    The Guarantor will maintain a ratio of Total Indebtedness to Total Capitalization of not greater than 0.70 to 1:00 at all times.

~~which~~ The above covenants ~~to~~shall be tested on each Quarter Date and reported to the Agent together with the interim financial statements to be delivered to the Agent pursuant to Clause 7.2 (Interim financial statements).

8.2        Most favoured Lenders

(a)         If at any time any Other Facility Agreement shall include any financial covenant in respect of the ~~Parent~~ Guarantor, the Group (other than Non-Recourse Subsidiaries) or the majority of the Group (excluding Non-Recourse Subsidiaries) (whether set forth as a covenant, undertaking, event of default, restriction or other such provision) (a “Financial Covenant”) not set forth herein or that would be more beneficial to the Lenders than any analogous provision contained in this Agreement (any such Financial Covenant, an “Additional Financial Covenant”), then the Borrowers and HoldCo shall provide a Most Favoured Lender Notice to the Lenders. Thereupon, unless waived in writing by the Majority Lenders within fourteen (14) days of receipt of such Most Favoured Lender Notice by the Lenders, such Additional Financial Covenant (and any related definitions and any information and other undertakings reasonably required to ensure compliance with the Additional Finance Covenant) shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if set out fully in this document, without any further action required on the part of any person, effective as of the date when such Additional Financial Covenant became effective under the Facility Agreement. For the avoidance of doubt, in no event shall any (i) collateral maintenance requirements relating to a Fleet Vessel or Fleet Vessels, or (ii) minimum liquidity requirements on a per vessel basis equivalent to the requirement in clause 7.1(a) in any Other Facility Agreement be subject to the requirements set forth in this Clause 8.2.

(b)        If requested by the Majority Lenders following the receipt of a Most Favoured Lender Notice, the Guarantor shall enter into any additional agreement or amendment to this Guarantee reasonably requested by the Majority Lenders evidencing the provisions of paragraph (a) above.

(c)        In this Clause 0:

(i)         “Most Favoured Lender Notice” means, in respect of any Additional Financial Covenant, a written notice to each of the Lenders delivered promptly, and in any event within thirty (30) days after the inclusion of such Additional Financial Covenant in the Other Facility Agreement, as applicable (including by way of amendment or other modification of any existing provision thereof), by an authorised officer of the obligor referring to the provisions of this Clause 0 and setting out a description of such Additional Financial Covenant (including any defined terms used therein) and related explanatory calculations, as applicable;

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(ii)        “Other Facility Agreement” means, with respect to any Financial Indebtedness, any  agreement and other documentation (including in relation to any amendments thereto) entered into in respect of such Financial Indebtedness (including any Existing Facility Agreement).

9.          GENERAL UNDERTAKINGS

The undertakings in this Clause 0 remain in force for the duration of the Facility Period.

9.1        No security

The Guarantor has not taken, and will not take without the prior written consent of the Security Agent (and then only on such terms and subject to such conditions as the Security Agent may impose), any security from any of the other Security Parties in connection with this Guarantee, and any security taken by the Guarantor notwithstanding this Clause 0 shall be held by the Guarantor in trust for the Finance Parties absolutely as a continuing security for the Guarantor Liabilities.

9.2        Hedging

The Guarantor shall not enter into any agreement relating to interest or currency exchange transactions which correspond to a notional amount which is greater than the Total Net Debt based on the consolidated financial statements of the Guarantor most recently provided to the Security Agent pursuant to Clause 0  (Financial Statements).

9.3        Facility Agreement undertakings

The Guarantor will observe and perform any and all covenants and undertakings in the Facility Agreement whose observance and performance by the Guarantor the Borrowers have undertaken to procure.

9.4        Further assurance

(a)        The Guarantor shall (and shall procure that each other Obligor shall) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)         to perfect any Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security Interest over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)        to confer on the Security Agent or confer on the Finance Parties an Security Interest over any property and assets of the Guarantor (or that other Obligor as the case may be) located in any jurisdiction equivalent or similar to the Security Interest intended to be conferred by or pursuant to the Security Documents; and/or

(iii)       to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents.

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(b)        The Guarantor shall (and shall procure that each other Obligor shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security Interest conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

10.        ADDITIONAL COVENANTS

10.1      Additional Security

(a)         Save as provided for in Clause 10.1(b), the Guarantor shall not (and shall procure that none of its Subsidiaries (other than Non-Recourse Subsidiaries) shall) from the Effective Date until 30 June 2018 create, nor permit to be created or subsist, any Security over any Unencumbered Vessel (or any earnings, insurances or requisition compensation in connection therewith) or the shares in or any Financial Indebtedness or other receivables owed by the relevant Unencumbered Vessel Owner without either:

(i)         the prior written consent of the Agent (acting on the instructions of the Majority Lenders) which consent the Agent shall have sole discretion to withhold; or

(ii)        the Security Agent being granted (for and on behalf of the Finance Parties) the same Security on a pari passu basis and in form and substance satisfactory to the Security Agent over any Unencumbered Vessel or Unencumbered Vessel Owner as additional Security for all of the Borrowers’ obligations under the Finance Documents subject to the entry into an intercreditor agreement with the relevant parties to the Consolidated Loan Agreement on terms and in form and substance satisfactory to the Finance Parties.

(b)         The Guarantor (or the relevant Subsidiaries) shall be entitled to create Security over the following as additional Security to secure its obligations under the Consolidated Loan Agreement:

(i)         each of m.v. “Genco Surprise” and m.v. “Genco Muse” and assets related to such vessels (each an “Exceptional Vessel”);

(ii)        any earnings, insurances and requisition compensation received solely in respect of those Exceptional Vessels~~.~~;

(iii)       the Equity Interests in the Subsidiaries owning each Exceptional Vessel;

(iv)       the bank accounts of the Subsidiaries owning each Exceptional Vessel; and

(v)        the proceeds of the foregoing.

10.2      Debt Service Reserve Account

The Guarantor shall procure that:

(a)         the balance standing to the credit of the Debt Service Account shall, at all times, be not less than the then applicable Interest Reserve Amount by making deposits into such account with the proceeds of Permitted Downstream Loans it has made to Holdco from time to time on and from the Effective Date; and

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(b)         no deposits may be made into the Debt Service Account other than with the proceeds of Permitted Downstream Loans it has made to Holdco from time to time on and from the Effective Date.

10.3      Restrictions on Guarantor / Subsidiaries

The Guarantor shall not, and shall procure that no Subsidiary (other than a Non-Recourse Subsidiary) shall either:

(a)         incur or allow to remain outstanding any Financial Indebtedness, other than Permitted Financial Indebtedness; or

(b)        make any new investment or acquisition of any kind which is not in the ordinary course of trading (provided that for the avoidance of doubt the purchase of any vessel or vessels or the acquisition of any interest in an entity (other than a Non-Recourse Subsidiary subject to the requirements of Clause 10.4) shall not be considered an investment or acquisition in the ordinary course of trading), unless:

(i)          if, prior to 31 December 2020, the Guarantor shall have obtained the prior written consent of the Agent (acting on the instructions of the Majority Lenders), which consent the Agent shall have sole discretion to withhold; or

(ii)        if on or after 31 December 2020:

(A)       the Guarantor shall have provided a Compliance Certificate to the Agent dated not more than 3 Business Days prior to the incurrence, investment or acquisition (as the case may be) evidencing that the Guarantor, the Borrowers and Holdco are in full compliance with Clause 8 of this Agreement, as tested at that relevant time;

(B)        the VTL Coverage is more than 140% as evidenced by Valuations delivered to the Agent at least 5 Business Days before such incurrence, investment or acquisition (as the case may be) provided that such Valuations were obtained not more than 20 Business Days prior to the incurrence, investment or acquisition (as the case may be);

(C)        no Default or Event of Default has occurred and is continuing at the time of such incurrence, investment or acquisition (as the case may be) or would result therefrom; and

(D)       (in respect of the acquisition of any vessel or vessels) not more than 50% of the cost of such acquisition shall be directly or indirectly funded with the proceeds of any Financial Indebtedness.

This Clause 10.3 does not apply to contributions by the Guarantor or any Subsidiary to the initial capital of Non-Recourse Subsidiaries in an amount not exceeding US$1,000 in aggregate for each Non-Recourse Subsidiary.

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10.4      Non-Recourse Subsidiaries

(a)         The Guarantor shall not (and shall procure that no Subsidiary, other than a Non-Recourse Subsidiary, shall):

(i)         invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Non-Recourse Subsidiary;

(ii)        transfer any assets or lend to or guarantee or given an indemnity for or give Security for the obligations of a Non-Recourse Subsidiary or maintain the solvency of or provided working capital to any Non-Recourse Subsidiary (or agree to do any of the foregoing); or

(iii)       provide any credit or other support whatsoever to any Non-Recourse Subsidiary,

(“Non-Recourse Support”).

(b)      Without prejudice to the obligations under Clause 10.3(a), paragraph (a) shall not apply to;

(i)         any Permitted Non-Recourse Subsidiary Loans; and

(ii)        any acquisition of or subscription for shares in, loans to or investments in Non-Recourse Subsidiaries by the Guarantor which have been funded solely with the net proceeds of an issue of shares (other than Disqualified Stock) of the Guarantor after the Effective Date (and excluding for the avoidance of doubt the Equity Raise Proceeds received through the Equity Raise).

(c)       The Guarantor shall ensure that:

(i)         Non-Recourse Subsidiaries shall only directly or indirectly acquire vessels on arm’s length terms (a “Permitted NRS Investment”) and shall not engage in any other business other than the ownership, operation and management of such vessels. Notwithstanding the foregoing, a Non-Recourse Subsidiary may not directly or indirectly acquire a vessel from a member of the Group (other than another Non-Recourse Subsidiary) unless each of the following additional conditions are also satisfied:

(A)        at the time of the acquisition, the VTL Coverage is more than 140%;

(B)        a fairness opinion based on desk top appraisals from an Approved Broker is provided to the Agent in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders); and

(C)        the vessel to be acquired is not a Vessel.

(ii)        all transactions between the Guarantor and its Subsidiaries (including Non-Recourse Subsidiaries) shall be on arm’s length terms (including, for the avoidance of doubt, the terms of any management agreements and access to contracts of employment for any vessel owned by a Non-Recourse Subsidiary);

(iii)       no Non-Recourse Subsidiary shall own, directly or indirectly, any interest in a Subsidiary other than a Non-Recourse Subsidiary;

(iv)       each Non-Recourse Subsidiary shall at all times be directly or indirectly wholly owned by the Guarantor; and

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(v)        no Default or Event of Default shall exist at the time of any acquisition of a vessel by a Non-Recourse Subsidiary pursuant to paragraph (i) above.

10.5      Existing Facility Agreements

(a)         Other than the incurrence of any Permitted Refinancing Indebtedness, the Guarantor will not, and will not permit any Subsidiary (other than Non-Recourse Subsidiaries) to amend, modify, refinance or replace any Existing Facility Agreement (or any Permitted Refinancing Indebtedness relating thereto) in a manner that would result in:

(i)         an increase of the principal amount outstanding under such Existing Facility Agreement;

(ii)        any required or mandatory repayment of any Financial Indebtedness thereunder prior to the scheduled maturity thereof (except scheduled amortisation in accordance with paragraph (iii) below, customary asset sales or change of control provisions substantially identical to, or less favourable to, the investors providing such Financial Indebtedness than, those applicable to the Facility or such Existing Facility Agreement);

(iii)       an increase in an amount of the required or mandatory prepayments (except amortisation in the amount of no greater than the amortisation profile of such Existing Facility Agreement on the date of incurrence thereof); and

(iv)       except to maintain collateral maintenance requirements set forth therein, the Guarantor or any Subsidiary of the Guarantor providing additional guarantees, credit support or Security to secure the obligations under such Existing Facility Agreement than such guarantees, credit support or Security in connection with such Existing Facility Agreement on the Effective Date (as defined in the Amendments and Restatement Agreement).

(b)        The Guarantor undertakes that it will not and will ensure that no other member of the Group shall refinance, in whole or in part, any Existing Facility Agreement other than by the incurrence of any Permitted Refinancing Indebtedness.

10.6      Dividends

(a)      Except for any Permitted Dividend (Parent Guarantor), the Guarantor shall not:

(i)         declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in Cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)        repay or distribute any dividend or share premium reserve; or

(iii)       redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

~~(c)~~(b)  This Clause 10.6 does not apply to:

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(i)         any distribution, dividend, or payment in respect of the Guarantor’s share capital (or any class of its share capital), if and only to the extent the same is exclusively made by way of an issue of non-redeemable shares; or

(ii)        any declaration of any of foregoing referred to in paragraph (i).

~~10.~~11.   PAYMENTS

~~10.1~~11.1 Payments to the Security Agent

On each date on which the Guarantor is required to make a payment under any Guarantor Security Document, the Guarantor shall make the same available to the Security Agent for value on the due date at the time and in such funds specified by the Security Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Security Agent, in each case, specifies.

~~10.2~~11.2 No set-off by Guarantor

All payments to be made by the Guarantor under any Guarantor Security Document shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

~~10.3~~11.3 Business Days

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

~~10.4~~11.4 Currency of payments

(a)        Subject to Clauses 0 and 0, US$ is the currency of account and payment for any sum due from the Guarantor under this Guarantee is payable in Dollars.

(b)        Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)        Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

~~10.5~~11.5 Tax gross-up

The clauses of the Facility Agreement numbered 12 (Tax Gross Up and Indemnities) and 15 (Mitigation by the Lenders) (in so far as that clause 15 applies to that clause 12) shall apply to this Guarantee as if they were incorporated into it with any necessary modifications.

~~11~~12.    SET-OFF

A Finance Party may set off any matured obligation due from the Guarantor under any Guarantor Security Document (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Guarantor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

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~~12.~~13.   CALCULATIONS AND CERTIFICATES

~~12.1~~13.1 Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by any relevant Finance Party are prima facie evidence of the matters to which they relate.

~~12.2~~13.2 Certificates and determinations

Any certification or determination by any relevant Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

~~12.3~~13.3 Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

~~13.~~14.   PARTIAL INVALIDITY

If, at any time, any provision of any Guarantor Security Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

~~14.~~15.   REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Guarantee and any other Guarantor Security Document are cumulative and not exclusive of any rights or remedies provided by law.

~~15.~~16.   MISCELLANEOUS PROVISIONS OF THE FACILITY AGREEMENT

The following clauses of the Facility Agreement apply to this Guarantee as if they were incorporated in this Guarantee with any necessary modifications:

clause 33 (Sharing among the Finance Parties);

clause 40 (Amendments and Waivers);

clause 41  (Confidentiality); and

clause 42 (Counterparts).

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~~16.~~17.     TRANSFERS

~~16.1~~17.1 Transfer by Security Agent

The Security Agent may transfer its rights and obligations under and in connection with this Guarantee to the same extent as it may do so under the Facility Agreement.

~~16.2~~17.2 Benefit of this Guarantee

This Guarantee shall enure to the benefit of the Finance Parties and their respective successors, transferees and assigns, as if each of the other Finance Parties had also been a party to this Guarantee.

~~17.~~18.     NOTICES

~~17.1~~18.1 Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Guarantee and any other Guarantor Security Document is:

(a)       in the case of the Guarantor,

Genco Shipping & Trading Limited

299 Park Avenue, 12th Floor, New York,

NY 10171

Fax no.: +1 646 443 8555

Email: finance@gencoshipping.com

Department/Officer: Apostolos Zafolias; and

(b)      in the case of the Security Agent,

Hayfin Services LLP

One Eagle Place

London, SW1Y 6AF,

England

Fax no.: +44 207 785 6829

Email: loanops@hayfin.com

Attention: Loan Operations

or any substitute address, fax number, or department or officer as the party may notify to the other by not less than five Business Days’ notice.

~~17.2~~18.2 Facility Agreement provisions The clauses of the Facility Agreement numbered 36.1 (Communications in writing), 36.3 (Delivery), 36.6  (Electronic communication) and 36.7 (English language) shall apply to any notice or demand under or in connection with this Guarantee.

~~18.~~19.     GOVERNING LAW

This Guarantee and any non-contractual obligations arising out of or in connection with it are governed by, and construed in accordance with, English law.

~~19.~~20.     ENFORCEMENT

~~19.1~~20.1 Jurisdiction of English courts

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(a)         The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee (including a dispute relating to the existence, validity or termination of this Guarantee or any non-contractual obligation arising out of or in connection with this Guarantee) (a “Dispute”).

(b)        The Guarantor agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly it will not argue to the contrary.

(c)        This Clause 0 is for the benefit of the Security Agent only. As a result, the Security Agent shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Security Agent may take concurrent proceedings in any number of jurisdictions.

~~19.2~~20.2  Service of process

(a)      Without prejudice to any other mode of service allowed under any relevant law, the Guarantor:

(i)         irrevocably appoints WFW Legal Services Limited currently of 15 Appold Street, London EC2A 2HB as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)        agrees that failure by a process agent to notify the Guarantor of the process will not invalidate the proceedings concerned.

(b)       If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process or terminates its appointment as agent for service of process, the Guarantor must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Security Agent. Failing this, the Security Agent may appoint another agent for this purpose.

THIS GUARANTEE has been entered into and delivered as a deed on the date stated at the beginning of this Guarantee.

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SCHEDULE 1
FORM OF COMPLIANCE CERTIFICATE

To:       [Security Agent]

From:   [Guarantor]

Dated:  [●]

Dear Sirs

Guarantee dated [●] 2015 between the Guarantor and the Security Agent in respect of a Facility Agreement dated [●] between various parties

1           We refer to the Guarantee. This is a Compliance Certificate. Terms defined in the Guarantee have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2           We confirm that: [Insert details of covenants to be certified]

3           We set out below calculations establishing the figures in paragraph 2:

[●]

4           [We confirm that no Default is continuing.]*

Signed:

	Director	Director

	of	of

	[Guarantor]	[Guarantor]

[insert applicable certification language]

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SCHEDULE 2
EXISTING FACILITY AGREEMENTS

1.    Loan agreement dated 8 October 2014 between, inter alios, Baltic Hornet Limited as borrower and ABN AMRO Capital USA LLC as agent and security agent (as amended, restated, supplemented, replaced or modified from time to time).

2.    Loan agreement dated 8 October 2014 between, inter alios, Baltic Wasp Limited as borrower and ABN AMRO Capital USA LLC as agent and security agent (as amended, restated, supplemented, replaced or modified from time to time).

3.    Consolidated Loan Agreement.

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SCHEDULE 3
EXECUTION PAGE

THE GUARANTOR

Signed and delivered	)
as a Deed	)
by GENCO SHIPPING & TRADING LIMITED	)
acting by	)

its duly authorised

in the presence of:

Name:
Address:

THE SECURITY AGENT

Signed and delivered	)
as a Deed	)
by HAYFIN SERVICES LLP	)
acting by	)

its duly authorised

in the presence of:

Name:
Address:

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EXECUTION PAGE

BORROWERS

Signed by Apostolos Zafolias	)
CFO_____________________ for and on behalf of	)	/s/ Apostolos Zafolias
GENCO CONSTANTINE LIMITED	)
In the presence of:- Peter Allen
/s/ Peter Allen

Signed by Apostolos Zafolias	)
CFO_____________________ for and on behalf of	)	/s/ Apostolos Zafolias
GENCO AUGUSTUS LIMITED	)

In the presence of:- Peter Allen
/s/ Peter Allen

Signed by Apostolos Zafolias	)
CFO_____________________ for and on behalf of	)	/s/ Apostolos Zafolias
GENCO LONDON LIMITED	)

In the presence of:- Peter Allen
/s/ Peter Allen

Signed by Apostolos Zafolias	)
CFO_____________________ for and on behalf of	)	/s/ Apostolos Zafolias
GENCO TITUS LIMITED	)

In the presence of:- Peter Allen
/s/ Peter Allen

Signed by Apostolos Zafolias	)
CFO_____________________ for and on behalf of	)	/s/ Apostolos Zafolias
GENCO TIBERIUS LIMITED	)

In the presence of:- Peter Allen
/s/ Peter Allen

Signed by Apostolos Zafolias	)
CFO_____________________ for and on behalf of	)	/s/ Apostolos Zafolias
GENCO HADRIAN LIMITED	)

In the presence of:- Peter Allen
/s/ Peter Allen

27

Signed by Apostolos Zafolias	)
CFO_____________________ for and on behalf of	)	/s/ Apostolos Zafolias
GENCO KNIGHT LIMITED	)

In the presence of:- Peter Allen
/s/ Peter Allen

Signed by Apostolos Zafolias	)
CFO_____________________ for and on behalf of	)	/s/ Apostolos Zafolias
GENCO BEAUTY LIMITED	)

In the presence of:- Peter Allen
/s/ Peter Allen

Signed by Apostolos Zafolias	)
CFO_____________________ for and on behalf of	)	/s/ Apostolos Zafolias
GENCO VIGOUR LIMITED	)

In the presence of:- Peter Allen
/s/ Peter Allen

Signed by Apostolos Zafolias	)
CFO_____________________ for and on behalf of	)	/s/ Apostolos Zafolias
GENCO PREDATOR LIMITED	)

In the presence of:- Peter Allen
/s/ Peter Allen

Signed by Apostolos Zafolias	)
CFO_____________________ for and on behalf of	)	/s/ Apostolos Zafolias
GENCO CAVALIER LLC	)

In the presence of:- Peter Allen
/s/ Peter Allen

Signed by Apostolos Zafolias	)
CFO_____________________ for and on behalf of	)	/s/ Apostolos Zafolias
GENCO CHAMPION LIMITED	)

In the presence of:- Peter Allen
/s/ Peter Allen

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Signed by Apostolos Zafolias	)
CFO_____________________ for and on behalf of	)	/s/ Apostolos Zafolias
GENCO CHARGER LIMITED	)

In the presence of:- Peter Allen
/s/ Peter Allen

HOLDCO

Signed by Apostolos Zafolias	)
CFO_____________________ for and on behalf of	)	/s/ Apostolos Zafolias
GENCO HOLDINGS LIMITED	)

In the presence of:- Peter Allen
/s/ Peter Allen

THE GUARANTOR

Signed by Apostolos Zafolias	)
CFO_____________________ for and on behalf of	)	/s/ Apostolos Zafolias
GENCO SHIPPING & TRADING LIMITED	)

In the presence of:- Peter Allen

ORIGINAL LENDERS
Carmen Ionescu
Signed by Authorised Signatory	)
_____________________ for and on behalf of	)	/s/ Carmen Ionescu
HAYFIN DLF LUXCO 3 SARL	)

In the presence of:-

Carmen Ionescu
Signed by Authorised Signatory
_____________________ for and on behalf of	)
HAYIN DLF (EUROPE) LUXCO 3 SARL	)	/s/ Carmen Ionescu
)
In the presence of:- Linda Crippa		/s/ Linda Crippa

Carmen Ionescu
Signed by Authorised Signatory
_____________________ for and on behalf of
HAYFIN ONYX LUXCO 3 SCA	)	/s/ Carmen Ionescu
)
In the presence of:- Linda Crippa	)

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Carmen Ionescu
Signed by Authorised Signatory
_____________________ for and on behalf of	)
HAYFIN OPAL LUXCO 3 SARL	)	/s/ Carmen Ionescu
)
In the presence of:- Linda Crippa		/s/ Linda Crippa

Signed by Nicola O’Regan
_______________________ for and on behalf of
HAYFIN OPAL III LP	)
	)	Nicola O’Regan
In the presence of:-)
Afsheen Khan		/s/ Afsheen Khan

Carmen Ionescu
Signed by Authorised Signatory
_____________________ for and on behalf of
HAYFIN REST LUXCO SARL	)
	)	/s/ Carmen Ionescu
In the presence of:- Linda Crippa	)	/s/ Linda Crippa

AGENT

Signed by Stephen Bourne	)
_______________________ for and on behalf of	)	/s/ Stephen Bourne
HAYFIN SERVICES LLP	)

In the presence of:-
Afsheen Khan		/s/ Afsheen Khan

30

SECURITY AGENT

Signed by Stephen Bourne	)
_______________________ for and on behalf of	)	/s/ Stephen Bourne
HAYFIN SERVICES LLP	)

In the presence of:-
Afsheen Khan		/s/ Afsheen Khan

31